As filed with the Securities and Exchange Commission on November 30, 2005.

Registration No. 811-5824

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 21

DOMINI SOCIAL TRUST

(Exact Name of Registrant as Specified in Charter)

536 Broadway, 7th Floor, New York, New York 10012

(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: 212-217-1100

Amy L. Domini

Domini Social Investments LLC

536 Broadway, 7th Floor

New York, New York 10012

(Name and Address of Agent for Service)

Copy To:

Roger P. Joseph, Esq.

Bingham McCutchen LLP

150 Federal Street

Boston, Massachusetts 02110

EXPLANATORY NOTE

Domini Social Trust (the "Master Trust"), formerly known as the Domini Social Index Portfolio, has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Domini Social Index Trust and the Domini European Social Equity Trust (the “Portfolios”), each a series of the Master Trust, are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolios.

PART A

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4. Investment Objective, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

INVESTMENT OBJECTIVE

The Domini Social Index Trust (the "Index Trust") seeks to provide its investors with long-term total return that matches the performance of the Domini 400 Social IndexSM (the "Index"), an index made up of the stocks of 400 companies selected using social and environmental criteria. The Index is composed primarily of large-cap U.S. companies.

The Domini European Social Equity Trust (the "European Equity Trust") seeks to provide its investors with long-term total return.

There can be no guarantee that the Index Trust and the European Equity Trust (each a “Portfolio” and collectively the “Portfolios”) will be able to achieve its investment objective. The investment objective of a Portfolio may be changed without the approval of that Portfolio's investors, but investors will be given notice at least 30 days before any change is implemented.

INVESTMENT STRATEGIES

Primary Investment Strategies

INDEX TRUST

The Index Trust seeks to match the composition of the Index as closely as possible. The Index Trust typically invests in all 400 stocks included in the Index, in approximately the same proportion as they are found in the Index. This is known as a full replication strategy.

The Index Trust has a policy to invest, under normal circumstances, at least 80% of its assets in securities of companies included in the Index and related investments with similar economic characteristics. The Portfolio will provide its investors with at least 60 days' prior notice of any change in this 80% policy.

The Index is composed primarily of large-cap U.S. companies (defined as companies with market capitalizations of over $10 billion.) As of September 30, 2005, 85% of the market value of the investments of the Index Trust was large cap companies.

Although an investor cannot invest directly in an index, an index mutual fund provides an investor the opportunity to invest in a portfolio that tracks an index.

EUROPEAN EQUITY TRUST

The European Equity Trust seeks to achieve its objective by investing primarily in stocks of European companies that meet a comprehensive set of social and environmental standards as applied by Domini Social Investments LLC ("Domini" or the "Manager"). The European Equity Trust may invest in companies of any capitalization but under normal market conditions will invest primarily in mid- to large- cap companies. Mid-cap companies include companies with market capitalizations of $2 billion to $10 billion and large-cap includes those companies with more than $10 billion of market capitalization. It is expected that at least 80% of the European Equity Trust’s assets will be invested in mid- to large-cap companies under normal market conditions. There is no requirement that every security that passes Domini's social and environmental standards be owned by the European Equity Trust.

               Subject to Domini’s social and environmental standards, the European Equity Trust's submanager will seek to add value using a diversified quantitative stock selection approach, while managing risk through portfolio construction. The European Equity Trust’s submanager will seek to invest in stocks it believes are undervalued by the market and whose technical and fundamental attributes are attractive. The European Equity Trust may invest in securities of both developed and emerging market countries. The European Equity Trust manages its portfolio sector concentration to the European stock market; consequently, the European Equity Trust may hold a large number of securities in a single sector (e.g., financials).

               The European Equity Trust has a non-fundamental policy to invest, under normal circumstances, at least 80% of its assets in equity securities and related investments of European companies. For purposes of this policy, European companies include (1) companies organized or domiciled within a European country; (2) companies having at least 50% of their assets in, or deriving 50% or more of their revenues or profits from, a European country; (3) European governments or supranational organizations and agencies or underlying instrumentalities of European governments or supranational organizations; and (4) issuers whose economic fortunes and risks are otherwise linked with a European market (as determined by the European Equity Trust’s submanager). For purposes of this policy, European countries include those countries represented by companies in the MSCI All Country Europe Index. While the European Equity Trust’s submanager expects that most of the securities held by the European Equity Trust will be traded in European securities markets, some could be traded outside the region. The European Equity Trust will give investors 60 days’ prior notice if it changes this 80% policy.

The Portfolios seek to hold the stocks of corporations that on balance contribute positively to the creation of a wealthy and healthy society. Corporations can make such positive contributions not only through their innovations and efficiencies in providing products and services, but also through strong corporate governance and communications with their stockowners, investments in their employees, the adoption of business practices that preserve and enhance the environment, and sensitivity to labor and other human rights issues.

The Portfolios seek to avoid securities and obligations of corporations that derive significant revenues from the manufacture of tobacco products or alcoholic beverages, derive significant revenues from the operation of gambling enterprises, or have a significant direct ownership share in, operate, or design nuclear power plants. The European Equity Trust also seeks to avoid investment in firearms manufacturers and major military contractors.

               The Manager reserves the right to alter these standards, or to add new standards at any time without investor approval.

PRIMARY RISKS

INDEX TRUST

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General.  There can be no guarantee that the Portfolio will be able to achieve its investment objective. The investment objective of the Portfolio may be changed without the approval of the Portfolio’s investors, but investors will be given notice at least 30 days before any change is implemented. Management currently has no intention to change the Portfolio’s investment objective.

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Market Risk.  The Portfolio's total return, like the stock market in general, will fluctuate widely. An investor could lose money by investing in the Portfolio over short or long periods of time. An investment in the Portfolio is not a bank deposit and is not insured or guaranteed.

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Large-Capitalization Companies.   Large-cap stocks tend to go through cycles when they do better, or worse, than other asset classes or the stock market overall. The performance of an investment will generally follow these market trends. Because the Index is weighted by market capitalization, a few large companies represent a relatively large percentage of the Index. Should the value of one or more of these stocks decline significantly, it could negatively affect the Portfolio's performance.

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Indexing.  The Portfolio will continue to invest in the Index, regardless of how the Index is performing. It will not shift its concentration from one industry to another, or from stocks to bonds or cash, in order to defend against a falling or stagnant stock market. If the Index is heavily weighted in a single industry or sector, the Portfolio will be heavily invested in that industry or sector, and as a result can be affected more positively or negatively by developments in that industry or sector than would be another mutual fund whose investments are not restricted to the securities in the Index. Also, the Portfolio's ability to match the performance of the Index may be affected by a number of factors, including Portfolio operating expenses and transaction costs, inflows and outflows of cash from the Portfolio, and imperfect correlation between the Portfolio's holdings and those in the Index.

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Socially Responsible Investing.  The Portfolio's investment portfolio is subject to multiple social and environmental criteria. As a result, Portfolio management may pass up opportunities to buy certain securities when it is otherwise advantageous to do so, or may sell certain securities for social or environmental reasons when it is otherwise disadvantageous to do so.

EUROPEAN EQUITY TRUST

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General.  There can be no guarantee that the European Equity Trust will be able to achieve its investment objective. The investment objective of the European Equity Trust may be changed without the approval of the European Equity Trust’s investors, but investors will be given notice at least 30 days before any change is implemented. Management currently has no intention to change the European Equity Trust’s investment objective.

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Stock Market Risk.  The European Equity Trust's total return, like the stock market in general, will fluctuate widely. An investor could lose money by investing in the European Equity Trust over short or long periods of time. An investment in the European Equity Trust is not a bank deposit and is not insured or guaranteed.

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Foreign Investing Risk. Investing in European securities may represent a greater degree of risk than investing in U.S. securities due to political, social, and economic developments abroad, such as political upheaval or financial troubles. Additionally, there is risk resulting from the differences between the regulations to which U.S. and European issuers and markets are subject, such as accounting, auditing, and financial reporting standards and practices, and the degree of government oversight and supervision. These factors can make foreign investments more volatile and potentially less liquid than U.S. investments. In addition, foreign markets can perform differently from the U.S. market.

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Currency Risk. Fluctuations between the U.S. dollar and foreign currencies could negatively affect the value of the European Equity Trust’s investments in the event of an unfavorable change in the currency exchange rates.

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Country Risk. Although the European Equity Trust expects to diversify its investments primarily among various European countries, it may hold a large number of securities in a single country. If the European Equity Trust concentrates its investments in a particular country, it assumes the risk that economic, political, and social conditions in that country will have a significant impact on European Equity Trust performance.

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Geographic Concentration Risk. The European Equity Trust will be largely invested in companies based in Europe. Market changes or other factors affecting the region, including political instability and unpredictable economic conditions, could have a significant impact on the European Equity Trust due to its regional concentration.

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Mid- to Large-Cap Companies. Under normal market conditions, the European Equity Trust will invest primarily in the stocks of mid- to large-cap companies based in Europe. Mid-cap and large-cap stocks tend to go through cycles when they do better, or worse, than other asset classes and each other or the stock market overall. The performance of an investment will generally follow these market trends.

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Sector Concentration Risk. The European stock market may be concentrated in specific sectors at varying times. Since the European Equity Trust manages its portfolio sector concentration to the European stock market, the European Equity Trust may hold a large number of securities in a single sector (e.g., financials). If the European Equity Trust holds a large number of securities in a single sector, its performance will be tied closely to and affected by the performance of that sector.

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Emerging Markets Risk. The securities markets of Eastern European and other emerging countries are less liquid, are subject to greater price volatility, have smaller market capitalizations, have less government regulation, and are not subject to as extensive and frequent accounting, financial, and other reporting requirements as the securities markets of more developed countries. Further, investment in equity securities of issuers located in emerging countries involves risk of loss resulting from problems in share registration and custody and substantial economic and political disruptions. These risks are not normally associated with investments in more developed countries.

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Socially Responsible Investing. The European Equity Trust’s portfolio is subject to multiple social and environmental standards. As a result, European Equity Trust management may pass up opportunities to buy certain securities when it is otherwise advantageous to do so, or may sell certain securities for social or environmental reasons when it is otherwise disadvantageous to do so. If the Manager determines that a security held by the European Equity Trust no longer meets Domini’s social and environmental standards, it will be removed from the European Equity Trust’s portfolio within 90 days after such determination, under normal circumstances.

Socially Responsible Investing

In addition to traditional financial considerations, socially responsible investors factor social and environmental standards into their investment decisions. They believe that this helps to encourage greater corporate responsibility, and may also help to identify companies that have enlightened management able to serve the challenges of long-term broad-based wealth creation in society. In the course of seeking financial gain for themselves, socially responsible investors look for opportunities to use their investments to create a more sustainable world.

Typically, socially responsible investors seek to invest in corporations and other issuers with positive qualities, such as a responsible environmental record or strong employee relations. They seek to avoid companies that manufacture products, or employ practices, that they believe have harmful effects on society or the natural environment.

At Domini, in addition to applying social and environmental standards to all of our investments, we work with companies to improve their social and environmental performance through dialogue with corporations on these issues when appropriate. In addition, we vote company proxies in a manner consistent with our social, environmental and corporate governance standards.

A socially responsible equity fund can have an impact on corporate behavior by applying social and environmental standards to its holdings, through proxy voting, dialogue with management, and by filing shareholder resolutions.

The Social and Environmental Criteria Applied to the Portfolios

Corporations

The Portfolios focus on the concept of long-term, broad-based, societal wealth creation as a primary theme driving their investment decisions. In order to judge the suitability of an investment, the overall potential of the entity to create broad-based societal wealth is evaluated, balancing positive and negative factors as they relate to the company’s core business and the vision and strategy of management on social and environmental issues.

               Each Portfolio seeks to avoid securities and obligations of corporations that derive significant revenues from the manufacture of tobacco products or alcoholic beverages, derive significant revenues from the operation of gambling enterprises, or have a significant direct ownership share in, operate, or design nuclear power plants. Each Portfolio also seeks to avoid investment in firearms manufacturers and major military contractors.

               Once a company has passed the set of exclusionary standards described above, it is subject to a range of qualitative factors designed to measure the quality of its relations with its various stakeholders, including employees, consumers, communities, and the natural environment.

               Domini considers the following factors when evaluating companies for possible investment and may exclude companies based on poor performance in these areas:

•	Community and Corporate Citizenship
•	Corporate Governance
•	Employee Relations and Diversity
•	Environment and Sustainability
•	Labor and Other Human Rights
•	Product and Consumer Issues

               The social and environmental standards used to select each Portfolio’s investments are designed to reflect many of those widely used by socially responsible investors. However, an investor may find that some companies in which a Portfolio invests do not reflect its social or environmental standards. An investor may wish to review a list of the companies in a Portfolio’s portfolio to decide if they meet its personal standards. To obtain portfolio holdings information, please refer to "Additional Investment Strategies, Risk, and Portfolio Holdings Information."

               No company is a perfect model of social or environmental responsibility. Each year, the Index Trust and the European Equity Trust will seek to raise issues of social and environmental performance with corporate management. Various barriers, including regulatory, geographic, and language barriers, may impair their ability to use its influence effectively.

               Domini may, at its discretion, choose to apply additional standards, or to modify the application of the standards listed above, to a Portfolio, at any time, without investor approval. This will impact investments held by a Portfolio, and may cause certain companies or industries to be dropped from or added to the Portfolio’s portfolio. In addition, Domini reserves the right to vary the application of these standards to a Portfolio, depending, for example, on such factors as asset class, market capitalization, investment style, access to quality data on an issuer’s social or environmental performance, and cultural factors that may vary by region or country.

ADDITIONAL INVESTMENT STRATEGIES, RISK, AND PORTFOLIO HOLDINGS INFORMATION

INDEX TRUST

The Index Trust uses a passive investment strategy. This means that the Index Trust purchases, holds, and sells stocks based on the composition of the Domini 400 Social IndexSM rather than on a manager's judgment as to the direction of the market or the merits of any particular stock.

Unlike index funds, actively managed equity funds buy and sell stocks based on the fund manager's opinion of the financial outlook of segments of the stock market and certain companies in particular. Because index funds use a passive strategy, changes in the portfolio manager generally have less impact on fund performance.

The Domini 400 Social IndexSM

The Domini 400 Social IndexSM was the first index constructed according to social and environmental criteria. It was created and launched in May 1990 by the social research firm of KLD Research & Analytics, Inc. ("KLD") in order to serve as a benchmark for socially responsible investors and to determine how the application of social and environmental criteria affects financial performance. The Portfolio was launched in 1991 to provide investors with an opportunity to invest in a portfolio based on the Index. It is composed of the common stocks of 400 companies selected according to a broad range of social and environmental criteria.

To construct the Index, KLD first applied to the Standard & Poor’s 500 Index (the “S&P 500”) a number of traditional social screens. Roughly half of the S&P 500 companies qualified for the Index in this initial screening process. Approximately 150 non-S&P 500 companies were then added with two goals in mind. One goal was to obtain a broad representation of industries, so that the Index would more accurately reflect the market available to the socially responsible investor. Another goal was to identify companies that are particularly strong models of corporate behavior. A variety of financial factors, such as solvency, industry and sector diversification, and market capitalization, are also considered in evaluating companies for addition to the Index.

The Index is maintained using a "buy and hold" strategy. Generally speaking, this means that companies that are in the Index stay in the Index for a long time. A company will not be removed because its stock has not been performing well unless in KLD's opinion the company is no longer financially viable. Sometimes a company is removed from the Index because it has been acquired by another company. Sometimes a company may split into two companies and only one of the surviving companies is selected to stay in the Index (because the Index is maintained to consist of exactly 400 companies at all times).

Occasionally, a company may also be removed from the Index because its social profile has deteriorated or due to its inadequate response to a significant controversy. When a company is removed from the Index, it is replaced with another company. In the selection process, among other factors, KLD considers the size of the company, the industry it is in, and its social profile.

Market-Capitalization Weighted Portfolio

Like the S&P 500, the Domini 400 Social IndexSM is "market capitalization-weighted." Market capitalization is a measure of the value of a publicly traded company. The Index and the S&P 500 calculate market capitalization on a “float-adjusted basis.” This means that only the shares of the company stock that are readily available in the public market are used to calculate a company’s market capitalization. Shares that are closely held by other publicly traded companies, control groups, or government agencies are excluded from the calculation.

The Index Trust's investment portfolio is also market capitalization-weighted. For example, assume that the total market value of Company A's shares is twice the total market value of Company B's shares. The Index Trust's portfolio is structured so that its investment in Company A will be twice the value of its investment in Company B. The Index Trust's top ten holdings therefore are simply the ten companies with the highest market value in the Index.

Because it seeks to duplicate the Index as closely as possible, the Index Trust will normally attempt to have a correlation between the weightings of the stocks it holds in its portfolio and the weightings of the stocks in the Index of 0.95 or better. (A figure of 1.0 would indicate a perfect correlation.) Adjustments to the Portfolio’s portfolio are made in anticipation of or to correspond with changes to the companies or the weights of the companies included in the Index.

Turnover Rate

The average annual portfolio turnover rate for all domestic stock funds is 89%*

The annual portfolio turnover rates of the Index Trust for the fiscal years ended July 31, 2003, 2004, and 2005 were 8%, 8% and 9%, respectively. (There is no guarantee that this turnover will not be higher in the future).

A 100% portfolio turnover rate would occur if a fund sold and replaced securities valued at 100% of its net assets within a one-year period.

*As of 9/30/05; taken from Morningstar PrincipiaPro.

EUROPEAN EQUITY TRUST

The European Equity Trust provides shareholders with exposure to a core portfolio of companies based in Europe selected according to a balancing of multiple social and environmental standards.

Use of Options, Futures, and Other Derivatives

Although it is not a principal investment strategy, the European Equity Trust may purchase and sell options, enter into futures contracts, and/or utilize other derivative contracts and securities with respect to stocks, bonds, groups of securities (such as financial indexes), foreign currencies, interest rates, or inflation indexes. The European Equity Trust may also utilize derivative instruments, such as equity-linked securities, to gain exposure to certain emerging markets. These techniques, which are incidental to the European Equity Trust’s primary strategy, permit the European Equity Trust to gain exposure to a particular security, group of securities, currency, interest rate, or index, and thereby have the potential for the European Equity Trust to earn returns that are similar to those that would be earned by direct investments in those securities or instruments.

These techniques are also used to manage risk by hedging the European Equity Trust’s portfolio investments. Hedging techniques may not always be available to the European Equity Trust, and it may not always be feasible for the European Equity Trust to use hedging techniques even when they are available.

Derivatives have risks, however. If the issuer of the derivative instrument does not pay the amount due, the European Equity Trust could lose money on the instrument. In addition, the underlying security or investment on which the derivative is based, or the derivative itself, may not perform the way the submanager expected. As a result, the use of these techniques may result in losses to the European Equity Trust or increase volatility in the European Equity Trust’s performance. Some derivatives are sophisticated instruments that typically involve a small investment of cash relative to the magnitude of risks assumed. Derivative securities are subject to market risk, which could be significant for those that have a leveraging effect.

Turnover Rate

               The annual portfolio turnover rate for the European Equity Trust is expected to be within a range of 70% to 110%. The sale of securities may produce capital gains, which may be taxable to the European Equity Trust’s investors. Active trading may result in increased transaction costs.

GENERAL (INVESTMENT STRATEGIES AND RISKS INFORMATION THAT APPLIES TO EACH PORTFOLIO)

Cash Reserves

Although each Portfolio seeks to be fully invested at all times, each Portfolio keeps a small percentage of its assets in cash or cash equivalents. These reserves provide each Portfolio with flexibility to meet redemptions and expenses, and to readjust its portfolio holdings. Each Portfolio may hold these cash reserves uninvested or may invest them in high quality, short-term debt securities issued by agencies or instrumentalities of the U.S. government, bankers' acceptances, commercial paper, certificates of deposit, bank deposits or repurchase agreements. The issuers of these securities must satisfy certain social and environmental standards as applied by the Manager.

Illiquid Securities

Each Portfolio may not invest more than 15% of its net assets in illiquid securities, which may be difficult to value properly and may involve greater risks than liquid securities. Illiquid securities include those legally restricted as to resale, and may include commercial paper issued pursuant to Section 4(2) of the Securities Act of 1933 and securities eligible for resale pursuant to Rule 144A thereunder. Certain Section 4(2) and Rule 144A securities may be treated as liquid securities if the Manager determines that such treatment is warranted. Even if determined to be liquid, holdings of these securities may increase the level of Portfolio illiquidity if eligible buyers become uninterested in purchasing them.

Temporary Investments

Each Portfolio may temporarily use a different investment strategy for defensive purposes in response to extraordinary market conditions, economic factors, or other occurrences. This may adversely affect a Portfolio's performance. Investors should note, however, that the Portfolios may decide not to use a different investment strategy for defensive purposes in the future — even in the event of deteriorating market conditions.

Securities Lending

Consistent with applicable regulatory policies, including those of the Board of Governors of the Federal Reserve System and the SEC, each Portfolio may make loans of its securities to member banks of the Federal Reserve System and to broker-dealers. These loans would be required to be secured continuously by collateral consisting of securities, cash, or cash equivalents maintained on a current basis at an amount at least equal to the market value of the securities loaned. A Portfolio would have the right to terminate a loan and obtain the securities loaned at any time on three days' notice. During the existence of a loan, the Portfolio would continue to collect the equivalent of the dividends paid by the issuer on the securities loaned and would also receive interest on investment of cash collateral. A Portfolio may pay finder's and other fees in connection with securities loans. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

Portfolio Holdings Information

A description of the Master Trust’s policies and procedures with respect to the disclosure of the Portfolios’ investment portfolio securities is available in Part B of this Registration Statement and at www.domini.com. Currently, disclosure of the Portfolios’ holdings is required to be made quarterly within 60 days of the end of each fiscal quarter (currently, each January 31, April 30, July 31, and October 31) in the Annual and Semi-Annual Reports to Portfolio investors and in the quarterly holdings report on Form N-Q. To obtain copies of Annual and Semi-Annual Reports, free of charge, call 1-800-582-6757. Each Annual, Semi-Annual and Quarterly Report is available at www.domini.com and on the EDGAR database on the SEC’s website, www.sec.gov.

In addition, Domini’s website contains information about each Portfolio’s complete portfolio holdings, including, as applicable, the security description, the ticker symbol, the security identification number, price per share, par value, interest rate, maturity date, market value, and percentage of total investments updated as of the end of the most recent calendar quarter (i.e., each March 31, June 30, September 30, and December 31). This information is on the website with a lag of at least 30 days and will be available until updated for the next calendar quarter. During the first calendar quarter of a Portfolio’s operations and for 30 days thereafter, Domini’s website may also contain portfolio holdings information with respect to a Portfolio as of 5 business days after commencement of operations, or any later date in such calendar quarter with a lag, in each case, of at least 7 business days. Such information is limited to descriptions of the securities held by the Portfolio and the identification numbers and/or ticker symbols for such securities. To find this information, please visit www.domini.com.

The Portfolios are not required to use every investment technique or strategy listed in this Part A or in Part B to this Registration Statement.

For Additional Information about the Portfolios' investment strategies and risks, see Part B to this Registration Statement.

Item 5. Management, Organization, and Capital Structure.

INVESTMENT MANAGERS

Investment Manager

Domini Social Investments LLC ("Domini" or the "Manager"), 536 Broadway, 7th Floor, New York, New York 10012, has been managing money since November 1997. As of September 30, 2005, Domini managed more than $18 billion in assets for individual and institutional investors who are working to create positive change in society by using social and environmental criteria in their investment decisions. Domini provides the Portfolios with investment supervisory services, overall operational support, and administrative services for the Trust.

The Index Trust uses a passive investment strategy. This means that the Index Trust purchases, holds, and sells stocks based on the composition of the Domini 400 Social Index rather than on a manager’s judgment as to the direction of the market or the merits of any particular stock.

The European Equity Trust uses a quantitative stock selection approach. Domini sets the social and environmental standards for the European Equity Trust and determines which stocks meet these standards.

               The social investment research team at Domini comprises Steven Lydenberg, Jeff MacDonagh, and Kimberly Gladman.

               Steven Lydenberg, CFA, is chief investment officer of Domini and vice president of the Domini Funds. His responsibilities as chief investment officer include development and oversight of Domini’s social investment policies and standards. He has been active in social research since 1975. Mr. Lydenberg was a founder of KLD Research & Analytics, Inc., served as its research director from 1990 to 2001, and served on KLD’s Domini 400 Social IndexSM Committee from 2001 through March 31, 2005. From 1987 to 1989, he was an associate with Franklin Research and Development Corporation (now known as Trillium Asset Management). For 12 years he worked with the Council on Economic Priorities, ultimately as director of corporate accountability research. Mr. Lydenberg holds a B.A. in English from Columbia College and an M.F.A. in theater arts from Cornell University, and holds the Chartered Financial Analyst designation.

               Jeff MacDonagh, CFA, is the senior research analyst responsible for the application of the European Equity Trust's social and environmental standards and is responsible for oversight of the research team and its processes. Mr. MacDonagh was an assistant portfolio manager at Loring, Wolcott & Coolidge Fiduciary Advisors from 2003 through June 2005. His responsibilities included portfolio management, screening for social investments, proxy voting, and community development investing. From 2000 to 2003, he was a social investment researcher at KLD Research & Analytics, Inc. Mr. MacDonagh holds a B.S. in mathematics, physics, and philosophy from the University of Wisconsin-Madison, and an M.S. in technology policy and an M.S. in environmental planning from the Massachusetts Institute of Technology. He holds the Chartered Financial Analyst designation.

Kimberly Gladman, Ph.D., is the associate research analyst responsible for the application of the European Equity Trust's social and environmental standards. Dr. Gladman previously worked in Domini’s Shareholder Advocacy department, where she engaged companies on a range of social and environmental issues through shareholder resolution filings and direct dialogue. Before joining Domini in 2001, she had an academic career, focused on interdisciplinary teaching and research. She holds a B.A. in literature from Yale University and a Ph.D. in comparative literature from New York University.

In addition to the social investment research team, Domini may use an investment committee whose responsibilities include selective review of the social and environmental performance of current and prospective investments. The investment committee may include members of the investment research team, as well as other Domini employees.

Investment Submanagers

INDEX TRUST

SSgA Funds Management, Inc. ("SSgA"), with its main offices at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, provides investment submanagement services to the Index Trust pursuant to a Submanagement Agreement with Domini. SSgA had approximately $101 billion in assets under management as of September 30, 2005, including $3.3 billion in assets for which SSgA acts as a submanager. SSgA and its affiliated companies managed over $669 billion in index fund assets and approximately $100 billion in socially responsible assets as of September 30, 2005. SSgA implements the daily transactions necessary to maintain the proper correlation between the Index Trust's investment portfolio and the Domini 400 Social

Index.SM SSgA does not determine the composition of the Index. The Index's composition is determined by KLD Research & Analytics, Inc.

The Index Trust is submanaged by a team of investment professionals from SSgA’s Global Structured Products Group including David Chin, Heather McGoldrick, Michael Feehily, Karl Schneider and James May. Each member of the team is jointly and primarily responsible for the day-to-day management of the Index Trust.

David Chin has been a principal of SSgA and State Street Global Advisors since he joined State Street in 1999. He is responsible for managing both U.S. and International funds. Prior to joining State Street Global Advisors, Mr. Chin was a product analyst in the Analytical Services Group at Frank Russell Company. He has been working in the investment management field since 1992.

Heather McGoldrick has been a principal of SSgA and State Street Global Advisors since she joined State Street in 1991. Prior to assuming portfolio management responsibilities in 2003, Ms. McGoldrick was also a Product Engineer at SSgA. Her responsibilities include portfolio management, product development and research.

Michael Feehily, CFA, has been a principal of SSgA and State Street Global Advisors since he joined State Street in 1992. He is head of the U.S. equity Team within the Global Structured Products Team. Mr. Feehily is responsible for overseeing the management of all U.S. equity index funds for State Street Global Advisors.

Karl Schneider has been a principal of SSgA and State Street Global Advisors since he joined State Street in 1996. He manages a variety of the firm’s domestic and international passive funds.

James May, CFA, has been a principal of SSgA and State Street Global Advisors since he joined State Street in 1991. He manages a variety of portfolios benchmarked to indexes including MSCI, Standard & Poor’s and Russell.

Mr. Chin, Mr. Feehily, Mr. Schneider and Mr. May have served on the portfolio management team for the Index Trust since 2000. Ms. McGoldrick has served on the team since 2003.

Part B to this Registration Statement contains additional information about the compensation of these investment professionals, other accounts managed by these investment professionals, and their ownership of the securities of the Index Trust.

For the services Domini and SSgA provided to the Index Trust during the fiscal year ended July 31, 2005, they received a total of 0.20% of the average daily net assets of the Index Trust, after waivers. A discussion regarding the basis of the Board of Trustees’ approval of the continuance of the Index Trust’s Management and Submanagement Agreements with Domini and SSgA, respectively, is available in the Index Trust’s annual report to shareholders for the fiscal year ended July 31, 2005.

EUROPEAN EQUITY TRUST

               Wellington Management Company, LLP ("Wellington Management"), with its main offices at 75 State Street, Boston, MA 02109, provides investment submanagement services to the European Equity Trust pursuant to a Submanagement Agreement with Domini. Wellington Management had approximately $511 billion in assets under management as of September 30, 2005, including $243 billion in assets for which Wellington Management acts as a submanager.

               Wellington Management buys and sells stocks that Domini determines meet the European Equity Trust's social and environmental standards using a quantitative stock selection approach within a risk-managed portfolio construction framework. The quantitative stock selection approach incorporates a diverse set of strategies based on fundamental and technical inputs. The models incorporate value and momentum as primary investment themes.

               Sylvia S. Han, CFA, a vice president of Wellington Management, has been the portfolio manager responsible for the management of the European Equity Trust since 2005. Doris T. Dwyer, a vice president of Wellington Management, has provided portfolio management and securities analysis services to the European Equity Trust since 2005. Ms. Han joined the firm as an investment professional in 1990. Ms. Han has served as a quantitative research analyst since 1996 and began serving as a portfolio manager in 2005. Ms. Dwyer joined the firm as a portfolio manager in 1998. Part B to this Registration Statement contains additional information about the compensation of these investment professionals, other accounts managed by these investment professionals, and their ownership of the securities of the European Equity Trust.

For the services Domini and Wellington Management will provide to the European Equity Trust during the fiscal year ended July 31, 2006, it is estimated that they will receive a total of 0.71% of the average daily net assets of the European Equity Trust, after waivers. A discussion regarding the basis of the Board of Trustees’ approval of the European Equity Trust’s Management and Submanagement Agreements with Domini and Wellington Management, respectively, is available in Part B of this Registration Statement.

CAPITAL STOCK

Investments in a Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. Each Portfolio is not required and has no current intention to hold annual meetings of investors, but each Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Each Portfolio is a series of the Master Trust. The Master Trust is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the applicable Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in a Portfolio (e.g., other investment companies, insurance company separate accounts, and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in a Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Item 6. Investor Information.

HOW NET ASSET VALUE IS CALCULATED

The net asset value of each Portfolio is determined each day on which the New York Stock Exchange (the "NYSE") is open for trading ("Portfolio Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act")). This determination is made once during each Portfolio Business Day as of the close of regular trading of the NYSE, normally 4 pm, Eastern Time. All the net income of each Portfolio, as described below, is allocated pro rata among the investors in the applicable Portfolio at the time of such determination. For this purpose, the net income of a Portfolio (from the time of the immediately preceding determination thereof) shall consist of (a) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (b) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

Securities listed or traded on national securities exchanges are valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price which represents the current value of the security. Securities listed on the NASDAQ National Market System are valued using the NASDAQ Official Closing Price (the "NOCP"). If an NOCP is not available for a security listed on the NASDAQ National Market System, the security will be valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price. Options and futures contracts are normally valued at the settlement price on the exchange on which they are traded.

Securities that are primarily traded on foreign exchanges generally are valued at the closing price of such securities on their respective exchanges, except that if Domini, SSgA or Wellington Management, as applicable, is of the opinion that such price would result in an inappropriate value for a security, including as a result of an occurrence subsequent to the time a value was so established, then the fair value of that security may be determined by consideration of other factors by or under the direction of the Board of Trustees of the Master Trust or its delegates. In valuing assets, prices denominated in foreign currencies are converted to U.S. dollar equivalents at the current exchange rate.

Bonds and other fixed income securities (other than short-term obligations) are valued on the basis of valuations furnished by independent pricing services, use of which has been approved by the Board of Trustees of the Master Trust. In making such valuations, the pricing services utilize both dealer supplied valuations and electronic data processing techniques which take into account appropriate factors such as institutional size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data, without exclusive reliance upon quoted prices or exchange or over the counter prices, since such valuations are believed to reflect more accurately the fair value of such securities.

Short-term obligations with remaining maturities of less than 60 days are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Master Trust. Amortized cost involves valuing an instrument at its original cost to a Portfolio and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations held by a Portfolio is determined on the basis of interest accrued less amortization of premium.

All other securities and other assets of a Portfolio for which market quotations are determined to be not readily available will be valued using fair value procedures established by and under the supervision of the Master Trust's Board of Trustees. The frequency with which a Portfolio’s investments will be valued using fair value pricing is primarily a function of the types of securities and other assets in which the Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by extreme market conditions; (vii) a security affected by currency controls or restrictions; and (viii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Portfolio’s net asset value is computed and that may materially affect the value of the Portfolio’s investments). Examples of events that may be "significant events" are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which a Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (a) the fundamental analytical data relating to the investment, (b) the nature and duration of restrictions on disposition of the securities, and (c) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

Valuing the Portfolios’ investments using fair value pricing will result in using prices for those investments that may differ from current market prices. In addition, fair value pricing could have the benefit of reducing potential arbitrage opportunities presented by a lag between a change in the value of the Portfolio’s investments and the reflection of that change in the Portfolio’s net asset value.

Please note that the European Equity Trust holds securities that are primarily listed on foreign exchanges that may trade on weekends or other days when the European Equity Trust does not calculate its net asset value. Therefore, the value of the securities held by the European Equity Trust may change on days when investors will not be able to invest in, or withdraw an investment from, the European Equity Trust.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIOS

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in a Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of each Portfolio is determined on each Portfolio Business Day.

Since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account at Investors Bank & Trust Company by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Subject to limitations of the 1940 Act, the Portfolios may accept securities in exchange for a beneficial interest or an increase in a beneficial interest, as the case may be. A Portfolio will not accept such a security unless (a) the security is consistent with the investment objective and policies of the Portfolio and (b) the security is deemed acceptable by the Portfolio's Manager and Submanager. Securities offered in exchange for purchases will be valued in accordance with the usual valuation procedure for the Portfolio.

An investor in a Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or to the extent otherwise permitted by the 1940 Act, or if an emergency exists.

FREQUENT PURCHASES AND REDEMPTIONS OF BENEFICIAL INTERESTS

               The Portfolios are long-term investments. Market timers, who buy and sell rapidly in the hopes of making a short-term profit, drive up costs for all other investors, including long-term investors who do not generate these costs. Market timers can disrupt portfolio investment strategies, for example by causing a portfolio manager to sell securities to meet a redemption request when the manager might otherwise have continued to hold the securities, and may increase a Portfolio’s transaction costs, such as brokerage expenses. The European Equity Trust may be more susceptible to market timing by investors seeking to take advantage of time zone arbitrage opportunities when events affecting the value of the European Equity Trust’s portfolio occur after the close of the overseas markets but prior to the close of the U.S. market and the calculation of the European Equity Trust’s NAV. Do not invest with the Portfolios if you are a market timer.

               The Master Trust’s Board of Trustees has approved methods for the fair valuation of securities held in the Portfolios in an effort to deter market timing activities. Please see "How Net Asset Value is Calculated" for more information.

               In addition, the Master Trust’s Board of Trustees has adopted policies and procedures that are designed to discourage and detect excessive trading and market timing activities. These policies and procedures provide that Domini reviews transactions in excess of specific limits each day in order to monitor trading activity. If Domini suspects a pattern of market timing, we may reject the transaction, close the account, and/or suspend or terminate the broker to prevent any future activity. The Portfolios do not maintain any arrangements to permit excessive trading or market timing activities.

               Omnibus account arrangements permit financial intermediaries such as brokers and retirement plan administrators to aggregate their clients’ transactions. Investors in the Portfolios may not be able to review transactions of any particular shareholder if that shareholder holds shares of the investor through an omnibus account. The Portfolios encourage intermediaries that maintain omnibus accounts and retirement plan administrators to develop systems to impose the mutual fund redemption fees (if any) imposed by investors in the Portfolios and improve transparency. Financial intermediaries with omnibus account arrangements may apply purchase and exchange limitations which are different than the limitations discussed above. These limitations may be more or less restrictive than the limitations imposed by the Portfolios, but in any event are designed to detect and prevent excessive trading. Consult with your financial intermediary to determine what purchase and exchange limitations may be applicable to your transactions in the Portfolios. Because the Portfolios or an investor in the Portfolios may not be able to detect all instances of market timing, particularly in omnibus accounts, there is no guarantee that the Portfolios will be able to deter or eliminate market timing or excessive trading of beneficial interests in the Portfolios (either directly or through an investor in the Portfolios).

TAX MATTERS

Each Portfolio expects to be treated as a partnership, rather than an association taxable as a corporation, for U.S. federal income tax purposes. Accordingly, under the anticipated method of operation of the Portfolios, the Portfolios should not be subject to any federal income tax and distributions from a Portfolio should not generate any taxable gain to an investor except to the extent that distributions of cash exceed the investor's tax basis in its interest in that Portfolio. However, each investor in a Portfolio will have to take into account its share (as determined in accordance with the applicable Portfolio's governing instruments) of the Portfolio's ordinary income, gains, losses, deductions, credits, and other items in determining its income tax liability, without regard to whether it has received any distributions from the Portfolio.

Each Portfolio also expects that investors that seek to qualify as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), will be able to look to their proportionate share of the assets and gross income of the applicable Portfolio for purposes of determining their compliance with the requirements applicable to such companies. It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio.

The foregoing tax discussion is only for an investor's general information, and it does not take into account any special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisors regarding the tax consequences in its circumstances of an investment in a Portfolio, as well as any state, local, or foreign tax consequence to them of investing in a Portfolio.

Item 7. Distribution Arrangements.

The exclusive placement agent for the Portfolios is DSIL Investment Services LLC ("DSILD"), 536 Broadway, 7th Floor, New York, New York 10012. DSILD receives no compensation for serving as the exclusive placement agent for the European Equity Trust.

PART B

Item 9. Cover Page and Table of Contents.

This Part B sets forth information with respect to Domini Index Trust (the “Index Trust”) and Domini European Social Equity Trust (the "European Equity Trust" and, collectively with the Index Trust, the “Portfolios”), each a series of Domini Social Trust (the "Master Trust"), an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). This Part B includes information that is not necessarily included in Part A to the Registration Statement for the Master Trust and should be used in conjunction with Part A. An investor may obtain a copy of Part A to the Registration Statement by contacting Domini Social Investments at 800-217-0017. This Part B incorporates by reference the financial statements described under Item 21. These financial statements can be found in the Master Trust's Annual Report and Semi-Annual Report to Investors. The European Equity Trust is newly created and has not yet issued any financial statements. The date of this Part B and Part A to the Registration Statement for the European Equity Trust is November 30, 2005.

Table of Contents	Page

Portfolio History	B-2
Description of the Portfolios and Their Investments and Risks	B-2
Management of the Portfolios	B-27
Control Persons and Principal Holders of Securities	B-40
Investment Advisory and Other Services and Portfolio Managers	B-41
Brokerage Allocation and Other Practices	B-48
Capital Stock and Other Securities	B-50
Purchase, Redemption, and Pricing of Securities	B-51
Taxation	B-53
Underwriters	B-55
Calculations of Performance Data	B-55
Financial Statements	B-55
Appendix A – Proxy Voting Policies and Procedures	B-56

Item 10. Portfolio History.

Domini Social Trust (the "Master Trust") (formerly known as the Domini Social Index Portfolio) was organized as a trust under the laws of the State of New York on June 7, 1989, and the Domini Social Index Trust (the "Index Trust")(formerly known as the Domini Social Index Portfolio) was designated as a series of the Trust on that date. The Domini European Social Equity Trust (the "European Equity Trust") was designated as a series of the Master Trust on August 1, 2005 and commenced operations on October 1, 2005. The Master Trust changed its name from Domini Social Index Portfolio on August 1, 2005. The Index Trust and the European Equity Trust are each referred to herein as a “Portfolio” and collectively as the “Portfolios.”

Item 11. Description of the Portfolios and Their Investments and Risks.

INDEX TRUST

The investment objective of the Index Trust is to provide its investors with long-term total return which matches the performance of the Domini 400 Social IndexSM (the "Index").

The investment objective of the Index Trust may be changed without the approval of the investors in the Index Trust, but not without written notice thereof to the investors in the Index Trust 30 days prior to implementing the change. There can, of course, be no assurance that the investment objective of the Index Trust will be achieved.

The Index Trust may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Domini Social Investments LLC, the investment manager and administrative services provider of the Portfolio ("Domini" or the "Manager"), and SSgA Funds Management, Inc., the Index Trust's investment submanager ("SSgA"), conditions and trends in the economy and financial markets, and investments being available on terms that, in the Manager's or SSgA's opinion, make economic sense. SSgA manages the investments of the Index Trust from day to day in accordance with the Index Trust's investment objective and policies. KLD Research & Analytics, Inc. ("KLD") determines the composition of the Index. Domini 400 Social IndexSM is a service mark of KLD which is licensed to Domini with the consent of Amy L. Domini (with regard to the word "Domini"). KLD is the owner of the Index but is not the manager of the Index Trust. Steven D. Lydenberg, Vice President of the Trust and Chief Investment Officer of Domini, is a former officer and employee of KLD. As of the date of this Part B, Mr. Lydenberg owns 20% of the outstanding stock of KLD. Pursuant to agreements among KLD, Domini, Amy L. Domini, and the Index Trust, the Index Trust may be required to discontinue the use KLD's service mark if (a) Domini ceases to be the Manager of the Index Trust, (b) Ms. Domini or Domini withdraws her or its consent to the use of the word "Domini," or (c) the license agreement between KLD and Domini is terminated.

The Index Trust is not sponsored, endorsed, sold, or promoted by KLD. KLD makes no representation or warranty, express or implied, to the investors in the Index Trust or any member of the public regarding the advisability of investing in securities generally or in the Index Trust particularly. KLD has no obligation to take the needs of Domini Social Investments LLC or the investors in the Index Trust into consideration in determining, composing, or calculating the Domini 400 Social Index. KLD is not responsible for and has not participated in the management of the Index Trust or the placement of interests in the Index Trust. KLD has no obligation or liability in connection with the administration, marketing, or trading of the Index Trust.

KLD DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOMINI 400 SOCIAL INDEX OR ANY DATA INCLUDED THEREIN, AND KLD SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KLD MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DOMINI SOCIAL

INVESTMENTS LLC, INVESTORS IN THE PORTFOLIO, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOMINI 400 SOCIAL INDEX OR ANY DATA INCLUDED THEREIN. KLD MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOMINI 400 SOCIAL INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KLD HAVE ANY LIABILITY FOR ANY SPECIAL PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

EUROPEAN EQUITY TRUST

The investment objective of the European Equity Trust is to provide its investors with long-term total return. The European Equity Trust seeks its objective by investing primarily in stocks of European companies that meet the European Equity Trust's social and environmental standards.

The investment objective of the European Equity Trust may be changed without the approval of the investors in the European Equity Trust, but not without written notice thereof to the investors in the European Equity Trust 30 days prior to implementing the change. There can, of course, be no assurance that the investment objective of the European Equity Trust will be achieved.

The European Equity Trust may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Domini, the investment manager and administrative services provider of the European Equity Trust, and Wellington Management Company, LLP, the European Equity Trust's investment submanager ("Wellington Management"), conditions and trends in the economy and financial markets, and investments being available on terms that, in the Manager's or Submanager's opinion, make economic sense. The Submanager manages the investments of the European Equity Trust from day to day in accordance with the European Equity Trust's investment objective and policies.

The following supplements the information concerning the Portfolios’ investment policies contained in Part A to this Registration Statement and should only be read in conjunction therewith.

INDEX TRUST

               INDEX INVESTING: The Index Trust is not managed in the traditional investment sense, since changes in the composition of its securities holdings are made in order to track the changes in the composition of securities included in the Index. Moreover, inclusion of a stock in the Index does not imply an opinion by KLD, Domini, or SSgA as to the merits of that specific stock as an investment. Because the Index Trust seeks to track, rather than exceed the performance of a particular index, investors should not expect to achieve the potentially greater results that could be obtained by a fund that aggressively seeks growth. However, KLD and Domini believe that enterprises which exhibit a social awareness, based on the criteria described in Part A to this Registration Statement, should be better prepared to meet future societal needs for goods and services and may also be less likely to incur certain legal liabilities that may be incurred when a product or service is determined to be harmful, and that such enterprises should over the longer term be able to provide a positive return to investors.

               The Index Trust intends to readjust its securities holdings periodically such that those holdings will correspond, to the extent reasonably practicable, to the Index both in terms of composition and weighting. The timing and extent of adjustments in the holdings of the Index Trust, and the extent of the correlation of the holdings of the Index Trust with the Index, will reflect SSgA's judgment as to the appropriate balance between the goal of correlating the holdings of the Index Trust with the composition of the Index, and the goals of minimizing transaction costs and keeping sufficient reserves available for anticipated redemptions of interests in the Index Trust. To the extent practicable, the Index Trust will seek a correlation between the weightings of securities held by the Index Trust and the weightings of the securities in the Index of 0.95 or better. A figure of 1.0 would indicate a perfect correlation. To the extent practicable, the Index Trust will attempt to be fully invested.

The Board of Trustees will receive and review, at least quarterly, a report prepared by SSgA comparing the performance of the Index Trust with that of the Index, and comparing the composition and weighting of the Index Trust's holdings with those of the Index. The Trustees will consider what action, if any, should be taken in the event of a significant variation between the performance of the Index Trust and that of the Index, or between the composition and weighting of the Index Trust's securities holdings with those of the stocks comprising the Index. If the correlation between the weightings of securities held by the Index Trust and the weightings of the stocks in the Index falls below 0.95, the Board of Trustees will review with SSgA methods for increasing such correlation, such as through adjustments in securities holdings of the Index Trust.

In selecting stocks for inclusion in the Index, KLD evaluated, in accordance with the social criteria described in Part A to this Registration Statement, each of the companies the stocks of which comprise the Standard & Poor's 500 Index (the "S&P 500"). If a company whose stock was included in the S&P 500 met KLD's social criteria and met KLD's further criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover, it was included in the Index. As of July 31, 2005, of the 500 companies whose stocks comprised the S&P 500, approximately 49.6% were included in the Index. The remaining stocks comprising the Index (i.e., those which are not included in the S&P 500) were selected based upon KLD's evaluation of the social criteria described in Part A to this Registration Statement, as well as upon KLD's criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover. A company which is not included in the S&P 500 may be included in the Index primarily in order to afford representation to an industry sector which would otherwise be under-represented in the Index. Because of the social criteria applied in the selection of stocks comprising the Index, industry sector weighting in the Index may vary materially from the industry weightings in other stock indexes, including the S&P 500, and certain industry sectors will be excluded altogether. KLD may exclude from the Index stocks issued by companies which are in bankruptcy or whose bankruptcy KLD believes may be imminent. KLD may also remove from the Index stocks issued by companies which no longer meet its investment criteria.

The weightings of stocks in the Index are based on each stock's relative total market capitalization (i.e., market price per share times the number of shares outstanding). Because of this weighting, as of July 31, 2005, approximately 24.18% and 38.10% of the Index was composed of the 10 largest and 20 largest companies, respectively, in the Index.

Both the Domini 400 Social Index SM and the Standard & Poor’s 500 Index (S&P 500) calculate market capitalization on a "float-adjusted basis." This means that only the shares of company stock that are readily available in the public market will be used to calculate a company's market capitalization. Shares that are closely held by other publicly traded companies, control groups, or government agencies will be excluded from the calculation.

The component stocks of the S&P 500 are chosen by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), solely with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the New York Stock Exchange (the "NYSE") common stock population, taken as the assumed model for the composition of the total market. Since some industries are characterized by companies of relatively small stock capitalization, the S&P 500 does not comprise the 500 largest companies listed on the NYSE. Not all stocks included in the S&P 500 are listed on the NYSE. Inclusion of a stock in the S&P 500 in no way implies an opinion by S&P as to its attractiveness as an investment, nor is S&P a sponsor of or otherwise affiliated with the Index Trust.

CONCENTRATION: It is a fundamental policy of the Index Trust that it may not invest more than 25% of its total assets in any one industry. Based on the current composition of the Index, it is considered highly unlikely that stocks in one industry would comprise 25% or more of the Index. If the Index is heavily weighted in a single industry the Index Trust will be heavily concentrated in that industry, and as a result can be affected more positively or negatively by developments in that industry than would be another mutual fund whose investments are not restricted to the securities in the Index.

NON-U.S. INVESTMENTS: The Index Trust may invest in stocks of foreign issuers included in the Index (provided that the stocks are traded in the United States in the form of American Depositary Receipts, as described below, or similar instruments the market for which is denominated in United States dollars). Investments in foreign securities involve risks relating to political, social, and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject. In the event unforeseen exchange controls or foreign withholding taxes are imposed with respect to any of the Index Trust's investments, the effect may be to reduce the income received by the Index Trust on such investments.

The Index Trust may hold securities of non-U.S. issuers in the form of American Depositary Receipts ("ADRs"). Generally, ADRs in registered form are designed for use in U.S. securities markets. ADRs are denominated in U.S. dollars and represent an interest in the right to receive securities of non-U.S. issuers deposited in a U.S. bank or correspondent bank. ADRs do not eliminate all the risk inherent in investing in the securities of non-U.S. issuers. However, by investing in ADRs rather than directly in equity securities of non-U.S. issuers, the Index Trust will avoid currency risks during the settlement period for either purchases or sales. For purposes of the Index Trust's investment policies, investments in ADRs and similar instruments will be deemed to be investments in the underlying equity securities of non-U.S. issuers. The Index Trust may acquire depositary receipts from banks that do not have a contractual relationship with the issuer of the security underlying the depositary receipt to issue and secure such depositary receipt. To the extent the Index Trust invests in such unsponsored depositary receipts there may be an increased possibility that the Index Trust may not become aware of events affecting the underlying security and thus the value of the related depositary receipt. In addition, certain benefits (i.e., rights offerings) which may be associated with the security underlying the depositary receipt may not inure to the benefit of the holder of such depositary receipt.

OPTIONS ON SECURITIES: Although it has no current intention to do so, the Index Trust may in the future enter into certain transactions in stock options for the purpose of hedging against possible increases in the value of securities which are expected to be purchased by the Index Trust or possible declines in the value of securities which are expected to be sold by the Index Trust. Generally, the Index Trust would only enter into such transactions on a short-term basis pending readjustment of its holdings of underlying stocks.

The purchase of an option on an equity security provides the holder with the right, but not the obligation, to purchase the underlying security, in the case of a call option, or to sell the underlying security, in the case of a put option, for a fixed price at any time up to a stated expiration date. The holder is required to pay a non-refundable premium, which represents the purchase price of the option. The holder of an option can lose the entire amount of the premium, plus related transaction costs, but not more. Upon exercise of the option, the holder is required to pay the purchase price of the underlying security in the case of a call option, or deliver the security in return for the purchase price in the case of a put option.

Prior to exercise or expiration, an option position may be terminated only by entering into a closing purchase or sale transaction. This requires a secondary market on the exchange on which the position was originally established. While the Index Trust would establish an option position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular option contract at any specific time. In that event, it may not be possible to close out a position held by the Index Trust, and the Index Trust could be required to purchase or sell the instrument underlying an option, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out option positions also could have an adverse impact on the Index Trust's ability effectively to hedge its portfolio.

Transactions by the Index Trust in options on securities will be subject to limitations established by each of the exchanges, boards of trade, or other trading facilities governing the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert. Thus, the number of options which the Index Trust may write or purchase may be affected by options written or purchased by other investment advisory clients of Domini or SSgA. An exchange, board of trade, or other trading facility may order the liquidations of positions found to be in excess of these limits, and it may impose certain other sanctions.

EUROPEAN EQUITY TRUST

               FOREIGN SECURITIES AND FOREIGN ISSUERS: Investing in the securities of foreign issuers involves special considerations which are not typically associated with investing in the securities of U.S. issuers. Investments in securities of foreign issuers may involve risks arising from differences between U.S. and foreign securities markets, including less volume, much greater price volatility in and illiquidity of certain foreign securities markets, greater difficulty in determining the fair value of securities, different trading and settlement practices and less governmental supervision and regulation, from changes in currency exchange rates, from high and volatile rates of inflation, from economic, social and political conditions such as wars, terrorism, civil unrest and uprisings, and from fluctuating interest rates.

               There may be less publicly-available information about a foreign issuer than about a U.S. issuer, and foreign issuers may not be subject to the same accounting, auditing and financial record-keeping standards and requirements as U.S. issuers. In particular, the assets and profits appearing on the financial statements of an foreign issuer may not reflect its financial position or results of operations in the way they would be reflected had the financial statements been prepared in accordance with U.S. generally accepted accounting principles. In addition, for an issuer that keeps accounting records in local currency, inflation accounting rules may require, for both tax and accounting purposes, that certain assets and liabilities be restated on the issuer's balance sheet in order to express items in terms of currency of constant purchasing power. Inflation accounting may indirectly generate losses or profits. Consequently, financial data may be materially affected by restatements for inflation and may not accurately reflect the real condition of those issuers and securities markets. Finally, in the event of a default in any such foreign obligations, it may be more difficult for the European Equity Trust to obtain or enforce a judgment against the issuers of such obligations.

               Other investment risks include the possible imposition of foreign withholding taxes on certain amounts of the European Equity Trust's income, the possible seizure or nationalization of foreign assets and the possible establishment of exchange controls, expropriation, confiscatory taxation, other foreign governmental laws or restrictions which might affect adversely payments due on securities held by the European Equity Trust, the lack of extensive operating experience of eligible foreign subcustodians and legal limitations on the ability of the European Equity Trust to recover assets held in custody by a foreign subcustodian in the event of the subcustodian's bankruptcy.

               In some countries, banks or other financial institutions may constitute a substantial number of the leading companies or companies with the most actively traded securities. The 1940 Act limits the European Equity Trust's ability to invest in any equity security of an issuer which, in its most recent fiscal year, derived more than 15% of its revenues from "securities related activities," as defined by the rules thereunder. These provisions may also restrict the European Equity Trust's investments in certain foreign banks and other financial institutions.

               There generally is less governmental supervision and regulation of exchanges, brokers and issuers in foreign countries than there is in the United States. For example, there may be no comparable provisions under certain foreign laws to insider trading and similar investor protection securities laws that apply with respect to securities transactions consummated in the United States. Further, brokerage commissions and other transaction costs on foreign securities exchanges generally are higher than in the United States.

               Foreign markets have different clearance and settlement procedures, and in certain markets there have been times when settlements have failed to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Further, satisfactory custodial services for investment securities may not be available in some countries having smaller, emerging capital markets, which may result in the European Equity Trust incurring additional costs and delays in transporting such securities outside such countries. Delays in settlement or other problems could result in periods when assets of the European Equity Trust are uninvested and no return is earned thereon. The inability of the European Equity Trust to make intended security purchases due to settlement problems or the risk of intermediary counterparty failures could cause the European Equity Trust to forego attractive investment opportunities. The inability to dispose of a portfolio security due to settlement problems could result either in losses to the European Equity Trust due to subsequent declines in the value of such portfolio security or, if the European Equity Trust has entered into a contract to sell the security, could result in possible liability to the purchaser.

               Rules adopted under the 1940 Act permit the European Equity Trust to maintain its foreign securities and cash in the custody of certain eligible non-U.S. banks and securities depositories. Certain banks in foreign countries may not be "eligible sub-custodians," as defined in the 1940 Act, for the European Equity Trust, in which event the European Equity Trust may be precluded from purchasing securities in certain foreign countries in which it otherwise would invest or which may result in the European Equity Trust's incurring additional costs and delays in providing transportation and custody services for such securities outside of such countries. The European Equity Trust may encounter difficulties in effecting on a timely basis portfolio transactions with respect to any securities of issuers held outside their countries. Other banks that are eligible foreign sub-custodians may be recently organized or otherwise lack extensive operating experience. In addition, in certain countries there may be legal restrictions or limitations on the ability of the European Equity Trust to recover assets held in custody by foreign sub-custodians in the event of the bankruptcy of the sub-custodian.

               Certain of the risks associated with international investments and investing in smaller capital markets are heightened for investments in emerging market countries. For example, some of the currencies of emerging market countries have experienced devaluation relative to the U.S. dollar, and major adjustments have been made periodically in certain of such currencies. Certain of such countries face serious exchange constraints. In addition, governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government owns or controls many companies. Accordingly, government actions in the future could have a significant effect on economic conditions in developing countries which could affect private sector companies and consequently, the value of certain securities held in the European Equity Trust's portfolio.

               Investment in certain emerging market securities is restricted or controlled to varying degrees which may at times limit or preclude investment in certain emerging market securities and increase the costs and expenses of the European Equity Trust. Certain emerging market countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than other classes, restrict investment opportunities in issuers in industries deemed important to national interests and/or impose additional taxes on foreign investors.

               The manner in which foreign investors may invest in companies in certain emerging market countries, as well as limitations on such investments, also may have an adverse impact on the operations of the European Equity Trust. For example, the European Equity Trust may be required in some countries to invest initially through a local broker or other entity and then have the shares purchased re-registered in the name of the European Equity Trust. Re-registration may in some instances not occur on a timely basis, resulting in a delay during which the European Equity Trust may be denied certain of its rights as an investor.

               Certain emerging market countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors which could adversely affect the European Equity Trust. In addition, if a deterioration occurs in the country's balance of payments, it could impose temporary restrictions on foreign capital remittances. Investing in local markets in emerging market countries may require the European Equity Trust to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs to the European Equity Trust.

               With respect to investments in certain emerging market countries, different legal standards may have an adverse impact on the European Equity Trust. For example, while the potential liability of a shareholder in a U.S. corporation with respect to acts of the corporation is generally limited to the amount of the shareholder's investment, the notion of limited liability is less clear in certain emerging market countries. Similarly, the rights of investors in emerging market companies may be more limited than those of shareholders of U.S. corporations.

               Certain markets are in only the earliest stages of development. There is also a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries. Many of such markets also may be affected by developments with respect to more established markets in the region. Brokers in emerging market countries typically are fewer in number and less capitalized than brokers in the United States. These factors, combined with the U.S. regulatory requirements for open-end investment companies and the restrictions on foreign investment, result in potentially fewer investment opportunities for the European Equity Trust and may have an adverse impact on the investment performance of the European Equity Trust.

               SUPRANATIONAL OBLIGATIONS: Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the World Bank, the European Investment Bank, the European Bank for Reconstruction and Development, the Asian Development Bank and the Inter-American Development Bank. Supranational issued instruments may be denominated in multi-national currency units. Obligations of the World Bank and certain other supranational organizations are supported by subscribed but unpaid commitments of member countries. There is no assurance that these commitments will be undertaken or complied with in the future.

DEPOSITARY RECEIPTS: Securities of foreign issuers may be purchased directly or through depositary receipts, such as American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs") or other securities representing underlying shares of foreign companies. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement.

ADRs, EDRs and GDRs are issued through "sponsored" or "unsponsored" arrangements. In a sponsored arrangement, the foreign issuer assumes the obligation to pay some or all of the depository's transaction fees, whereas under an unsponsored arrangement, the foreign issuer assumes no obligation and the depository's transaction fees are paid by the holders. In addition, less information is generally available in the United States about the issuer of an unsponsored depository receipt as it is for the issuer of a sponsored depository receipt.

               COMMON STOCK: Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other shareholder or class of shareholders, including holders of the entity's preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so. Common stocks do not represent an obligation of the issuer, and do not offer the degree of protection of debt securities. The issuance of debt securities or preferred stock by an issuer will create prior claims which could adversely affect the rights of holders of common stock with respect to the assets of the issuer upon liquidation or bankruptcy.

               PREFERRED STOCK: Preferred stocks, like common stocks, represent an equity ownership in an issuer, but generally have a priority claim over common stocks, but not over debt, with respect to dividend payments and upon the liquidation or bankruptcy of the issuer. Therefore, preferred stock is subject to the credit risk of the issuer, but because of its subordinate position to debt obligations of the issuer, the deterioration of the credit of an issuer is likely to cause greater decreases in the value of preferred stock than in more senior debt obligations. The market value of preferred stocks with no conversion rights and fixed dividend rates, like fixed income securities, tends to move inversely with interest rates, with the price determined by the dividend rate. However, because most preferred stocks do not have a fixed maturity date (although they may have call features giving the issuer the right to call the securities under certain circumstances or redemption features giving the holder the right to cause the issuer to repurchase the securities under certain circumstances), these securities generally will fluctuate more in value when interest rates change than, for example, debt issued by the same issuer. Some preferred stocks may pay dividends at an adjustable rate, based on an auction, an index or other formula. In the absence of credit deterioration, adjustable rate preferred stocks tend to have less price volatility than fixed rate preferred stocks.

Unlike common stocks, preferred stocks do not typically have voting rights. Some preferred stocks have convertible features.

               CONVERTIBLE SECURITIES: Convertible securities are typically preferred stock or bonds that are convertible into common stock at a specified price or conversion ratio. Because they have the characteristics of both fixed-income securities and common stock, convertible securities are sometimes called "hybrid" securities. Convertible bonds, debentures and notes are debt obligations offering a stated interest rate; convertible preferred stocks are senior securities of a company offering a stated dividend rate. Convertible securities will at times be priced in the market like other fixed income securities - that is, their prices will tend to rise when interest rates decline and will tend to fall when interest rates rise. However, because a convertible security provides an option to the holder to exchange the security for either a specified number of the issuer's common shares at a stated price per share or the cash value of such common shares, the security market price will tend to fluctuate in relationship to the price of the common shares into which it is convertible. Thus, convertible securities will ordinarily provide opportunities for producing both current income and longer-term capital appreciation. Because convertible securities are usually viewed by the issuer as future common stock, they are generally subordinated to other senior securities and therefore are rated one category lower than the issuer's non-convertible debt obligations or preferred stock. Call provisions on convertible bonds may allow the issuer to repay the debt before it matures. This may hurt the European Equity Trust’s performance because it may have to reinvest the money repaid at a lower rate.

               SMALLER MARKET CAPITALIZATION COMPANIES: Investments in companies with smaller market capitalizations, including companies generally considered to be small cap issuers and medium sized companies, may involve greater risks and volatility than investments in larger companies. Companies with smaller market capitalizations may be at an earlier stage of development, may be subject to greater business risks, may have limited product lines, limited financial resources and less depth in management than more established companies. In addition, these companies may have difficulty withstanding competition from larger more established companies in their industries. The securities of companies with smaller market capitalizations may be thinly traded (and therefore have to be sold at a discount from current market prices or sold in small lots over an extended period of time), may be followed by fewer investment research analysts and may be subject to wider price swings and thus may create a greater chance of loss than investing in securities of larger capitalization companies. In addition, transaction costs in smaller capitalization stocks may be higher than those of larger capitalization companies.

               WARRANTS: Warrants are securities which permit, but do not obligate, their holder to subscribe for other securities. Warrants are subject to the same market risks as stocks, but may be more volatile in price. Warrants do not carry the right to dividends or voting rights with respect to their underlying securities, and they do not represent any rights in assets of the issuer. An investment in warrants may be considered speculative. In addition, the value of a warrant does not necessarily change with the value of the underlying securities and a warrant ceases to have value if it is not exercised prior to its expiration date.

               CONCENTRATION: It is a fundamental policy of the European Equity Trust that it may not invest more than 25% of its total assets in any one industry. If the European Equity Trust were to concentrate its investments in a single industry, it would be more susceptible to any single economic, political or regulatory occurrence than would be another investment company which was not so concentrated.

               REVERSE REPURCHASE AGREEMENTS: A reverse repurchase agreement involves the sale of portfolio securities by the European Equity Trust to a broker/dealer or other financial institution, with an agreement by the European Equity Trust to repurchase the securities at an agreed upon price, date and interest payment and are considered borrowings by the European Equity Trust and are subject to any borrowing limitations set forth under "Investment Restrictions" in this Part B. The European Equity Trust may have an opportunity to earn a great rate of interest on the investment of the cash proceeds of the sale. However, opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid by the European Equity Trust under the reverse repurchase agreement may not always be available. The use of reverse repurchase agreements involves the speculative factor known as "leverage" and may exaggerate any interim increase or decrease in the value of the European Equity Trust's assets. If the European Equity Trust enters into a reverse repurchase agreement, the European Equity Trust will maintain assets with its custodian having a value equal to or greater than the value of its commitments under the agreement. The European Equity Trust's liquidity and ability to manage its assets may be adversely affected when it sets aside cash or securities to cover its commitments,. Reverse repurchase agreements involve the risk that the market value of the securities sold by the European Equity Trust may decline below the repurchase price of those securities, that the assets purchased with the proceeds of the agreement decline in value, or that the buyer under a reverse repurchase agreement files for bankruptcy or becomes insolvent.

               DERIVATIVES: The European Equity Trust may use various investment strategies described below to hedge market risks (such as broad or specific market movements and currency exchange rates), or to seek to increase the European Equity Trust's income or gain.

               The European Equity Trust may purchase and sell single stock, currency or stock index futures contracts and enter into currency transactions; purchase and sell (or write) exchange listed and over-the-counter ("OTC") put and call options on securities, currencies, futures contracts, indices and other financial instruments; enter into equity swaps and related transactions; and invest in indexed securities and other similar transactions which may be developed in the future to the extent that the Submanager determines that they are consistent with the European Equity Trust's investment objective and policies and applicable regulatory requirements (collectively, these transactions are referred to as "Derivatives"). The European Equity Trust's currency transactions may take the form of currency forward contracts, currency futures contracts and options thereof, currency swaps and options on currencies.

               The European Equity Trust is operated by persons who have claimed an exclusion, granted to operators of registered investment companies like the European Equity Trust, from registration as a "commodity pool operator" with respect to the European Equity Trust under the Commodity Exchange Act, and therefore, are not subject to registration or regulation with respect to the European Equity Trust under the Commodity Exchange Act. The use of certain Derivatives in certain circumstances will require that the European Equity Trust segregate cash or other liquid assets to the extent the European Equity Trust's obligations are not otherwise 'covered' through ownership of the underlying security, financial instrument or currency. See "Use of Segregated and Other Special Accounts" below.

               Derivatives involve special risks, including possible default by the other party to the transaction, illiquidity and, to the extent the Submanager's view as to certain market movements is incorrect, the risk that the use of Derivatives could result in significantly greater losses than if it had not been used. See "Risk Factors

Associated with Derivatives" below. The degree of the European Equity Trust's use of Derivatives may be limited by certain provisions of the Code. See "Effects of Certain Investments and Transactions" below.

               Currency Transactions. The European Equity Trust may engage in currency transactions with counterparties to hedge the value of portfolio securities denominated in particular currencies against fluctuations in relative value or to generate income or gain. Currency transactions include currency forward contracts, exchange-listed currency futures contracts and options thereon, exchange-listed and OTC options on currencies, and currency swaps. A currency forward contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency swap is an agreement to exchange cash flows based on the notional difference among two or more currencies and operates similarly to an equity swap, which is described below under "Equity Swaps and Related Transactions." The European Equity Trust may enter into currency transactions only with counterparties that the Submanager deems to be creditworthy.

               The European Equity Trust may enter into currency forward contracts when the Submanager believes that the currency of a particular country may suffer a substantial decline against the U.S. dollar. In those circumstances, the European Equity Trust may enter into a currency forward contract to sell, for a fixed amount of U.S. dollars, the amount of that currency approximating the value of some or all of the European Equity Trust's portfolio securities denominated in such currency. Currency forward contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies.

               Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the European Equity Trust, which will generally arise in connection with the purchase or sale of the European Equity Trust's portfolio securities or the receipt of income from them. Position hedging is entering into a currency transaction with respect to portfolio securities positions denominated or generally quoted in that currency. The European Equity Trust will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held by the European Equity Trust that are denominated or generally quoted in or currently convertible into the currency, other than with respect to proxy hedging as described below.

               The European Equity Trust may cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to increase or decline in value relative to other currencies to which the European Equity Trust has or in which the European Equity Trust expects to have exposure. To reduce the effect of currency fluctuations on the value of existing or anticipated holdings of its securities, the European Equity Trust may also engage in proxy hedging. Proxy hedging is often used when the currency to which the European Equity Trust's holdings is exposed is difficult to hedge generally or difficult to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency, the changes in the value of which are generally considered to be linked to a currency or currencies in which some or all of the European Equity Trust's securities are or are expected to be denominated, and to buy dollars. The amount of the contract would not exceed the market value of the European Equity Trust's securities denominated in linked currencies.

               Currency transactions are subject to risks different from other portfolio transactions, as discussed below under "Risk Factors Associated with Derivatives." If the European Equity Trust enters into a currency hedging transaction, the European Equity Trust will comply with the asset segregation requirements described below under "Use of Segregated and Other Special Accounts."

               Futures Contracts. The European Equity Trust may trade futures contracts: (1) on domestic and foreign exchanges on currencies; and (2) on domestic and foreign exchanges on single stocks and stock indices. Futures contracts are generally bought and sold on the commodities exchanges on which they are listed with payment of initial and variation margin as described below. The sale of a futures contract creates a firm obligation by the European Equity Trust, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or with respect to certain instruments, the net cash amount). The European Equity Trust's use of financial futures contracts and options thereon will in all cases be consistent with applicable regulatory requirements and in particular the rules and regulations of the CFTC. Maintaining a futures contract or selling an option on a futures contract will typically require the European Equity Trust to deposit with a financial intermediary, as security for its obligations, an amount of cash or other specified assets ("initial margin") that initially is from 1% to 10% of the face amount of the contract (but may be higher in some circumstances particularly in the case of single stock futures). Additional cash or assets ("variation margin") may be required to be deposited thereafter daily as the mark-to-market value of the futures contract fluctuates. The value of all futures contracts sold by the European Equity Trust (adjusted for the historical volatility relationship between the European Equity Trust and the contracts) will not exceed the total market value of the European Equity Trust's securities. In addition, the value of the European Equity Trust's long futures and options positions (futures contracts on single stocks, stock indices, or foreign currencies and call options on such futures contracts) will not exceed the sum of: (a) liquid assets segregated for this purpose; (b) cash proceeds on existing investments due within thirty days; and (c) accrued profits on the particular futures or options positions. The segregation requirements with respect to futures contracts and options thereon are described below under "Use of Segregated and Other Special Accounts."

               Single Stock Futures. Recent legislation permits the trading on U.S. exchanges of standardized futures contacts on individual equity securities, such as common stocks, exchange traded funds and American Depository Receipts, as well as narrow-based securities indices, generally called security futures contracts or "SFCs". As with other futures contracts, a SFC involves an agreement to purchase or sell in the future a specific quantity of shares of a security or the component securities of the index. The initial margin requirements (typically 20 percent) are generally higher than with other futures contracts. Trading SFCs involves many of the same risks as trading other futures contracts, including the risks involved with leverage, and losses are potentially unlimited. Under certain market conditions, for example if trading is halted due to unusual trading activity in either the SFC or the underlying security due to recent new events involving the issuer of the security, it may be difficult or impossible for a fund to liquidate its position or manage risk by entering into an offsetting position. In addition, the prices of the SFCs may not correlate as anticipated with the prices of the underlying security. And unlike options on securities in which a fund may invest, where the fund had a position in a SFC, the fund has both the right and the obligation to buy or sell the security at a future date, or otherwise offset its position.

               Options. In order to hedge against adverse market shifts or to increase income or gain, the European Equity Trust may purchase put and call options or write "covered" put and call options on futures contracts on stock indices and currencies. In addition, in order to hedge against adverse market shifts or to increase its income, the European Equity Trust may purchase put and call options and write "covered" put and call options on securities, indices, currencies and other financial instruments. The European Equity Trust may utilize options on currencies in order to hedge against currency exchange rate risks. A call option is "covered" if, so long as the European Equity Trust is obligated as the writer of the option, it will: (i) own the underlying investment subject to the option; (ii) own securities convertible or exchangeable without the payment of any consideration into the securities subject to the option; (iii) own a call option on the relevant security or currency with an exercise price no higher than the exercise price on the call option written or (iv) deposit with its custodian in a segregated account liquid assets having a value equal to the excess of the value of the security or index that is the subject of the call over the exercise price. A put option is "covered" if, to support its obligation to purchase the underlying investment if a put option that the European Equity Trust writes is exercised, the European Equity Trust will either (a) deposit with its custodian in a segregated account liquid assets having a value at least equal to the exercise price of the underlying investment or (b) continue to own an equivalent number of puts of the same "series" (that is, puts on the same underlying investment having the same exercise prices and expiration dates as those written by the European Equity Trust), or an equivalent number of puts of the same "class" (that is, puts on the same underlying investment) with exercise prices greater than those that it has written (or, if the exercise prices of the puts it holds are less than the exercise prices of those it has written, it will deposit the difference with its custodian in a segregated account). Parties to options transactions must make certain payments and/or set aside certain amounts of assets in connection with each transaction, as described below.

               In all cases, by writing a call, the European Equity Trust will limit its opportunity to profit from an increase in the market value of the underlying investment above the exercise price of the option for as long as the European Equity Trust's obligation as writer of the option continues. By writing a put, the European Equity Trust bears the risk of a decrease in the market value of the underlying investment below the exercise price of the option for as long as the European Equity Trust's obligation as writer of the option continues. Upon the exercise of a put option written by the European Equity Trust, the European Equity Trust may suffer an economic loss equal to the difference between the price at which the European Equity Trust is required to purchase the underlying investment and its market value at the time of the option exercise, less the premium received for writing the option. Upon the exercise of a call option written by the European Equity Trust, the European Equity Trust may suffer an economic loss equal to an amount not less than the excess of the investment's market value at the time of the option exercise over the European Equity Trust's acquisition cost of the investment, less the sum of the premium received for writing the option and the positive difference, if any, between the call price paid to the European Equity Trust and the European Equity Trust's acquisition cost of the investment.

               In all cases, in purchasing a put option, the European Equity Trust will seek to benefit from, or protect against, a decline in the market price of the underlying investment, while in purchasing a call option, the European Equity Trust will seek to benefit from an increase in the market price of the underlying investment. If an option purchased is not sold or exercised when it has remaining value, or if the market price of the underlying investment remains equal to or greater than the exercise price, in the case of a put, or remains equal to or below the exercise price, in the case of a call, during the life of the option, the European Equity Trust will lose its investment in the option. For the purchase of an option to be profitable, the market price of the underlying investment must decline sufficiently below the exercise price, in the case of a put, and must increase sufficiently above the exercise price, in the case of a call, to cover the premium and transaction costs.

               The European Equity Trust may choose to exercise the options it holds, permit them to expire or terminate them prior to their expiration by entering into closing transactions. The European Equity Trust may enter into a closing purchase transaction in which the European Equity Trust purchases an option having the same terms as the option it had written or a closing sale transaction in which the European Equity Trust sells an option having the same terms as the option it had purchased. A covered option writer unable to effect a closing purchase transaction will not be able to sell the underlying security until the option expires or the underlying security is delivered upon exercise, with the result that the writer will be subject to the risk of market decline in the underlying security during such period. Should the European Equity Trust choose to exercise an option, the European Equity Trust will receive, in the case of a call option, or sell in the case of a put option, the securities, commodities or commodity futures contracts underlying the exercised option.

               Exchange-listed options on securities and currencies, with certain exceptions, generally settle by physical delivery of the underlying security or currency, although in the future, cash settlement may become available. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option. Index options are cash settled for the net amount, if any, by which the option is "in-the-money" (that is, the amount by which the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised.

               Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Derivatives involving options require segregation of European Equity Trust assets in special accounts, as described below under "Use of Segregated and Other Special Accounts."

               A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the writer of the obligation to buy, the underlying security, index, currency or other instrument at the exercise price. The European Equity Trust's purchase of a put option on a security, for example, might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value of such instrument by giving the European Equity Trust the right to sell the instrument at the option exercise price. A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the exercise price. The European Equity Trust's purchase of a call option on a security, financial futures contract, index, currency or other instrument might be intended to protect the European Equity Trust against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase the instrument. An "American" style put or call option may be exercised at any time during the option period, whereas a "European" style put or call option may be exercised only upon expiration or during a fixed period prior to expiration. Exchange-listed options are issued by a regulated intermediary such as the Options Clearing Corporation ("OCC"), which guarantees the performance of the obligations of the parties to the options. The discussion below uses the OCC as an example, but may also be applicable to other similar financial intermediaries.

               OCC-issued and exchange-listed options, including options on securities, currencies and financial instruments generally settle for cash, although physical settlement maybe required in some cases. Index options are cash settled for the net amount, if any, by which the option is "in-the-money" (that is, the amount by which the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

               The European Equity Trust's ability to close out its position as a purchaser or seller of an OCC-issued or exchange-listed put or call option is dependent, in part, upon the liquidity of the particular option market. Among the possible reasons for the absence of a liquid option market on an exchange are: (1) insufficient trading interest in certain options, (2) restrictions on transactions imposed by an exchange, (3) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities, including reaching daily price limits, (4) interruption of the normal operations of the OCC or an exchange, (5) inadequacy of the facilities of an exchange or the OCC to handle current trading volume or (6) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the relevant market for that option on that exchange would cease to exist, although any such outstanding options on that exchange would continue to be exercisable in accordance with their terms.

               The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that would not be reflected in the corresponding option markets.

               OTC options are purchased from or sold to securities dealers, financial institutions or other parties (collectively referred to as "Counterparties" and individually referred to as a "Counterparty") through a direct bilateral agreement with the Counterparty. In contrast to exchange-listed options, which generally have standardized terms and performance mechanics, all of the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guaranties and security, are determined by negotiation of the parties. It is anticipated that the European Equity Trust will generally only enter into OTC options that have cash settlement provisions, although it will not be required to do so.

               Unless the parties provide for it, no central clearing or guaranty function is involved in an OTC option. As a result, if a Counterparty fails to make or take delivery of the security, currency or other instrument underlying an OTC option it has entered into with the European Equity Trust or fails to make a cash settlement payment due in accordance with the terms of that option, the European Equity Trust will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Thus, the Submanager must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the counterparty's credit to determine the likelihood that the terms of the OTC option will be met. The European Equity Trust will enter into OTC option transactions only with U.S. Government securities dealers recognized by the Federal Reserve Bank of New York as "primary dealers," or broker-dealers, domestic or foreign banks, or other financial institutions that the Investment Manager deems to be creditworthy. In the absence of a change in the current position of the staff of the SEC, OTC options purchased by the European Equity Trust and the amount of the European Equity Trust's obligation pursuant to an OTC option sold by the European Equity Trust (the cost of the sell-back plus the in-the-money amount, if any) or the value of the assets held to cover such options will be deemed illiquid.

               If the European Equity Trust sells a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments held by the European Equity Trust or will increase the European Equity Trust's income. Similarly, the sale of put options can also provide gains for the European Equity Trust.

               The European Equity Trust may purchase and sell call options on securities that are traded on U.S. and foreign securities exchanges and in the OTC markets, and on securities indices, currencies and futures contracts. All calls sold by the European Equity Trust must be "covered" (that is, the European Equity Trust must own the securities or futures contract subject to the call), or must otherwise meet the asset segregation requirements described below for so long as the call is outstanding. Even though the European Equity Trust will receive the option premium to help protect it against loss, a call sold by the European Equity Trust will expose the European Equity Trust during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the European Equity Trust to hold a security or instrument that it might otherwise have sold.

               The European Equity Trust reserves the right to purchase or sell options on instruments and indices which may be developed in the future to the extent consistent with applicable law, the European Equity Trust's investment objective and the restrictions set forth herein.

               The European Equity Trust may purchase and sell put options on securities (whether or not it holds the securities in its portfolio) and on securities indices, currencies and futures contracts. In selling put options, the European Equity Trust faces the risk that it may be required to buy the underlying security at a disadvantageous price above the market price.

(a)    Options on Stocks and Stock Indices. The European Equity Trust may purchase put and call options and write covered put and call options on stocks and stock indices listed on domestic and foreign securities exchanges in order to hedge against movements in the equity markets or to increase income or gain to the European Equity Trust. In addition, the European Equity Trust may purchase options on stocks that are traded over-the-counter. Options on stock indices are similar to options on specific securities. However, because options on stock indices do not involve the delivery of an underlying security, the option represents the holder's right to obtain from the writer cash in an amount equal to a fixed multiple of the amount by which the exercise price exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying stock index on the exercise date. Options traded may include the Standard & Poor's 100 Index of Composite Stocks, Standard & Poor's 500 Index of Composite Stocks (the "S&P 500 Index"), the New York Stock Exchange ("NYSE") Composite Index, the American Stock Exchange ("AMEX") Market Value Index, the National Over-the-Counter Index and other standard broadly based stock market indices. Options are also traded in certain industry or market segment indices such as the Computer Technology Index and the Transportation Index. Stock index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded.

If the Submanager expects general stock market prices to rise, the European Equity Trust might purchase a call option on a stock index or a futures contract on that index as a hedge against an increase in prices of particular equity securities it wants ultimately to buy. If the stock index does rise, the price of the particular equity securities intended to be purchased may also increase, but that increase would be offset in part by the increase in the value of the European Equity Trust's index option or futures contract resulting from the increase in the index. If, on the other hand, the Submanager expects general stock market prices to decline, it might purchase a put option or sell a futures contract on the index. If that index does decline, the value of some or all of the equity securities in the European Equity Trust's portfolio may also be expected to decline, but that decrease would be offset in part by the increase in the value of the European Equity Trust's position in such put option or futures contract.

(b)          Options on Currencies. The European Equity Trust may invest in options on currencies traded on domestic and foreign securities exchanges in order to hedge against currency exchange rate risks or to increase income or gain, as described above in "Currency Transactions."

(c)          Options on Futures Contracts. The European Equity Trust may purchase put and call options and write covered put and call options on futures contracts on stock indices, and currencies traded on domestic and, to the extent permitted by the CFTC, foreign exchanges, in order to hedge all or a portion of its investments or to increase income or gain and may enter into closing transactions in order to terminate existing positions. There is no guarantee that such closing transactions can be effected. An option on a stock index futures contract or currency futures contract, as contrasted with the direct investment in such a contract, gives the purchaser the right, in return for the premium paid, to assume a position in the underlying contract at a specified exercise price at any time on or before the expiration date of the option. Upon exercise of an option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account. The potential loss related to the purchase of an option on a futures contract is limited to the premium paid for the option (plus transaction costs). While the price of the option is fixed at the point of sale, the value of the option does change daily and the change would be reflected in the net asset value of the European Equity Trust.

The purchase of an option on a financial futures contract involves payment of a premium for the option without any further obligation on the part of the European Equity Trust. If the European Equity Trust exercises an option on a futures contract it will be obligated to post initial margin (and potentially variation margin) for the resulting futures position just as it would for any futures position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction, but no assurance can be given that a position can be offset prior to settlement or that delivery will occur.

               Equity Swaps and Related Transactions. The European Equity Trust may enter into equity swaps and may purchase or sell (i.e., write) equity caps, floors and collars. The European Equity Trust expects to enter into these transactions in order to hedge against either a decline in the value of the securities included in the European Equity Trust's portfolio or against an increase in the price of the securities which it plans to purchase, in order to preserve or maintain a return or spread on a particular investment or portion of its portfolio or to achieve a particular return on cash balances, or in order to increase income or gain. Equity swaps involve the exchange by the European Equity Trust with another party of their respective commitments to make or receive payments based on a notional principal amount. The purchase of an equity cap entitles the purchaser, to the extent that a specified index exceeds a predetermined level, to receive payments on a contractually-based principal amount from the party selling the equity cap. The purchase of an equity floor entitles the purchaser, to the extent that a specified index falls below a predetermined rate, to receive payments on a contractually-based principal amount from the party selling the equity floor. A collar is a combination of a cap and a floor, which preserve a certain return within a predetermined range of values.

               The European Equity Trust may enter into equity swaps, caps, floors and collars on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities, and will usually enter into equity swaps on a net basis (i.e., the two payment streams are netted out), with the European Equity Trust receiving or paying, as the case may be, only the net amount of the two payments. The net amount of the excess, if any, of the European Equity Trust's obligations over its entitlements with respect to each equity swap will be accrued on a daily basis, and an amount of liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the European Equity Trust's custodian in accordance with procedures established by the Board. If the European Equity Trust enters into an equity swap on other than a net basis, the European Equity Trust will maintain a segregated account in the full amount accrued on a daily basis of the European Equity Trust's obligations with respect to the swap. The European Equity Trust will only enter into equity swap, cap, floor or collar transactions with counterparties the Submanager deems to be creditworthy. The Submanager will monitor the creditworthiness of counterparties to its equity swap, cap, floor and collar transactions on an ongoing basis. If there is a default by the other party to such a transaction, the European Equity Trust will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and agents utilizing standardized swap documentation. The Submanager has determined that, as a result, the swap market is liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps. To the extent the European Equity Trust sells caps, floors and collars it will maintain in a segregated account cash and/or, cash equivalents or other liquid high grade debt securities having an aggregate net asset value at least equal to the full amount, accrued on a daily basis, of the European Equity Trust's obligations with respect to the caps, floors or collars. The use of equity swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Submanager is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the European Equity Trust would diminish compared with what it would have been if these investment techniques were not utilized. Moreover, even if the Submanager is correct in its forecasts, there is a risk that the swap position may correlate imperfectly with the price of the asset or liability being hedged.

               The liquidity of swap agreements will be determined by the Submanager based on various factors, including (1) the frequency of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the security (including any demand or tender features), and (5) the nature of the marketplace for trades (including the ability to assign or offset the European Equity Trust's rights and obligations relating to the investment). Such determination will govern whether a swap will be deemed within the percentage restriction on investments in securities that are not readily marketable.

               The European Equity Trust will maintain liquid assets in a segregated custodial account to cover its current obligations under swap agreements. If the European Equity Trust enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of the European Equity Trust's accrued obligations under the swap agreement over the accrued amount the European Equity Trust is entitled to receive under the agreement. If the European Equity Trust enters into a swap agreement on other than a net basis, it will segregate assets with a value equal to the full amount of the European Equity Trust's accrued obligations under the agreement. See "Use of Segregated and Other Special Accounts" below.

               There is no limit on the amount of equity swap transactions that may be entered into by the European Equity Trust. These transactions do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to equity swaps is limited to the net amount of payments that the European Equity Trust is contractually obligated to make, if any. The effective use of swaps and related transactions by the European Equity Trust may depend, among other things, on the European Equity Trust's ability to terminate the transactions at times when the Submanager deems it desirable to do so. Because swaps and related transactions are bilateral contractual arrangements between the European Equity Trust and counterparties to the transactions, the European Equity Trust's ability to terminate such an arrangement may be considerably more limited than in the case of an exchange traded instrument. To the extent the European Equity Trust does not, or cannot, terminate such a transaction in a timely manner, the European Equity Trust may suffer a loss in excess of any amounts that it may have received, or expected to receive, as a result of entering into the transaction. If the other party to a swap defaults, the European Equity Trust's risk of loss is the net amount of payments that the European Equity Trust contractually is entitled to receive, if any. The European Equity Trust may purchase and sell caps, floors and collars without limitation, subject to the segregated account requirement described above.

               Indexed Securities. The European Equity Trust may purchase securities whose prices are indexed to the prices of other securities, securities indices, currencies, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign currency-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

               Combined Transactions. The European Equity Trust may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions (including forward currency contracts), and any combination of futures, options, and currency transactions, instead of a single Derivative, as part of a single or combined strategy when, in the judgment of the Submanager, it is in the best interests of the European Equity Trust to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions will normally be entered into by the European Equity Trust based on the Submanager's judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase the risks or hinder achievement of the European Equity Trust's objective.

               Risk Factors Associated with Derivatives. Derivatives have special risks associated with them, including possible default by the counterparty to the transaction, illiquidity and, to the extent the Submanager's view as to certain market movements is incorrect, the risk that the use of the Derivatives could result in losses greater than if they had not been used. Use of put and call options could result in losses to the European Equity Trust, force the sale or purchase of portfolio securities at inopportune times or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, or cause the European Equity Trust to hold a security it might otherwise sell.

               The use of futures and options transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related securities position of the European Equity Trust could create the possibility that losses on the hedging instrument are greater than gains in the value of the European Equity Trust's position. In addition, futures and options markets could be illiquid in some circumstances and certain OTC options could have no markets. As a result, in certain markets, the European Equity Trust might not be able to close out a transaction without incurring substantial losses. Although the European Equity Trust's use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time it will tend to limit any potential gain to the European Equity Trust that might result from an increase in value of the position. There is also the risk of loss by the European Equity Trust of margin deposits in the event of bankruptcy of a broker with whom the European Equity Trust has an open position in a futures contract or option thereon. Finally, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of options, in which case the exposure is limited to the cost of the initial premium. However, because option premiums paid by the European Equity Trust are small in relation to the market value of the investments underlying the options, buying options can result in large amounts of leverage. The leverage offered by trading in options could cause the European Equity Trust's net asset value to be subject to more frequent and wider fluctuation than would be the case if the European Equity Trust did not invest in options.

               As is the case with futures and options strategies, the effective use of swaps and related transactions by the European Equity Trust may depend, among other things, on the European Equity Trust's ability to terminate the transactions at times when the Submanager deems it desirable to do so. To the extent the European Equity Trust does not, or cannot, terminate such a transaction in a timely manner, the European Equity Trust may suffer a loss in excess of any amounts that it may have received, or expected to receive, as a result of entering into the transaction.

               Currency hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the European Equity Trust if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, the risk exists that the perceived linkage between various currencies may not be present or may not be present during the particular time that the European Equity Trust is engaging in proxy hedging. Currency transactions are also subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be adversely affected by government exchange controls, limitations or restrictions on repatriation of currency, and manipulations or exchange restrictions imposed by governments. These forms of governmental actions can result in losses to the European Equity Trust if it is unable to deliver or receive currency or monies in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures contracts are subject to the same risks that apply to the use of futures contracts generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures contracts is relatively new, and the ability to establish and close out positions on these options is subject to the maintenance of a liquid market that may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.

               Because the amount of interest and/or principal payments which the issuer of indexed securities is obligated to make is linked to the prices of other securities, securities indices, currencies, or other financial indicators, such payments may be significantly greater or less than payment obligations in respect of other types of debt securities. As a result, an investment in indexed securities may be considered speculative. Moreover, the performance of indexed securities depends to a great extent on the performance of and may be more volatile than the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates.

               Losses resulting from the use of Derivatives will reduce the European Equity Trust's net asset value, and possibly income, and the losses can be greater than if Derivatives had not been used.

               Risks of Derivatives Outside the United States. When conducted outside the United States, Derivatives transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and will be subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. In addition, the price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time an order is placed and the time it is liquidated, offset or exercised. The value of positions taken as part of non-U.S. Derivatives also could be adversely affected by: (1) other complex foreign political, legal and economic factors, (2) lesser availability of data on which to make trading decisions than in the United States, (3) delays in the European Equity Trust's ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States, (4) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (5) lower trading volume and liquidity.

               Use of Segregated and Other Special Accounts. Use of many Derivatives by the European Equity Trust will require, among other things, that the European Equity Trust segregate liquid assets with its custodian, or a designated sub-custodian, to the extent the European Equity Trust's obligations are not otherwise "covered" through ownership of the underlying security, financial instrument or currency. In general, either the full amount of any obligation by the European Equity Trust to pay or deliver securities or assets must be covered at all times by the securities, instruments or currency required to be delivered, or, subject to any regulatory restrictions, an amount of liquid assets at least equal to the current amount of the obligation must be segregated with the custodian or subcustodian in accordance with procedures established by the Board. The segregated assets cannot be sold or transferred unless equivalent assets are substituted in their place or it is no longer necessary to segregate them. A call option on securities written by the European Equity Trust, for example, will require the European Equity Trust to hold the securities subject to the call (or securities convertible into the needed securities without additional consideration) or to segregate liquid high grade debt obligations sufficient to purchase and deliver the securities if the call is exercised. A call option sold by the European Equity Trust on an index will require the European Equity Trust to own portfolio securities that correlate with the index or to segregate liquid high grade debt obligations equal to the excess of the index value over the exercise price on a current basis. A put option on securities written by the European Equity Trust will require the European Equity Trust to segregate liquid high grade debt obligations equal to the exercise price. Except when the European Equity Trust enters into a forward contract in connection with the purchase or sale of a security denominated in a foreign currency or for other non-speculative purposes, which requires no segregation, a currency contract that obligates the European Equity Trust to buy or sell a foreign currency will generally require the European Equity Trust to hold an amount of that currency or liquid securities denominated in that currency equal to the European Equity Trust's obligations or to segregate liquid high grade debt obligations equal to the amount of the European Equity Trust's obligations.

               OTC options entered into by the European Equity Trust, including those on securities, currency, financial instruments or indices, and OCC-issued and exchange-listed index options will generally provide for cash settlement, although the European Equity Trust will not be required to do so. As a result, when the European Equity Trust sells these instruments it will segregate an amount of assets equal to its obligations under the options. OCC-issued and exchange-listed options sold by the European Equity Trust other than those described above generally settle with physical delivery, and the European Equity Trust will segregate an amount of assets equal to the full value of the option. OTC options settling with physical delivery or with an election of either physical delivery or cash settlement will be treated the same as other options settling with physical delivery. If the European Equity Trust enters into OTC option transactions, it will be subject to counterparty risk.

               In the case of a futures contract or an option on a futures contract, the European Equity Trust must deposit initial margin and, in some instances, daily variation margin in addition to segregating liquid assets sufficient to meet its obligations to purchase or provide securities or currencies, or to pay the amount owed at the expiration of an index-based futures contract. The European Equity Trust will accrue the net amount of the excess, if any, of its obligations relating to swaps over its entitlements with respect to each swap on a daily basis and will segregate with its custodian, or designated sub-custodian, an amount of liquid assets having an aggregate value equal to at least the accrued excess. Caps, floors and collars require segregation of liquid assets with a value equal to the European Equity Trust's net obligation, if any.

               Derivatives may be covered by means other than those described above when consistent with applicable regulatory policies. The European Equity Trust may also enter into offsetting transactions so that its combined position, coupled with any segregated assets, equals its net outstanding obligation in related Derivatives. The European Equity Trust could purchase a put option, for example, if the strike price of that option is the same or higher than the strike price of a put option sold by the European Equity Trust. Moreover, instead of segregating assets if it holds a futures contract or forward contract, the European Equity Trust could purchase a put option on the same futures contract or forward contract with a strike price as high or higher than the price of the contract held. Other Derivatives may also be offset in combinations. If the offsetting transaction terminates at the time of or after the primary transaction, no segregation is required, but if it terminates prior to that time, assets equal to any remaining obligation would need to be segregated.

               Investors should note that the European Equity Trust's ability to pursue certain of these strategies may be limited by applicable regulations of the Securities and Exchange Commission ("SEC"), the Commodity Futures Trading Commission ("CFTC") and the federal income tax requirements applicable to regulated investment companies.

General (Investment techniques and policies applying to each Portfolio as specified below)

Borrowing

               Each Portfolio may borrow in certain limited circumstances. See "Investment Restrictions." Borrowing creates an opportunity for increased return, but, at the same time, creates special risks. For example, borrowing may exaggerate changes in the net asset value of a Portfolio's shares and in the return on the Portfolio's portfolio. A Portfolio may be required to liquidate portfolio securities at a time when it would be disadvantageous to do so in order to make payments with respect to any borrowing, which could affect the strategy of the Manager and Submanager. Interest on any borrowings will be a Portfolio expense and will reduce the value of the Portfolio's shares.

Illiquid Investments

Each Portfolio may invest up to 15% of its net assets in illiquid securities, or securities for which there is no readily available market. The absence of a trading market may make it difficult to establish a market value for illiquid securities. It may be difficult or impossible for a Portfolio to sell illiquid securities at the desired time and at an acceptable price.

Rule 144A Securities

Each Portfolio may invest in certain restricted securities ("Rule 144A securities") for which there is a secondary market of qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act"). Rule 144A provides an exemption from the registration requirements of the 1933 Act for the resale of certain restricted securities to qualified institutional buyers. The Index Trust and the European Equity Trust have no current intention to invest in these securities.

One effect of Rule 144A is that certain restricted securities may now be liquid, though there is no assurance that a liquid market for Rule 144A securities will develop or be maintained. In promulgating Rule 144A, the SEC stated that the ultimate responsibility for liquidity determinations is that of an investment company's board of directors. However, the SEC stated that the board may delegate the day-to-day function of determining liquidity to the fund's investment adviser, provided that the board retains sufficient oversight.

To the extent that liquid Rule 144A securities that a Portfolio holds become illiquid, due to the lack of sufficient qualified institutional buyers or market or other conditions, the percentage of that Portfolio's assets invested in illiquid assets would increase. The Manager and the applicable Submanager will monitor a Portfolio's investments in Rule 144A securities and will consider appropriate measures to enable the Portfolio to maintain sufficient liquidity for operating purposes and to meet redemption requests.

Repurchase Agreements

                Each Portfolio may invest in repurchase agreements that are fully collateralized by securities in which the Portfolio may otherwise invest. A repurchase agreement involves the purchase of a security that must later be sold back to the seller (which is usually a member bank of the U.S. Federal Reserve System or a member firm of the NYSE (or a subsidiary thereof)) at an agreed time (usually not more than seven days from the date of purchase) and price. The resale price reflects the purchase price plus an agreed-upon market rate of interest.

Under the Investment Company Act of 1940, as amended (the "1940 Act"), repurchase agreements may be considered to be loans by the buyer. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay although a Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. In the event of the bankruptcy of the other party to a repurchase agreement, a Portfolio could experience delays in recovering either the securities or cash. To the extent that, in the meantime, the value of the securities purchased has decreased, a Portfolio could experience a loss.

Loans of Securities

Consistent with applicable regulatory policies, including those of the Board of Governors of the Federal Reserve System and the SEC, each Portfolio may make loans of its securities to brokers, dealers, or other financial institutions, provided that (a) the loan is secured continuously by collateral, consisting of securities, cash or cash equivalents, which is marked to market daily to ensure that each loan is fully collateralized, at all times, (b) the applicable Portfolio may at any time call the loan and obtain the return of the securities loaned within three business days, (c) the applicable Portfolio will receive any interest or dividends paid on the securities loaned, and (d) the aggregate market value of securities loaned will not at any time exceed 30% of the total assets of the applicable Portfolio.

A Portfolio will earn income for lending its securities either in the form of fees received from the borrower of the securities or in connection with the investment of cash collateral in short-term money market instruments. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

In connection with lending securities, a Portfolio may pay reasonable finders, administrative, and custodial fees. No such fees will be paid to any person if it or any of its affiliates is affiliated with the applicable Portfolio, Domini, or the applicable Submanager.

Short Sales

               Short sales of securities are transactions in which a Portfolio sells a security it does not own in anticipation of a decline in the market value of the security. To complete such a transaction, the Portfolio must borrow the security to make delivery to the buyer. The Portfolio then is obligated to replace the security borrowed by purchasing it at the market price at or prior to the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Portfolio. Until the security is replaced, the Portfolio is required to replay the lender any dividends or interest paid during the period of the loan. To borrow the security, the Portfolio also may be required to pay a premium, which would increase the cost of the security sold short. A portion of the net proceeds of the short sale may be retained by the broker (or by the Portfolio's custodian in a special custody account) to the extent necessary to meet margin sales. The Portfolio will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Portfolio replaces the borrowed security. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of premiums, dividends, interest or expenses the fund may be required to pay in connection with a short sale. An increase in the value of a security sold short by the Portfolio over the price which it was sold short will result in a loss to the Portfolio, and there can be no assurance that the Portfolio will be able to close out the position at any particular time or at an acceptable price. Where short sales are not against the box, losses may be unlimited.

               Although they have no current intention to do so, each Portfolio may enter into a short sale if it is "against the box". If a Portfolio enters into a short sale against the box, it will be required to set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities at no additional cost to the Portfolio) and will be required to hold such securities while the short sale is outstanding. A Portfolio will incur transaction costs, including interest expense, in connection with opening, maintaining, and closing short sales against the box. If a Portfolio engages in any short sales against the box, it will incur the risk that the security sold short will appreciate in value after the sale, with the result that the Portfolio will lose the benefit of any such appreciation. A Portfolio may make short sales both as a form of hedging to offset potential declines in long positions in similar securities and in order to maintain portfolio flexibility. Short sales may be subject to special tax rules, one of the effects of which may be to accelerate income to a Portfolio.

Cash Reserves

Each Portfolio may invest cash reserves in short-term debt securities (i.e., securities having a remaining maturity of one year or less) issued by agencies or instrumentalities of the United States government, bankers' acceptances, commercial paper, certificates of deposit, bank deposits, or repurchase agreements, provided that the issuer satisfies certain social criteria. The Portfolios do not currently intend to invest in direct obligations of the United States government. Short-term debt instruments purchased by a Portfolio will be rated at least P-1 by Moody's or A-1+ or A-1 by S&P or, if not rated, determined to be of comparable quality by the Board of Trustees. The Equity Portfolio's policy is to hold its assets in such securities pending readjustment of its portfolio holdings of stocks comprising the Index and in order to meet anticipated redemption requests.

-------------------------

The approval of the investors in the Portfolios is not required to change the investment objective or any of the non-fundamental investment policies discussed above (other than the policy regarding concentration by the European Equity Trust), including those concerning security transactions.

INVESTMENT RESTRICTIONS

Fundamental Restrictions

Each of the Portfolios has adopted the following policies which may not be changed without approval by holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the applicable Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the voting power of the interests in a Portfolio, present at a meeting, if the holders of more than 50% of the voting power of the interests in the Portfolio are present or represented by proxy, or (ii) more than 50% of the voting power of the interests in the Portfolio.

Neither Portfolio may:

(1)          Borrow money if such borrowing is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

(2)          Make loans to other persons if such loans are prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

(3)          Purchase or sell real estate or interests in oil, gas or mineral leases in the ordinary course of business (each Portfolio reserves the freedom of action to hold and to sell real estate acquired as the result of the ownership of securities by the Portfolio).

(4)          Purchase or sell commodities or commodities contracts in the ordinary course of business (the foregoing shall not preclude a Portfolio from purchasing or selling futures contracts or options thereon).

(5)	Underwrite securities issued by other persons, except that all or any portion of the assets of a

Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and except insofar as a Portfolio may technically be deemed an underwriter under the 1933 Act, in selling a security.

(6)          Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

In addition, the Index Trust may not:

(7)          Invest more than 25% of its assets in any one industry except that (a) all or any portion of the assets of the Index Trust may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act and (b) if an investment objective or strategy of the Index Trust is to match the performance of an index and the stocks in a single industry comprise more than 25% of such index, the Index Trust may invest more than 25% of its assets in that industry.

In addition, the European Equity Trust may not:

(8)          Invest more than 25% of its assets in any one industry except that all or any portion of the assets of the European Equity Trust may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

For purposes of restriction (1) above, covered mortgage dollar rolls and arrangements with respect to securities lending are not treated as borrowing.

In addition, as a matter of fundamental policy, the Index Trust will invest all of its investable assets in (a) securities and instruments that meet social criteria, (b) one or more investment companies that apply social criteria in selecting securities and instruments, (c) cash, and (d) any combination of the foregoing.

Nonfundamental Restrictions

The following policies are not fundamental and may be changed with respect to a Portfolio by that Portfolio without the approval of the investors in the Portfolio.

Neither of the Portfolios will, as a matter of operating policy:

(1)         As to 75% of its total assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 5% of the Portfolio's total assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by (a) the United States, (b) any state or political subdivision thereof, (c) any political subdivision of any such state, or (d) any agency or instrumentality of the United States, any state or political subdivision thereof, or any political subdivision of any such state), provided that, for purposes of this restriction, (i) the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract and (ii) each Portfolio may invest all or any portion of its assets in one or more investment companies to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

(2)         As to 75% of its total assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Portfolio, provided that, for purposes of this restriction, (a) the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract and (b) each Portfolio may invest all or any portion of its assets in one or more investment companies to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

Neither Portfolio will as a matter of operating policy invest more than 15% of its net assets, in illiquid securities, except that each such Portfolio may invest all or any portion of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act or the rules and regulations thereunder.

The Index Trust will not as a matter of operating policy purchase puts, calls, straddles, spreads, and any combination thereof if the value of its aggregate investment in such securities will exceed 5% of the Index Trust's total assets at the time of such purchase.

The Index Trust has a non-fundamental policy to invest, under normal circumstances and as a matter of operating policy, at least 80% of its assets in securities of companies included in the Domini 400 Social Index and related investments with similar economic characteristics. Holders of beneficial interests in the Portfolios will be provided with at least 60 days' prior notice of any change in the non-fundamental policy set forth in this paragraph.

The European Equity Trust has a non-fundamental policy to invest, under normal circumstances and as a matter of operating policy, at least 80% of its assets in equity securities and related investments of European companies. For purposes of this policy, European companies include (1) companies organized or domiciled within a European country; (2) companies having at least 50% of their assets in, or deriving 50% or more of their revenues or profits from, a European country; (3) European governments or supranational organizations and agencies or underlying instrumentalities of European governments or supranational organizations; and (4) issuers whose economic fortunes and risks are otherwise linked with a European market (as determined by Wellington Management). Holders of beneficial interests in the European Equity Trust will be provided with at least 60 days' prior notice of any change in the non-fundamental policy set forth in this paragraph.

Percentage and Rating Restrictions

If a percentage restriction or rating restriction on investment or utilization of assets set forth above or referred to in the Prospectus is adhered to at the time an investment is made or assets are so utilized, a subsequent change in circumstances will not be considered a violation of policy; provided that if at any time the ratio of borrowings of a Portfolio to the net asset value of that Portfolio exceeds the ratio permitted by Section 18(f) of the 1940 Act, the Portfolio will take the corrective action required by Section 18(f).

TEMPORARY DEFENSIVE POSITION

Each Portfolio may temporarily use a different investment strategy for defensive purposes in response to extraordinary market conditions, economic factors, or other occurrences. This may adversely affect the Portfolio's performance.

PORTFOLIO TURNOVER

The annual portfolio turnover rates of the Index Trust for the fiscal years ended July 31, 2003, 2004, and 2005 were 8%, 8% and 9%, respectively.

The annual portfolio turnover rate for the European Equity Trust is expected to be within a range of 70 - 110%. The sale of securities may produce capital gains, which may be taxable to the European Equity Trust’s investors. Active trading may result in increased transaction costs.

PORTFOLIO HOLDINGS INFORMATION

The Portfolios have implemented portfolio holdings disclosure policies and procedures that govern the timing and circumstances of disclosure to investors and third parties of information regarding the portfolio investments held by the Portfolios. These portfolio holdings disclosure policies and procedures have been approved by the Board of Trustees of the Portfolios and are subject to periodic review by the Board of Trustees.

Disclosure of each Portfolio’s portfolio holdings is required to be made quarterly within 60 days of the end of each fiscal quarter (currently, each January 31, April 30, July 31, and October 31) in the Annual Report and the Semi-Annual Report to Portfolio investors and in the Quarterly Report on Form N-Q. These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov.

In addition, Domini’s website (www.domini.com) contains information about each Portfolio’s complete portfolio holdings, including, as applicable, the security description, the ticker symbol, the security identification number, price per share, par value, interest rate, maturity date, market value, and percentage of total investments, in each case updated as of the end of the most recent calendar quarter (i.e., each March 31, June 30, September 30, and December 31). This information is provided on the website with a lag of at least 30 days and will be available until updated for the next calendar quarter. All information described in this paragraph is publicly available to all categories of persons.

During the first calendar quarter of a Portfolio’s operations and for 30 days thereafter, Domini’s website (www.domini.com) may also contain portfolio holdings information with respect to the Portfolio as of 5 business days after the commencement of operations of the Portfolio, or any later date in such calendar quarter with a lag, in each case, of at least 7 business days. Such information is limited to descriptions of the securities held by the Portfolio and the identification numbers and/or ticker symbols for such securities. All information described in this paragraph is publicly available to all categories of persons.

From time to time rating and ranking organizations such as, Standard and Poor’s, may request complete portfolio holdings information in connection with rating a Portfolio. Similarly, pension plan sponsors and/or their consultants may request a complete list of portfolio holdings in order to assess the risks of a Portfolio’s portfolio along with related performance attribution statistics. The Portfolios believe that these third parties have legitimate objectives in requesting such portfolio holdings information. To prevent such parties from potentially misusing portfolio holdings information, the Portfolios will generally only disclose such information as of the end of the most recent calendar quarter, with a lag of at least 30 days, as described above, or, during a Portfolio’s first calendar quarter of operations, as of 5 business days after the commencement of operations of the Portfolio, or any later date during such calendar quarter with a lag of at least 7 business days, as described above.

In addition, the Portfolios’ Chief Compliance Officer, or his or her designee, may grant exceptions to permit additional disclosure of the Portfolios’ portfolio holdings information at differing times and with different lag times to rating agencies and to pension plan sponsors and/or their consultants, provided that (1) the recipient is subject to a confidentiality agreement, (2) the recipient will utilize the information to reach certain conclusions about the investment management characteristics of the Portfolios and will not use the information to facilitate or assist in any investment program, (3) the recipient will not provide access to third parties to this information, and (4) the recipient will receive this information no earlier than seven business days after the end of the calendar quarter (or, during a Portfolio’s first calendar quarter of operations, the recipient will receive this information as of 5 business days after the commencement of operations of the Portfolio or a later date in such calendar quarter with at least, in each case, a lag of 7 business days). In approving a request for an exception, the Chief Compliance Officer will consider a recipient’s need for the relevant holdings information, whether the disclosure will be in the best interest of the Portfolio and its investors, and whether conflicts of interest from such disclosures are appropriately resolved. Currently, the Index Trust has obtained confidentiality agreements and have arrangements to provide additional disclosure of portfolio holdings information to the following rating and ranking organizations and pension plan consultants: Bidart & Ross, Inc.; Cambridge Associates LLC; Jeffrey

Slocum & Associates, Inc.; Marquette Associates, Inc.; Mercer Inc.; New England Pension Consultants; R.V. Kuhns & Associates; and Standard and Poor's. As of the date of this Part B, the European Equity Trust has not entered into any arrangements to provide additional disclosure of portfolio holdings information to any rating and ranking organizations or pension plan consultants. The Board of Trustees receives periodic reports regarding entities that receive disclosure regarding the Portfolio’s portfolio holdings as described in this paragraph.

In addition, the service providers of the Portfolios, such as the Submanagers, custodian, and transfer agent may receive portfolio holdings information in connection with their services to the Portfolios. A Submanager may also provide information regarding a Portfolio’s portfolio holdings to certain of its service providers in connection with the services provided to the Submanager by such service providers (such as performance attribution analysis, portfolio management systems and clearing).

In no event shall Domini, Domini’s affiliates or employees, any Submanager, any Submanager’s affiliates or employees or the Portfolios receive any direct or indirect compensation in connection with the disclosure of information about a Portfolio’s portfolio holdings.

Item 12. Management of the Portfolio.

TRUSTEES AND OFFICERS OF THE PORTFOLIOS

The management and affairs of the Portfolios are supervised by the Board of Trustees of the Master Trust under the laws of the State of New York.

The Trustees and officers of the Master Trust, their ages, their principal occupations during the past five years (including other directorships), and the number of investment companies in the Domini family of funds that the Trustees oversee are set forth below. Their titles may have varied during that period. Each Trustee holds office until his or her successor is elected or until he or she retires, resigns, dies, or is removed from office.

Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Master Trust. Each Trustee and officer of the Master Trust noted as an "interested person" is interested by virtue of his or her position with Domini as described in the table below. Unless otherwise indicated below, the address of each Trustee and officer is 536 Broadway, 7th Floor, New York, New York 10012.

Name and Age	Position(s) Held with the Master Trust and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds and Portfolios in Domini Family of Funds Overseen by Trustee	Other Directorships Held by Trustee(1)
Interested Trustee and Officer:

Amy L. Domini* Age: 55	Chair, Trustee, and President of the Master Trust since 1990

CEO (since 2002), President (2002-June 2005), and Manager (since 1997), Domini Social Investments LLC; Manager, DSIL Investment Services LLC (since 1998); Manager, Domini Holdings LLC (holding company) (since 2002); Tom's of Maine, Inc. (natural care products) (2004); Board Member, Progressive Government Institute (nonprofit education on executive branch of the federal government) (since 2003); Board Member, Financial Markets Center (nonprofit financial markets research and education resources provider) (2002-2004); Trustee, New England Quarterly (periodical) (since 1998); Trustee, Episcopal Church Pension Fund (since 1994); CEO, Secretary, and Treasurer, KLD Research & Analytics, Inc. (social research provider) (1990-2000); Private Trustee, Loring, Wolcott & Coolidge Office (fiduciary) (since 1987).

			8	None
Independent Trustees:
Julia Elizabeth Harris Age: 57	Trustee of the Master Trust since 1999	Director and President, Alpha Global Solutions, LLC (agribusiness) (since 2004); Trustee, Fiduciary Trust Company (financial institution) (since 2001); Vice President, UNC Partners, Inc. (financial management) (since 1990).	8	None

Kirsten S. Moy Age: 58	Trustee of the Master Trust since 1999	Board Member, Community Reinvestment Fund (since 2003); Director, Economic Opportunities Program, The Aspen Institute (research and education) (since 2001); Consultant on Social Investments, Equitable Life/AXA (1998-2001); Project Director, Community Development Innovation and Infrastructure Initiative (research) (1998-2001).	8	None
William C. Osborn Age: 61	Trustee of the Master Trust since 1997	Manager, Massachusetts Green Energy Fund Management 1, LLC (venture capital) (since 2004); Manager, Commons Capital Management LLC (venture capital) (since 2000); Special Partner/Consultant, Arete Corporation (venture capital) (since 1999); Director, World Power Technologies, Inc. (power equipment production) (1999-2004); Director, Investors' Circle (socially responsible investor network) (since 1999).	8	None
Karen Paul Age: 61	Trustee of the Master Trust since 1997	Professor of Management and International Business, Florida International University (since 1990); Visiting Professor, Escuela Graduado Administración Dirección Empresas, Instituto Tecnológico y de Estudios Superiores de Monterrey (2004); Professor, Catholic University of Bolivia (2003); Fulbright Fellow, U.S. Department of State (2003).	8	None
Gregory A. Ratliff Age: 45	Trustee of the Master Trust since 1999	Community Investment Consultant (self-employment) (since 2002); Senior Fellow, The Aspen Institute (research and education) (2002); Director, Economic Opportunity, John D. and Catherine T. MacArthur Foundation (private philanthropy) (1997-2002).	8	None
John L. Shields Age: 52	Trustee of the Master Trust since 2004	Managing Director, Navigant Consulting, Inc. (management consulting firm) (since 2004); Advisory Board Member, Vestmark, Inc. (software company) (since 2003); Managing Principal, Shields Smith & Webber LLC (management consulting firm) (2002-2004); President and CEO, Citizens Advisers, Inc. (1998-2002); President and CEO, Citizens Securities, Inc. (1998-2002); President and Trustee, Citizens Funds (1998-2002).	8	None

Frederick C. Williamson, Sr. Age: 90	Trustee of the Master Trust since 1990

President's Advisory Board, Salve Regina University, Newport, R.I. (since 1999); Board Member, Preserve Rhode Island (nonprofit preservation) (since 1999); Board of Directors, Grow Smart Rhode Island (nonprofit state planning) (since 1998); Advisor, National Parks and Conservation Association (1997-2001); Chairman, Rhode Island Historical Preservation and Heritage Commission (state government) (since 1995); Treasurer and Trustee, RIGHA Foundation (charitable foundation supporting healthcare needs) (since 1994); Trustee, National Park Trust (nonprofit land acquisition) (since 1983); Trustee, Rhode Island Black Heritage Society (nonprofit education) (since 1974); State Historic Preservation Officer (state government) (since 1969).

		8	None

Officers:
Megan L. Dunphy* Age: 36	Secretary of the Master Trust since 2005	Mutual Fund Counsel, Domini Social Investments LLC (since 2005); Secretary, Domini Funds (since 2005); Counsel ING (formerly Aetna Financial Services) (financial services) (1999-2004).	N/A	N/A
Adam M. Kanzer* Age: 39	Chief Legal Officer of the Master Trust since 2003

General Counsel and Director of Shareholder Advocacy (since 1998) and Chief Compliance Officer (April 2005-May 2005), Domini Social Investments LLC; Chief Legal Officer (since 2003) and Chief Compliance Officer (April 2005-July 2005), Domini Funds.

			N/A	N/A
Carole M. Laible* Age: 42	Treasurer of the Master Trust since 1997

President (since July 2005), Chief Operating Officer (since 2002) and Financial/Compliance Officer (1997-2003), Domini Social Investments LLC; President and CEO (since 2002), Chief Compliance Officer (since 2001), Chief Financial Officer, Secretary, and Treasurer (since 1998), DSIL Investment Services LLC; Treasurer, Domini Funds (since 1997).

			N/A	N/A
Steven D. Lydenberg* Age: 60	Vice President of the Master Trust since 1990

Chief Investment Officer (since 2003) and Member (since 1997), Domini Social Investments LLC; Director (1990-2003) and Director of Research (1990-2001), KLD Research & Analytics, Inc. (social research provider); Vice President, Domini Funds (since 1990).

			N/A	N/A
Maurizio Tallini* Age: 32	Chief Compliance Officer of the Master Trust since July 2005

Chief Compliance Officer, Domini Social Investments LLC (since May 2005); Chief Compliance Officer, Domini Funds (since July 2005); Venture Capital Controller, Rho Capital Partners (venture capital) (2001-2005); Manager, PricewaterhouseCoopers LLP (independent registered public accounting firm) (1995-2001).

			N/A	N/A

(1) This includes all directorships (other than those of the Domini Funds) that are held by each

Trustee as a director of a public company or a registered investment company.

COMMITTEES

The Board of Trustees has a standing Audit Committee composed of all of the Trustees who are not

"interested persons" of the Master Trust within the meaning of the 1940 Act. The Audit Committee met twice during the Portfolios’ last fiscal year to review the internal and external accounting procedures of the Portfolios and, among other things, consider the selection of independent certified public accountants for the Portfolios, approve all significant services proposed to be performed by the accountants and consider the possible effect of such services on their independence.

The Board of Trustees also has a standing Nominating Committee. All of the Trustees who are not "interested persons" of the Master Trust within the meaning of the 1940 Act are members of the Nominating Committee. The Nominating Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board of Trustees. The Nominating Committee met three times during the Portfolios’ last fiscal year. The Nominating Committee will consider nominees recommended by investors. If an investor would like to recommend a nominee to the Master Trust's Nominating Committee, it should deliver its recommendation in writing to the Secretary of the Master Trust, 536 Broadway, 7th Floor, New York, New York 10012.

OWNERSHIP OF BENEFICIAL INTERESTS IN THE PORTFOLIOS AND IN OTHER ENTITIES

Because only investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" under Regulation D of the 1933 Act may make investments in the Portfolios, no Trustee owns any interest in the Portfolios. The following table shows the amount of equity securities beneficially owned by the Trustees in the Domini Social Equity Fund (an investment company that invests all of its assets in the Index Trust), the Domini European Social Equity Fund (an investment company that invests all of its assets in the European Equity Trust), and in all investment companies in the Domini family of funds supervised by the Trustees as of December 31, 2004:

Name of Trustee	Dollar Range of Equity Securities in the Domini Social Equity Fund	Dollar Range of Equity Securities in the Domini European Social Equity Fund	Aggregate Dollar Range of Equity Securities in All Investment Companies Overseen by the Trustee in the Domini Family of Funds
Interested Trustee:
Amy L. Domini	over $100,000	$0	over $100,000
Independent Trustees:
Julia Elizabeth Harris	$1 – $10,000	$0	$1 – $10,000
Kirsten S. Moy	$10,001 – $50,000	$0	$10,001 – $50,000
William C. Osborn	$50,001 – $100,000	$0	$50,001 – $100,000
Karen Paul	$10,001 – $50,000	$0	$50,001 – $100,000
Gregory A. Ratliff	$1 – $10,000	$0	$50,001 – $100,000
John L. Shields	$0	$0	$0
Frederick C. Williamson, Sr.	$50,001 – $100,000	$0	$50,001 – $100,000

APPROVAL OF MANAGEMENT AND SUBMANAGEMENT AGREEMENTS

Index Trust

Approval of Management Agreement between the Index Trust and Domini

A discussion of the Board of Trustees’ considerations in approving the Management Agreement between the Index Trust and Domini is included in the Index Trust’s Annual Report to shareholders for the fiscal year ended July 31, 2005.

Approval of the Submanagement Agreement between Domini and SSgA with respect to the Index Trust

A discussion of the Board of Trustees’ considerations in approving the Submanagement Agreement between Domini and SSgA with respect to the Index Trust is included in the Index Trust’s Annual Report to shareholders for the fiscal year ended July 31, 2005.

European Equity Trust

Approval of the Management Agreement between European Equity Trust and Domini

At a meeting held on July 22, 2005, the Board of Trustees considered the approval of the Management Agreement between the Master Trust and Domini (the "Management Agreement") with respect to the European Equity Trust.

In advance of the meeting, the Independent Trustees submitted to Domini a written request for information in connection with their consideration of the management arrangements for the European Equity Trust. The Trustees, received, reviewed and considered, among other things:

(i)           a report based on information provided by Strategic Insight that compared the proposed fees and expenses of the European Equity Trust to those of a peer group of socially responsible funds with a global or international objective (per Morningstar) and the top ten (measured by assets under management), non-socially responsible funds that focus on investing in European stocks (per Morningstar) as of April 30, 2005;

(ii)          a report from Domini regarding the proposed investment strategies and techniques for the Master Fund, including the proposed social screens to be applied to the European Equity Trust's investments;

(iii)         reports from and presentations by Domini that described (a) the nature, extent and quality of the services proposed to be provided by Domini to the European Equity Trust, (b) the fees and other amounts proposed to be paid to Domini under the Management Agreement, including information as to the fees charged and services provided to other clients, (c) certain information about Domini's compliance program and procedures and any regulatory issues, (d) brokerage practices, including soft dollar practices, (e) Domini's proxy voting policies and procedures, and (f) Domini's code of ethics; and

The Trustees, including all of the Independent Trustees, concluded that Domini had the capabilities, resources and personnel necessary to manage the European Equity Trust. The Board further concluded that, based on the services to be provided by Domini to the European Equity Trust pursuant to the Management Agreement, the fees paid by similar funds and taking into account the agreed-upon fee waivers and such other matters as the Trustees considered relevant in the exercise of their reasonable judgment, the compensation proposed to be paid to Domini under the Management Agreement was fair and reasonable.

In reaching their determination to approve the Management Agreement, the Trustees considered a variety of factors they believed relevant and balanced a number of considerations. In their deliberations, the Trustees did not identify any particular information or factor that was all-important or controlling. The primary factors and the conclusions are described below.

Nature, Quality, and Extent of Services Provided

The Trustees noted that pursuant to the Management Agreement, Domini, subject to the direction of the Board, will be responsible for providing advice and guidance with respect to the European Equity Trust and for managing the investment of the assets of the European Equity Trust, which it will do by engaging and overseeing the activities of Wellington Management. It was noted that Domini will apply the social screens to a portfolio of securities provided by Wellington Management and that Wellington Management will provide the day-to-day portfolio management of the European Equity Trust, including making purchases and sales of socially screened portfolio securities consistent with the European Equity Trust's investment objective and policies. The terms of the Management Agreement were reviewed the Trustees.

The Trustees considered the scope of the services to be provided by Domini under the Management Agreement and the quality of services provided by Domini to the other Domini Funds. They considered the professional experience, tenure and qualifications of the portfolio management teams proposed for the European Equity Trust and the other senior personnel at Domini. They also considered Domini's capabilities and experience in the development and application of social and environmental screens and its reputation and leadership in the socially responsible investment community. In addition, they considered Domini's compliance policies and procedures and compliance record.

The Trustees noted that Domini will also administer the European Equity Trust's business and other affairs pursuant to the Management Agreement. It was noted that, among other things, Domini will provide the European Equity Trust with office space, administrative services and personnel as are necessary for operations. The Trustees considered the quality of the administrative services Domini provided to the other Domini Funds, including Domini's role in coordinating the activities of service providers.

The Trustees concluded that they were satisfied with the nature, quality and extent of services to be provided by Domini to the European Equity Trust under the Management Agreement.

Fees and Other Expenses

The Trustees considered the advisory fees to be paid by the European Equity Trust to Domini. The Trustees considered the level of the European Equity Trust's advisory and administrative fees versus the Strategic Insight peer group described above, as well as the European Equity Trust's expected total expense ratio compared to those peers.

The Trustees also reviewed the fees that Domini charges its other clients with investment objectives similar to the investment objective of the European Equity Trust. The Trustees noted that Domini (and not the European Equity Trust) will pay Wellington Management from its advisory fee for the European Equity Trust.

The Trustees considered that, based on the information provided by Strategic Insight, the management fee for the European Equity Trust was within the range of the management fees of its peer group. The Trustees also considered that, after giving effect to Domini's waiver of a portion of its fee, the fees paid by the European Equity Trust was lower than the management fees paid by most of the funds in the peer group.

The Trustees also considered the expected total expense ratio of the European Equity Trust and compared it, after giving effect to Domini's waivers of fees, to the total expense ratios of the peer group. They concluded that the expected total expense ratio of the European Equity Trust was in the range of expense ratios of the peer group.

Other Benefits

The Trustees considered the other benefits which Domini and its affiliates could be expected to receive from their relationship with the European Equity Trust.

The Trustees reviewed the character and amount of payments expected to be received by Domini and its affiliates, other than in respect of the Management Agreement, in respect of the investors in the European Equity Trust. They considered that DSIL Investment Services, LLC, a subsidiary of Domini, will receive 12b-1 fees from each of the Domini European Social Equity Fund and the Domini European Social Equity Portfolio (the “Feeder Funds”) and will retain those fees in certain circumstances. The Trustees considered that Domini's profitability would be lower if the benefits described above were not received. The Trustees also considered the brokerage practices of Domini. In addition, the Trustees considered the intangible benefits that may accrue to Domini and its affiliates by virtue of their relationship with the European Equity Trust and the Feeder Funds.

The Trustees concluded that the benefits expected to be received by Domini and its affiliates, as outlined above, were reasonable in the context of the relationship between Domini and the European Equity Trust.

Economies of Scale

The Trustees also considered whether economies of scale would be realized by Domini as the European Equity Trust got larger and the extent to which economies of scale were reflected in the proposed fee schedules. The Trustees noted that while no breakpoints were currently being proposed, the European Equity Trust will be newly established and will not likely grow to a size at which breakpoints would be appropriate for some time. The Trustees also considered the fee waivers proposed by Domini. They concluded that the fee schedule as proposed was appropriate but noted that they would consider whether breakpoints should be instituted for the European Equity Trust as assets increased.

Approval of the Submanagement Agreement between Domini and Wellington Management

At a meeting held on July 22, 2005, the Board of Trustees considered the approval of the Submanagement Agreement between Domini and Wellington Management with respect to the European Equity Trust.

In advance of the meeting, the Independent Trustees submitted to Domini a written request for information in connection with their consideration of the management and distribution arrangements for the European Equity Trust. The Trustees received, reviewed and considered the following, among other things:

(i)           A report based on information provided by Strategic Insight that compared the proposed fees and expenses of the European Equity Trust to those of a peer group of socially responsible funds with a global or international objective (per Morningstar) and the top ten (measured by assets under management), non-socially responsible funds that focus on investing in European stocks (per Morningstar) as of April 30, 2005.

(ii)          A report from Domini regarding the proposed investment strategies and techniques for the European Equity Trust, including the proposed social screens to be applied to the European Equity Trust’s investments.

(iii)          Reports from and presentations by Domini regarding the process by which they decided to propose Wellington Management as the submanager of the European Equity Trust and a summary of the reference checks performed by Domini on Wellington Management.

(iv)          Reports from and presentations by Wellington Management that described (a) the nature, extent and quality of the services proposed to be provided by Wellington Management to the European Equity Trust, (b) the fees and other amounts proposed to be paid to Wellington Management under the Submanagement Agreement with respect to the European Equity Trust, including information as to the fees charged and services provided to other Wellington Management clients, (c) certain information regarding Wellington Management’s ownership structure, clients, and investment process, (d) certain information regarding Wellington Management’s performance in managing similar accounts, (e) certain information about Wellington Management’s compliance program and procedures and any regulatory issues, (f) brokerage practices, including soft dollar practices, and (g) Wellington Management’s code of ethics.

The Trustees, including all of the Independent Trustees, concluded that Wellington Management had the capabilities, resources, and personnel necessary to manage the European Equity Trust. The Board further concluded that, based on the services to be provided by Wellington Management to the European Equity Trust pursuant to the Submanagement Agreement, the fees paid by similar funds and taking into account the agreed-upon fee waivers and such other matters as the Trustees considered relevant in the exercise of their reasonable judgment, the compensation proposed to be paid to Wellington Management under the Submanagement Agreement was fair and reasonable.

In reaching their determination to approve the Submanagement Agreement, the Trustees considered a variety of factors they believed relevant and balanced a number of considerations. In their deliberations, the Trustees did not identify any particular information or factor that was all-important or controlling. The primary factors and the conclusions are described below.

Nature, Quality, and Extent of Services Provided

The Trustees noted that pursuant to the Management Agreement between the European Equity Trust and Domini, Domini, subject to the direction of the Board, will be responsible for providing advice and guidance with respect to the European Equity Trust and the European Equity Fund and for managing the investment of the assets of the European Equity Trust, which it will do by engaging and overseeing the activities of Wellington Management. It was noted that Domini will apply the social standards to a universe of securities provided by Wellington Management and that Wellington Management will provide the day-to-day portfolio management of the European Equity Trust, including making purchases and sales of socially screened portfolio securities consistent with the European Equity Trust’s investment objective and policies. The terms of the Submanagement Agreement were reviewed by the Trustees.

The Trustees considered the scope of the services to be provided by Wellington Management under the Submanagement Agreement and the quality of services provided by Wellington Management to its existing clients. They considered the professional experience, tenure, and qualifications of the portfolio management team proposed for the European Equity Trust and the other senior personnel at Wellington Management. They also considered Wellington Management’s compliance policies and procedures and compliance record.

The Trustees concluded that they were satisfied with the nature, quality and extent of services to be provided by Wellington Management to the European Equity Trust under the Submanagement Agreement.

Fees and Other Expenses

The Trustees considered the submanagement fees to be paid by Domini to Wellington Management. The Trustees considered the level of the European Equity Trust’s advisory fee versus the Strategic Insight peer group described above, as well as the European Equity Trust’s expected total expense ratio compared to those peers.

The Trustees also reviewed the fees that Wellington Management charges its other clients with investment objectives similar to the investment objective of the European Equity Trust. The Trustees noted that Domini (and not the European Equity Trust) will pay Wellington Management from its advisory fee for the European Equity Trust. The Trustees also considered that the advisory fees Wellington Management receives with respect to its other similarly managed clients are within the general range of the submanagement fee it would receive with respect to the European Equity Trust.

The Trustees considered that, based on the information provided by Strategic Insight, the management fee for the European Equity Trust was within the range of the management fees of its peer group. The Trustees also considered that, after giving effect to Domini’s waiver of a portion of its fee, the fees paid by the European Equity Trust was lower than the management fees paid by most of the funds in the peer group.

The Trustees also considered the expected total expense ratio of the European Equity Trust and compared it, after giving effect to Domini’s waivers of fees, to the total expense ratios of the peer group. They concluded that the expected total expense ratio of the European Equity Trust was in the range of expense ratios of the peer group.

Other Benefits

The Trustees considered the other benefits that Wellington Management and its affiliates could be expected to receive from their relationship with the European Equity Trust.

The Trustees also considered the brokerage practices of Wellington Management. In addition, the Trustees considered the intangible benefits that may accrue to Wellington Management and its affiliates by virtue of their relationship with the European Equity Trust.

The Trustees concluded that the benefits expected to be received by Wellington Management and its affiliates, as outlined above, were reasonable in the context of the relationship between Wellington Management and the European Equity Trust.

Economies of Scale

The Trustees also considered whether economies of scale would be realized by Wellington Management as the European Equity Trust got larger and the extent to which economies of scale were reflected in the proposed fee schedules. The Trustees noted that while no breakpoints were currently being proposed, the European Equity Trust will be newly established and will not likely grow to a size at which breakpoints would be appropriate for some time. The Trustees also considered the fee waivers proposed by Domini. They concluded that the fee schedule as proposed was appropriate but noted that they would consider whether breakpoints should be instituted for the European Equity Trust as European Equity Fund assets increased.

Performance Information

The Trustees reviewed information provided to them by Wellington Management regarding the performance of Wellington Management’s European and other sector models for the 2004 calendar year, as well as for the five years ended December 31, 2004. The Trustees also reviewed Wellington Management’s Global Intersection investment returns for the one-, three-, and five-year periods ended June 30, 2005, and since inception through June 30, 2005. They compared those returns to the returns of the MSCI Europe Index, the proposed benchmark for the European Equity Trust and the European Equity Fund, and other relevant benchmarks for the same periods. While noting the differences between the investment objectives and strategies of the European Equity Trust and the European Equity Fund from those of the models and Global Intersection, the Trustees considered the performance of the models and the Global Intersection to be acceptable when compared to the relevant benchmarks.

COMPENSATION AND INDEMNITY OF TRUSTEES

Information regarding compensation paid to the Trustees by the Master Trust for the fiscal year ended July 31, 2005, is set forth below. Ms. Domini is not compensated by the Master Trust for her service as a Trustee because of her affiliation with Domini.

Each of the Independent Trustees receives an annual retainer for serving as a Trustee of the Master Trust, the Domini Advisor Trust, the Domini Social Investment Trust, and the Domini Institutional Trust of $10,000, and in addition, receives $1,500 for attendance at each joint meeting of the Boards of the Master Trust, the Domini Advisor Trust, the Domini Social Investment Trust, and the Domini Institutional Trust (reduced to $625 in the event that a Trustee participates at an in-person meeting by telephone). In addition, each Trustee receives reimbursement for reasonable expenses incurred in attending meetings. The Trustees received the following fees for the fiscal year ended July 31, 2005:

Name of Trustee	Aggregate Compensation from the Master Trust(1)	Pension or Retirement Benefits Accrued as Part of Portfolio Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from the Master Trust, Domini Social Investment Trust, Domini Institutional Trust, and Domini Advisor Trust Paid to Trustee(2)
Interested Trustee:
Amy L. Domini	None	None	None	None
Independent Trustees:
Julia Elizabeth Harris	$8,363.89	None	None	$16,875
Kirsten S. Moy	$8,673.87	None	None	$17,500
William C. Osborn	$8,983.59	None	None	$18,125
Karen Paul	$8,054.17	None	None	$16,250
Gregory A. Ratliff	$8,674.12	None	None	$17,500
John L. Shields	$8,363.26	None	None	$18,125
Frederick C. Williamson, Sr.	$8,674.12	None	None	$17,500

(1) For the fiscal year ended July 31, 2005, Independent Trustees received $1,250 for attendance in person at each joint meeting of the Boards.

(2) As of July 31, 2005, there were five funds in the Domini family of funds.

The Master Trust's Declaration of Trust provides that it will indemnify its Trustees and officers (the "Indemnified Parties") against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Master Trust, unless, as to liability to the Index Trust or the European Equity Trust or their respective investors, it is finally adjudicated that the Indemnified Parties engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that the Indemnified Parties did not act in good faith in the reasonable belief that their actions were in the best interests of the Master Trust, the Index Trust or the European Equity Trust. In case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees, or in a written opinion of independent counsel, that such Indemnified Parties have not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties.

CODES OF ETHICS

The Master Trust, Domini, DSILD, SSgA and Wellington Management have each adopted a Code of Ethics (collectively, the "Codes of Ethics") under Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the European Equity Trust. The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov, and copies of the Codes of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, DC 20549-0102.

PROXY VOTING POLICIES

Each Portfolio (and each of the other funds in the Domini family of funds) has adopted proxy voting policies and procedures to ensure that all proxies for securities held by that Portfolio are cast in the best interests of the Portfolio's beneficial owners. Because each Portfolio has a fiduciary duty to vote all shares in the best interests of its beneficial owners, each Portfolio votes proxies after considering its beneficial owners' financial interests and social objectives. The proxy voting policies and procedures are designed to ensure that all proxies are voted in the best interests of a Portfolio's beneficial owners by isolating the proxy voting function from any potential conflicts of interest. In most instances, votes are cast according to predetermined policies, and potential conflicts of interest cannot influence the outcome of voting decisions. There are, however, several voting guidelines that require a case-by-case determination, and other instances where votes may vary from predetermined policies. Certain procedures have been adopted to ensure that conflicts of interest in such circumstances are identified and appropriately addressed. The Board of Trustees of the Master Trust has delegated the responsibility to vote proxies for the Portfolios to Domini. More details about the Domini Funds' proxy voting guidelines and Domini's proxy voting policies and procedures, including procedures adopted by Domini to address any potential conflicts of interest, are provided in the complete Proxy Voting Policies and Procedures in Appendix A.

All proxy votes cast for the Portfolios are posted to Domini's website on an ongoing basis over the course of the year. An annual record of all proxy votes cast for the Portfolios during the most recent 12-month period ended June 30 are available, free of charge, at www.domini.com, and on the EDGAR database on the SEC's website at www.sec.gov.

Item 13. Control Persons and Principal Holders of Securities.

As of October 31, 2005, all Trustees and officers of the Index Trust as a group owned less than 1% of the Index Trust's outstanding beneficial interests.  As of the same date, the following investors of record owned 5% or more of the beneficial interests in the Index Trust: Domini Social Equity Fund (82.7%) and Domini Institutional Social Equity Fund (15.1%).  The Index Trust has no knowledge of any other owners of record or beneficial owners of 5% or more of the beneficial interests in the Index Trust.

As of October 31, 2005, all Trustees and officers of the European Equity Trust as a group owned less than 1% of the European Equity Trust's outstanding beneficial interests.  As of the same date, the following investors of record owned 5% or more of the beneficial interests in the European Equity Trust: Domini European Social Equity Fund (99.7%).  The European Equity Trust has no knowledge of any other owners of record or beneficial owners of 5% or more of the beneficial interests in the Portfolio.

The address of each of the Domini Social Equity Fund, Domini Institutional Social Equity Fund and the Domini European Social Equity Fund is 536 Broadway, 7th Floor, New York, New York 10012.

Items 14. and 15. Investment Advisory and Other Services and Portfolio Managers.

Domini manages the assets of the Portfolios and provides certain administrative services to the Portfolios pursuant to the separate Management Agreements. The services provided by Domini include furnishing an investment program for the Portfolios. Domini will have authority to determine from time to time what securities are purchased, sold or exchanged, and what portion of assets of each of the Portfolios is held uninvested. Domini will also perform such administrative and management tasks for the Portfolios as may from time to time be reasonably requested, including: (a) maintaining office facilities and furnishing clerical services necessary for maintaining the organization of the Portfolios and for performing administrative and management functions, (b) supervising the overall administration of the Portfolios, including negotiation of contracts and fees with, and monitoring of performance and billings of, the transfer agent, shareholder servicing agents, custodian, and other independent contractors or agents of the Portfolios, (c) overseeing (with the advice of the counsel to the Portfolios) the preparation of and, if applicable, the filing of all documents required for compliance by the Portfolios with applicable laws and regulations, including registration statements, prospectuses and statements of additional information, semi-annual and annual reports to shareholders, proxy statements, and tax returns, (d) preparing agendas and supporting documents for, and minutes of meetings of, the Trustees, committees of the Trustees, and shareholders, (e) arranging for maintenance of the books and records of the Portfolios, (f) maintaining telephone coverage to respond to investor and shareholder inquiries; and (g) answering questions from the general public, the media, and investors in the Portfolios regarding the securities holdings of the Portfolios, limits on investment, and the Portfolios' proxy voting philosophy and shareholder activism philosophy. Domini provides persons satisfactory to the Board of Trustees of the Master Trust to serve as officers of the Master Trust. Such officers, as well as certain other employees and Trustees of the Master Trust, may be directors, officers, or employees of Domini or its affiliates. Domini furnishes at its own expense all facilities and personnel necessary in connection with providing these services.

Unless otherwise terminated, the Management Agreement for the Index Trust will continue in effect if such continuance is specifically approved at least annually by the Board of Trustees or by a majority of the outstanding voting securities of the Index Trust at a meeting called for the purpose of voting on the Management Agreement (with the vote of each investor in the Index Trust being in proportion to the amount of its investment), and, in either case, by a majority of the Trustees who are not parties to the Management Agreement or interested persons of any such party at a meeting called for the purpose of voting on the Management Agreement.

Unless otherwise terminated, the Management Agreement for the European Equity Trust will continue in effect if such continuance is specifically approved by August 1, 2007, and at least annually thereafter by the Board of Trustees or by a majority of the outstanding voting securities of the European Equity Trust at a meeting called for the purpose of voting on such Management Agreement (with the vote of each investor in the European Equity Trust being in proportion to the amount of its investment), and, in either case, by a majority of the Trustees who are not parties to such Management Agreement or interested persons of any such party at a meeting called for the purpose of voting on such Management Agreement.

Each Management Agreement provides that Domini may render services to others. Domini may employ, at its own expense, or may request that the Portfolios, employ (subject to the requirements of the 1940 Act) one or more subadvisers or submanagers, subject to Domini's supervision. Each Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Portfolios, when authorized either by majority vote of the outstanding voting securities of the Portfolios (with the vote of each investor in each Portfolio being in proportion to the amount of its investment), or by a vote of a majority of the Board of Trustees of the Master Trust, or by Domini, and will automatically terminate in the event of its assignment. Each Management Agreement provides that neither Domini nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the

Portfolios, except for willful misfeasance, bad faith, or gross negligence or reckless disregard of its or their obligations and duties under such Management Agreement.

Index Trust

Under the Management Agreement between the Index Trust and Domini, Domini's fee for advisory services to the Index Trust is 0.20% of the average daily net assets of the Index Trust. Domini also provides administrative services to the Index Trust under the Management Agreement.

European Equity Trust

Under the Management Agreement between the European Equity Trust and Domini, Domini's fee for advisory services to the European Equity Trust is 0.75% of the average daily net assets of the European Equity Trust. Domini also provides administrative services to the European Equity Trust under the Management Agreement.

Domini is a Massachusetts limited liability company with offices at 536 Broadway, 7th Floor, New York, NY 10012, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The names of the members of Domini and their relationship to the Trust and to the Master Trust, if any, are as follows: Amy L. Domini, Chair of the Board and President of the Trust and the Master Trust and the Manager and Chief Executive Officer of Domini; Steven D. Lydenberg, Vice President of the Trust and the Master Trust and Chief Investment Officer of Domini; James E. Brooks; Jotham C. Kinder; John G. Kinder; Dal LaMagna; Domini Holdings LLC; and Committed Capital, LLC.

SUBMANAGERS

Index Trust

SSgA manages the assets of the Index Trust pursuant to the Index Trust Submanagement Agreement. SSgA furnishes at its own expense all services, facilities, and personnel necessary in connection with managing the Index Trust's investments and effecting securities transactions for the Index Trust. The Index Trust Submanagement Agreement will continue in effect if such continuance is specifically approved at least annually by the Board of Trustees or by a majority vote of the outstanding voting securities in the Index Trust at a meeting called for the purpose of voting on the Index Trust Submanagement Agreement (with the vote of each being in proportion to the amount of its investment), and, in either case, by a majority of the Trustees who are not parties to the Index Trust Submanagement Agreement or interested persons of any such party at a meeting called for the purpose of voting on the Index Trust Submanagement Agreement.

SSgA is a wholly owned subsidiary of State Street Corporation, a publicly held bank holding company. The address of SSgA and each of the principal executive officers and directors of SSgA is State Street Financial Center, One Lincoln Street, Boston, MA 02111. As of July 31, 2005, SSgA had approximately $100 billion in assets under management, including $3.4 billion in assets for which SSgA acts as a submanager. SSgA and its affiliated companies managed over $679 billion in index fund assets and over $95 billion in socially responsible assets as of July 31, 2005.

               The Index Trust is submanaged by a team of investment professionals from SSgA’s Global Structured Products Group including David Chin, Heather McGoldrick, Michael Feehily, James May, and Karl Schneider. Each member of the team is jointly and primarily responsible for the day-to-day management of the Index Trust.

David Chin has been a principal of SSgA and State Street Global Advisors since he joined State Street in 1999. He is responsible for managing both U.S. and International funds. Prior to joining State Street Global

Advisors, Mr. Chin was a product analyst in the Analytical Services Group at Frank Russell Company. He has been working in the investment management field since 1992.

Heather McGoldrick has been a principal of SSgA and State Street Global Advisors since she joined State Street in 1991. Prior to assuming portfolio management responsibilities in 2003, Ms. McGoldrick was also a Product Engineer at SSgA. Her responsibilities include portfolio management, product development and research.

Michael Feehily, CFA, has been a principal of SSgA and State Street Global Advisors since he joined State Street in 1992. He is head of the U.S. equity Team within the Global Structured Products Team. Mr. Feehily is responsible for overseeing the management of all U.S. equity index funds for State Street Global Advisors.

James May, CFA, has been a principal of SSgA and State Street Global Advisors since he joined State Street in 1991. He manages a variety of portfolios benchmarked to indexes including MSCI, Standard & Poor’s and Russell.

Karl Schneider has been a principal of SSgA and State Street Global Advisors since he joined State Street in 1996. He manages a variety of the firm’s domestic and international passive funds.

Mr. Chin, Mr. Feehily, Mr. Schneider and Mr. May have served on the portfolio management team for the Index Trust since 2000. Ms. McGoldrick has served on the team since 2003.

The following information regarding each investment professional’s compensation, other accounts, and ownership of beneficial interests in the Index Trust has been provided by SSgA.

The following table lists that number and types of accounts managed by each of the key professionals involved in the day-to-day portfolio management for the Index Trust and assets under management in those accounts.

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
David Chin	4	$.1 billion	7	$20.29 billion	8	$13.2 billion
Heather McGoldrick	1	$1.5 billion	2	$.6 billion	3	$1.1 billion
Michael Feehily	2	$7.5 billion	4	$16.6 billion	13	$10.4 billion
James May	4	$52.9 billion	3	$90.4 billion	14	$26.3 billion
Karl Schneider	6	$3.3 billion	12	$16.8 billion	8	$6.4 billion

None of these funds or accounts pay performance-based fees to SSgA.

Conflicts of Interest Between the Index Trust and Other Accounts Subadvised by SSgA

A Portfolio Manager may be subject to potential conflicts of interest because he or she is responsible for other accounts in addition to the Index Trust. Potential conflicts may arise out of (a) the Portfolio Manager's execution of different investment strategies for various accounts or (b) the allocation of investment opportunities among the Portfolio Manager's accounts with the same strategy.

A potential conflict of interest may arise as a result of the Portfolio Manager's responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the Portfolio Manager's accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment. The Portfolio Manager may also manage accounts whose objectives and policies differ from that of the Index Trust. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the Portfolio Manager may have adverse consequences for another account managed by the Portfolio Manager. For example, an account may sell a significant position in a security, which could cause the market price of that security to decrease, while the Index Trust maintained its position in that security.

A potential conflict may arise when the Portfolio Manager is responsible for accounts that have different advisory fees – the difference in fees could create an incentive for the Portfolio Manager to favor one account over another, for example, in terms of access to investment opportunities. This conflict may be heightened if an account is subject to a performance-based fee. Another potential conflict may arise when the Portfolio Manager has an investment in one or more accounts that participates in transactions with other accounts. His or her investment(s) may create an incentive for the portfolio manager to favor one account over another. SSgA has adopted policies and procedures reasonably designed to address these potential material conflicts. For instance, portfolio managers within SSgA are normally responsible for all accounts within a certain investment discipline, and do not, absent special circumsta nces, differentiate among the various accounts when allocating resources. Additionally, SSgA and its advisory affiliates utilize a system for allocating investment opportunities among portfolios that is designed to provide a fair and equitable allocation.

Compensation of SSgA Investment Professionals

The compensation of SSgA’s investment professionals is based on a number of factors. The first factor considered is external market. Through extensive compensation survey process, SSgA seeks to understand what its competitors are paying people to perform similar roles. This data is then used to determine a competitive baseline in the areas of base pay, bonus, and long term incentive (i.e. equity). The second factor taken into consideration is the size of the pool available for this compensation. SSgA is a part of State Street Corporation, and therefore works within its corporate environment on determining the overall level of its incentive compensation pool. Once determined, this pool is then allocated to the various locations and departments of SSgA. The determination of the allocation amounts to these locations and departments is influenced by the competitive market data, as well as the overall performanc e of the group. The pool is then allocated to individual employees based on their individual performance. There is no fixed formula for determining these amounts, nor is anyone’s compensation directly tied to the investment performance or asset value of a product or strategy. The same process is followed in determining equity allocations.

As of July 31, 2005, no investment professional listed above owns any equity securities of the Index Trust.

European Equity Trust

Wellington Management manages the assets of the European Equity Trust pursuant to the Submanagement Agreement. The Submanager furnishes at its own expense all services, facilities, and personnel necessary in connection with managing the European Equity Trust's investments and effecting securities transactions for the European Equity Trust. The Submanagement Agreement will continue in effect if such continuance is specifically approved by August 1, 2007, and at least annually thereafter by the Board of Trustees or by a majority vote of the outstanding voting securities of the European Equity Trust at a meeting called for the purpose of voting on the Submanagement Agreement (with the vote of each investor in the European Equity Trust being in proportion to the amount of its investment), and by a majority of the Master Trust's Trustees who are not parties to the Submanagement Agreement or interested persons of any such party at a meeting called for the purpose of voting on the Submanagement Agreement.

Wellington Management is a Massachusetts limited liability partnership with principal offices at 75 State Street, Boston, Massachusetts 02109. Wellington Management is a professional investment counseling firm that provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services since 1928. As of July 31, 2005, Wellington Management had investment management authority with respect to approximately $484 billion in assets. Wellington Management is owned by its 86 active partners, all of whom are active in the firm.

Ms. Sylvia S. Han, CFA, has been the portfolio manager primarily responsible for the day-to-day management of the European Equity Trust since 2005. Ms. Han joined Wellington Management as an investment professional in 1990. In addition to her responsibilities regarding the European Equity Trust, as of July 31, 2005, Ms. Han has day-to-day management responsibilities for the assets of: (i) no other registered investment companies, (ii) one other pooled investment vehicle with approximately $2,500,000 in assets under management, and (iii) six other accounts with a total of approximately $800,000 in assets under management. None of these funds or accounts pay performance-based fees to Wellington Management.

Ms. Doris T. Dwyer has provided portfolio management and securities analysis services to the European Equity Trust since 2005. Ms. Dwyer joined Wellington Management as a portfolio manager in 1998. In addition to her responsibilities regarding the European Equity Trust, as of July 31, 2005, Ms. Dwyer has day-to-day management responsibilities for the assets of: (i) five other registered investment companies with approximately $1,412,500,000 in assets under management, (ii) three other pooled investment vehicles with approximately $125,300,000 in assets under management, and (iii) 13 other accounts with a total of approximately $2,612,300,000 in assets under management. Two of these funds or accounts (with $246,400,000 in aggregate assets) pay performance-based fees to Wellington Management.

Conflicts of Interest between the European Equity Trust and Other Accounts Sub-Advised by Wellington Management

Individual investment professionals at Wellington Management manage multiple portfolios for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, insurance companies, foundations), bank common trust accounts, and hedge funds. The Wellington Management investment professionals listed above who are primarily responsible for the day-to-day management of the European Equity Trust (the "Investment Professionals") generally manage portfolios in several different investment styles. These portfolios may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the European Equity Trust. The Investment Professionals make investment decisions for each portfolio, including the European Equity Trust, based on the investment objectives, policies, practices, benchmarks, cash flows, tax and other relevant investment considerations applicable to that portfolio. Consequently, the Investment Professionals may purchase or sell securities, including IPOs, for one portfolio and not another portfolio, and the performance of securities purchased for one portfolio may vary from the performance of securities purchased for other portfolios. The Investment Professionals or other investment professionals at Wellington Management may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the European Equity Trust, or make investment decisions that are similar to those made for the European Equity Trust, both of which have the potential to adversely impact the European Equity Trust depending on market conditions. For example, an Investment Professional may purchase a security in one portfolio while appropriately selling that same security in another portfolio. In addition, some of these portfolios have fee structures, including performance fees, that are or have the potential to be higher, in some cases significantly higher, than the fees paid by the Domini to Wellington Management with respect to the European Equity Trust. Because incentive payments are tied to revenues earned by Wellington Management, and where noted, to the performance achieved by the manager in each account, the incentives associated with any given fund may be significantly higher or lower than those associated with other accounts managed by a given Investment Professional. Finally, the

Investment Professionals may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.

Wellington Management's goal is to meet its fiduciary obligation to treat all clients fairly and provide high quality investment services to all of its clients. Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, that it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary fund guidelines, the allocation of IPOs, and compliance with the firm's Code of Ethics, and places additional investment restrictions on Investment Professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management's Investment Professionals. Although Wellington Management does not track the time an Investment Professional spends on a single portfolio, Wellington Management does periodically assess whether an Investment Professional has adequate time and resources to effectively manage the Investment Professional's various client mandates.

Compensation of Wellington Management Investment Professionals

Domini pays Wellington Management a fee based on the assets under management of the European Equity Trust as set forth in the Submanagement Agreement between Wellington Management and Domini with respect to the European Equity Trust. Wellington Management pays its investment professionals out of its total revenues and other resources, including the advisory fees earned with respect to the European Equity Trust. The following information relates to the period ended July 31, 2005.

Wellington Management's compensation structure is designed to attract and retain high-caliber investment professionals necessary to deliver high quality investment management services to its clients. Wellington Management's compensation of its investment professionals includes a base salary and incentive components. The base salary for each Investment Professional is determined by the Investment Professional's experience and performance in her role as an Investment Professional. Base salaries for non-partners are reviewed annually and may be adjusted based on the recommendation of the Investment Professional's business manager, using guidelines established by Wellington Management's Compensation Committee, which has final oversight responsibility for base salaries for non-partners. The Investment Professionals are eligible to receive incentive payments based on the revenues earned by Wellington Management from the European Equity Trust and generally each other portfolio managed by the Investment Professionals. The Investment Professionals' incentive payments relating to the European Equity Trust will be linked to the gross pre-tax performance of the European Equity Trust compared to a benchmark which reflects the MSCI Europe Index as modified by the application of Domini's social and environmental standards over one and three year periods, with an emphasis on three year results once the European Equity Trust has been in existence for three years or longer. Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods and rates may differ) to other portfolios managed by the Investment Professionals, including portfolios with performance fees. Portfolio-based incentives across all portfolios managed by a Investment Professionals can, and typically do, represent a significant portion of a Investment Professional's overall compensation; performance-based incentive compensation varies significantly by individual and can vary significantly from year to year. Some Investment Professionals are also eligible for bonus payments based on their overall contribution to Wellington Management's business operations. Senior management at Wellington Management may reward individuals as it deems appropriate based on factors other than portfolio performance.

As of July 31, 2005, neither Ms. Han nor Ms. Dwyer owns any equity securities of the European Equity Trust.

Each Submanagement Agreement provides that the applicable submanager may render services to others. Each Submanagement Agreement is terminable without penalty upon not more than 60 days' nor less than 30 days' written notice by the Index Trust or the European Equity Trust, as the case may be, when authorized either by majority vote of the outstanding voting securities in the Index Trust (with the vote of each being in proportion to the amount of their investment) or the European Equity Trust (with the vote of each being in proportion to the amount of their investment), as applicable, or by a vote of the majority of the appropriate Board of Trustees, or by Domini with the consent of the Trustees, and may be terminated by the applicable Submanager on not less than 90 days' written notice to Domini and the Trustees, and will automatically terminate in the event of its assignment. Each Submanagement Agreement provides that the applicable Submanager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Index Trust or the European Equity Trust, as the case may be, except for willful misfeasance, bad faith, or gross negligence or reckless disregard for its or their obligations and duties under the Submanagement Agreement.

Index Trust

Under the Index Trust Submanagement Agreement, Domini pays SSgA an annual investment submanagement fee equal to the greater of $300,000 or the fee based on the following schedule:

0.02% of the first $1 billion of net assets managed

0.01% of the next $1 billion of net assets managed

0.0075% of net assets managed in excess of $2 billion

For the fiscal years ended July 31, 2005, July 31, 2004, and July 31, 2003, the Index Trust incurred approximately $3,165,651, $2,951,753 and $2,383,240, respectively, in management fees pursuant to its Management Agreement with Domini.

European Equity Trust

Under the European Equity Trust Submanagement Agreement, Domini pays Wellington Management an annual investment submanagement fee equal to the fee based on the following schedule:

0.75% of the first $25 million of net assets managed

0.65% of the next $25 million of net assets managed

0.50% of the next $250 million of net assets managed

0.45% of net assets managed in excess of $300 million

There is no minimum annual fee for the first eighteen months after the date of initial funding of the European Equity Trust (until April 1, 2007). The minimum fee payable by Domini to Wellington Management pursuant to the Submanagement Agreement for the twelve-month period from April 1, 2007, and each twelve-month period thereafter is $350,000.

The European Equity Trust did not incur management fees pursuant to its Management Agreement with Domini as of July 31, 2005 because the European Equity Trust had not commenced operations.

TRANSFER AGENT AND CUSTODIAN

The Master Trust has entered into a Transfer Agency Agreement with Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, MA 02116, pursuant to which IBT acts as transfer agent for the Portfolios. The Master Trust also has entered into a Custodian Agreement with IBT pursuant to which IBT acts as custodian for the Portfolios. The Custodian's responsibilities include safeguarding and controlling the Portfolios' cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolios' investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts, and calculating the daily net asset value of the Portfolios. Securities held by the Portfolios may be deposited into certain securities depositaries. The Custodian does not determine the investment policies of the Portfolios or decide which securities the Portfolios will buy or sell. The Portfolios may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions.

EXPENSES

The Portfolios are responsible for all of their expenses, including the compensation of the Trustees who are not interested persons of the Master Trust; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to a Portfolio; fees and expenses of independent registered public accounting firms, of legal counsel, and of any transfer agent, custodian, registrar, or dividend disbursing agent of a Portfolio; insurance premiums; and expenses of calculating the net asset value of the Portfolios.

Each Portfolio will also pay the expenses connected with the execution, recording, and settlement of security transactions and the investment management fees payable to Domini. Each Portfolio will also pay the fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental offices and commissions; and expenses of meetings of investors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, 99 High Street, Boston, MA 02110, is the independent registered public accounting firm for the Portfolios, providing audit services, tax return preparation, and reviews with respect to the preparation of filings with the SEC.

Item 16. Brokerage Allocation and Other Practices.

Specific decisions to purchase or sell securities for the Portfolios are made by portfolio managers who are employees of the Submanagers and who are appointed and supervised by its senior officers. The portfolio managers of the Portfolios may serve other clients of the Submanager in a similar capacity.

Each Portfolio's primary consideration in placing securities transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. Each Submanager attempts to achieve this result by selecting broker-dealers to execute transactions on behalf of a Portfolio and other clients of the Submanager on the basis of their professional capability, the value and quality of their brokerage services, and the level of their brokerage commissions. The Submanager may also consider social factors, such as whether the brokerage firm is minority-owned, in selecting broker-dealers, subject to the Submanager's duty to obtain best execution. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Submanager normally seeks to deal directly with the primary market makers, unless in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession.

Notwithstanding the above, in compliance with Section 28(e) of the Securities Exchange Act of 1934, each Submanager may select brokers who charge a commission in excess of that charged by other brokers, if the Submanager determines in good faith that the commission to be charged is reasonable in relation to the brokerage and research services provided to the Submanager by such brokers. Research services generally consist of research or statistical reports or oral advice from brokers and dealers regarding particular companies, industries or general economic conditions. The Submanagers may also have arrangements with brokers pursuant to which such brokers provide research services to the Submanagers in exchange for a certain volume of brokerage transactions to be executed by such brokers. While the payment of higher commissions increases a Portfolio's costs, the Submanager does not believe that the receipt of such brokerage and research services significantly reduces its expenses as the Submanager. Arrangements for the receipt of research services from brokers may create conflicts of interest.

Research services furnished to a Submanager by brokers who effect securities transactions for a Portfolio may be used by the Submanger in servicing other investment companies and accounts which it manages. Similarly, research services furnished to a Submanager by brokers who effect securities transactions for other investment companies and accounts which the Submanager manages may be used by the Submanager in servicing a Portfolio. Not all of these research services are used by Submanagers in managing any particular account, including the Portfolios.

The Portfolios encourage the Submanagers to use minority- and women-owned brokerage firms to execute the Portfolios’ transactions, subject to the Submanagers' duty to obtain best execution. A Submanager may choose to direct transactions to minority- and women-owned brokerage firms that will contract for a correspondent broker to execute and clear the trades. While a Submanager believes that it will obtain best execution in these transactions, a Portfolio may forgo other benefits (like research) that it would have received if such transactions were executed through correspondent brokers directly. The Board of Trustees has determined that these arrangements are appropriate in light of the overall philosophy and goals of the Portfolios.

No portfolio transactions may be executed with the Manager or a Submanager, or with any affiliate of the Manager or a Submanager, acting either as principal or as broker, except as permitted by applicable law.

For the fiscal years ended July 31, 2005, July 31, 2004, and July 31, 2003, the Index Trust paid brokerage commissions of $129,361, $129,543 and $154,136, respectively.

The Index Trust did not pay any brokerage commissions to affiliated brokers during its fiscal years ended July 31, 2005, and July 31, 2004. For the fiscal year ended July 31, 2003, the Index Trust paid $585 in brokerage commissions to State Street Global Markets, LLC, an affiliate of the Submanager.

The European Equity Trust did not pay any brokerage commissions for the fiscal year ended July 31, 2005 because the European Equity Trust had not yet commenced operations.

In certain instances there may be securities which are suitable for a Portfolio as well as for one or more of a Submanager's or the Manager's other clients. Investment decisions for the Portfolios and for a Submanager's or the Manager's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. However, it is believed that the ability of the Portfolios to participate in volume transactions will produce better executions for the Portfolios.

Item 17. Capital Stock and Other Securities.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Investors are entitled to participate pro rata in distributions of a Portfolio, and, subject to applicable federal income tax requirements, are allocated a pro rata share of the taxable income, loss, gain, and credit of the Portfolio. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion, or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Portfolio may not be transferred.

Each investor is entitled to vote in proportion to the amount of its investment in a Portfolio. Except when a larger vote is required by applicable law, a majority of the voting power of the shares voted in person or by proxy on a matter will decide that matter and a plurality of the voting power of the shares voted in person or by proxy will elect a Trustee. Investors in a Portfolio do not have cumulative voting rights. Investors holding more than 50% of the aggregate beneficial interests in the Master Trust may elect all of the Trustees of the Master Trust if they choose to do so, and in such event, the other investors in the Master Trust would not be able to elect any Trustee.

The Master Trust is not required and has no current intention to hold annual meetings of investors, but the Master Trust will hold special meetings of investors when in the judgment of the Master Trust's Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to remove one or more Trustees under certain circumstances.

The Master Trust may, without investor approval, change its or the Portfolios’ form of organization, reorganize the Master Trust, the Portfolios or any other series into a newly created entity or a newly created series of an existing entity, or incorporate the Master Trust, the Portfolios or any other series as a newly created entity. If recommended by the Trustees, the Portfolios may merge or consolidate or may sell, lease, or exchange all or substantially all of its assets if authorized at any meeting of investors by a vote of the "majority of the outstanding voting securities" (as defined in the 1940 Act) of each Portfolio, or by written consent, without a meeting, of the holders of interests representing a majority of the voting power of the outstanding interests in the Portfolios. A Portfolio may be terminated at any time by a vote of investors or by the Trustees by written notice to the Portfolio's investors. If not so terminated, the Portfolios will continue indefinitely. Except in limited circumstances, the Trustees may, without any investor vote, amend or otherwise supplement the Master Trust's Declaration of Trust.

The Master Trust is organized as a trust under the laws of the State of New York. Investors in a Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolios shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, their investors, Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and a Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Master Trust and its series are not binding upon the Trustees individually but only upon the property of the Master Trust and its series and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Item 18. Purchase, Redemption, and Pricing of Securities.

Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, common or commingled trust funds, or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

The net asset value of each Portfolio is determined each day on which the NYSE is open for trading ("Portfolio Business Day"). As of the date of this Registration Statement, the NYSE is open for trading every weekday except in an emergency and on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. This determination of net asset value is made once during each Portfolio Business Day as of the close of regular trading of the NYSE by deducting the amount of each Portfolio's liabilities, including expenses payable or accrued, from the value of its assets. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase order or request for withdrawal.

Securities listed or traded on national securities exchanges are valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price which represents the current value of the security. Securities listed on the NASDAQ National Market System are valued using the NASDAQ Official Closing Price (the "NOCP"). If an NOCP is not available for a security listed on the NASDAQ National Market System, the security will be valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price. Options and futures contracts are normally valued at the settlement price on the exchange on which they are traded.

Securities that are primarily traded on foreign exchanges generally are valued at the closing price of such securities on their respective exchanges, except that if the Manager or a Submanager, as applicable, is of the opinion that such price would result in an inappropriate value for a security, including as a result of an occurrence subsequent to the time a value was so established, then the fair value of those securities may be determined by consideration of other factors by or under the direction of the Board of Trustees of the Master Trust or its delegates. In valuing assets, prices denominated in foreign currencies are converted to U.S. dollar equivalents at the current exchange rate.

Bonds and other fixed income securities (other than short-term obligations) are valued on the basis of valuations furnished by independent pricing services, use of which has been approved for the Portfolios by the Board of Trustees of the Master Trust. In making such valuations, the pricing services utilize both dealer supplied valuations and electronic data processing techniques which take into account appropriate factors such as institutional size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data, without exclusive reliance upon quoted prices or exchange or over the counter prices, since such valuations are believed to reflect more accurately the fair value of such securities.

Short-term obligations (maturing in 60 days or less) are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Master Trust. Amortized cost involves valuing an instrument at its original cost to a Portfolio and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations held by a Portfolio is determined on the basis of interest accrued less amortization of premium.

All other securities and other assets of a Portfolio for which market quotations are determined to be not readily available will be valued using fair value procedures established by and under the supervision of the Master Trust's Board of Trustees. The frequency with which a Portfolio’s investments will be valued using fair value pricing is primarily a function of the types of securities and other assets in which the Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by extreme market conditions; (vii) a security affected by currency controls or restrictions; and (viii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Portfolio’s net asset value is computed and that may materially affect the value of the Portfolio’s investments). Examples of events that may be "significant events" are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which a Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (a) the fundamental analytical data relating to the investment, (b) the nature and duration of restrictions on disposition of the securities, and (c) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

Valuing the Portfolios’ investments using fair value pricing will result in using prices for those investments that may differ from current market prices. In addition, fair value pricing could have the benefit of reducing potential arbitrage opportunities presented by a lag between a change in the value of the Portfolio’s investments and the reflection of that change in the Portfolio’s net asset value.

Please note that the European Equity Trust holds securities that are primarily listed on foreign exchanges that may trade on weekends or other days when the European Equity Trust does not calculate its net asset value. Therefore, the value of the securities held by the European Equity Trust may change on days when investors will not be able to invest in, or withdraw an investment from, the European Equity Trust.

Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the close of each Portfolio Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected as of the close of business on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (a) the numerator of which is the value of such investor's investment in the Portfolio as of the close of business on that Portfolio Business day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected as of the close of business on such day and (b) the denominator of which is the aggregate net asset value of the Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of business on the following Portfolio Business Day.

Item 19. Taxation of the Portfolios.

Each Portfolio expects that it will be treated as a partnership, rather than an association taxable as a corporation, for federal income tax purposes. As a result, each Portfolio expects that it will not be subject to any federal income tax and, under the anticipated method of operation of the Portfolios, distributions from a Portfolio should not generate any taxable gain to an investor except to the extent that distributions of cash exceed the investor's tax basis in its interest in that Portfolio. However, each investor in a Portfolio must take into account its share of the Portfolio's ordinary income, gains, losses, deductions, credits, and other items in determining its income tax liability without regard to whether it has received any distributions from the Portfolio. The determination of such share is made in accordance with the governing instruments and allocation procedures of the applicable Portfolio, the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

Each Portfolio's taxable year-end is currently July 31. Although each Portfolio expects that it will not be subject to federal income tax, each Portfolio will file a federal information income tax return upon which it will report its income, gain, loss, deductions, and credits for its taxable year.

The Portfolios may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. It is not possible to determine a Portfolio's effective rate of foreign tax in advance, since the amount of that Portfolio's assets to be invested within various countries is not known. The European Equity Trust anticipates that an investor in the European Equity Trust qualifying as a "regulated investment company" (a "RIC") and investing substantially all of its assets in the European Equity Trust will be able to pass through to its investors a foreign tax credit (or deduction if the investors itemize deductions for federal income tax purposes) with respect to the foreign withholding taxes paid by the European Equity Trust, if any. The Index Trust does not anticipate that an investor in the Index Trust qualifying as a RIC and investing substantially all of its assets in the Index Trust will be able to pass through such foreign tax credit (or deduction) to its investors. The use of foreign tax credits is subject to a number of limitations, including limitations based on the category of income to which the foreign tax credits relate. Such limitations may make it difficult for an investor in a RIC that invests in the European Equity Trust to claim a foreign tax credit with respect to some or all of the foreign taxes paid by the European Equity Trust.

Distributions to and withdrawals by an investor in a Portfolio are generally not taxable. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in the Portfolio, the investor will generally realize gain for U.S. federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in a Portfolio), the investor's adjusted tax basis in its partnership interest in a Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in a Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of the Portfolio's net income and any separately allocated items of income and gain (including income, if any, exempt from U.S. Federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of the Portfolio's net losses and any separately allocated items of loss, expense, or deduction, and by the amounts of any distributions received by the investor. This discussion does not address any distributions by a Portfolio of property other than cash (e.g., distributions of readily marketable securities), which will be subject to special tax rules and may have consequences different from those described in this paragraph.

It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio. Generally, the Portfolios believe that for purposes of determining whether such an investor in a Portfolio satisfies the income and diversification requirements to maintain its status as a RIC, such investor will be deemed to own a proportionate share of the applicable Portfolio's assets and will take into account the Portfolio's income or loss attributable to that share.

Foreign exchange gains and losses realized by a Portfolio will generally be treated as ordinary income and losses for federal income tax purposes. The European Equity Trust may invest in foreign entities that may be treated as "passive foreign investment companies" for U.S. federal income tax purposes. If the European Equity Trust does invest in passive foreign investment companies, its investors may be required to pay additional tax (and interest) in respect of distributions from, and gains attributable to the sale or other disposition of the stock of, such entities. If the European Equity Trust is eligible to make and makes either a "qualified electing fund" election or a "mark to market" election with respect to an investment in a passive foreign investment company, then the European Equity Trust may have taxable income from such investment regardless of whether or not the European Equity Trust receives any actual distributions of cash derived from such passive foreign investment company in any given year. In order to enable any investor that is a RIC to distribute its share of this income and avoid a tax, the European Equity Trust may be required to liquidate portfolio securities that it might have otherwise continued to hold, potentially resulting in additional taxable gain or loss to the European Equity Trust. The Index Trust does not anticipate that it will invest in any foreign entity that is treated as a passive foreign investment company for U.S. federal income tax purposes.

A Portfolio's investment in zero coupon bonds, deferred interest bonds, payment-in-kind bonds, certain stripped securities, and certain securities purchased at a market discount will cause a Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute its share of this income and avoid a tax, a Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

The Portfolios' transactions in options, forward contracts, futures contracts, and swaps and related transactions, if any, will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for a Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for a Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each Portfolio intends to limit its activities in options, forward contracts, and futures contracts, and swaps and related transactions to the extent necessary to enable any investor which is a RIC to meet the requirements of Subchapter M of the Code if it invests all of its assets in that Portfolio.

There are certain tax issues which will be relevant to only certain investors, for example, investors who contribute assets other than cash to a Portfolio. Under certain circumstances, an investor who contributes assets other than cash to a Portfolio may recognize gain as a result of the contribution. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolios.

The Portfolios are not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts.

Item 20. Underwriters.

The exclusive placement agent for the Portfolios is DSIL Investment Services LLC. Other investment companies, insurance company separate accounts, common and commingled trust funds, and similar organizations and entities may continuously invest in the Portfolios.

Item 21. Calculation of Performance Data.

Not applicable.

Item 22. Financial Statements.

The financial statements contained in the Index Trust’s Annual Report for the fiscal year ended July 31, 2005, as filed with the SEC via the EDGAR System (Accession Number 0000950136-05-006264), are hereby incorporated by reference into this Part B.

The European Equity Trust did not have any financial statements as of July 31, 2005 because the European Equity Trust had not commenced operations.

APPENDIX A

PROXY VOTING POLICIES AND PROCEDURES

These Proxy Voting Policies and Procedures have been adopted by each of the Domini Social Index Trust, the Domini European Social Equity Trust, the Domini Social Equity Fund, the Domini Institutional Social Equity Fund, the Domini Social Bond Fund, the Domini Social Equity Portfolio, the Domini European Social Equity Fund and the Domini European Social Equity Portfolio (collectively, the “Domini Funds” or the “Funds”) to ensure that all proxies for securities held by the Funds are cast in the best interests of the Domini Funds’ shareholders, to whom the Funds owe a fiduciary duty.

The Board of Trustees (“BOT”) of the Domini Funds has delegated the responsibility to vote proxies for the Funds to Domini Social Investments LLC, the Funds’ investment advisor (“Domini” or the “Advisor”). The BOT reviews and adopts Domini’s Proxy Voting Policies and Procedures on an annual basis on behalf of the Funds, and receives quarterly reports from Domini regarding the execution of its proxy voting duties.

The BOT also delegates the responsibility for resolving conflicts of interest that may arise between Domini and the Domini Funds in the execution of the Advisor’s proxy voting duties to the Advisor. Pursuant to Domini’s Procedures, where a significant conflict of interest arises, the BOT expects Domini to consult with one or more members of the independent trustees to determine an appropriate course of action (see “Conflicts of Interest” below).

I.	The Domini Funds’ Proxy Voting Guidelines

The following Guidelines summarize the Funds’ positions on various issues of concern to socially responsible investors and indicate how the Funds will vote their shares on each issue. Because the Funds have a fiduciary duty to vote all shares in the best interests of the Funds’ shareholders, the Funds vote proxies after considering shareholders’ financial interests and social objectives. For that reason, there may be instances in which the Funds’ shares may not be voted in strict adherence to these Guidelines. The Guidelines have been developed in cooperation with KLD Research & Analytics to ensure consistency with the social and environmental standards applied to our domestic portfolio and our overall stock selection process.

The general principles guiding Domini’s proxy voting practices apply globally, and we will seek to apply these Guidelines consistently in all markets. However, there are significant differences between the U.S. and other markets that may require Domini to modify the application of these Guidelines for certain non-U.S. markets. We may, for example, modify the application of these guidelines in deference to international differences in corporate governance structures, disclosure regimes and cultural norms. In addition, due to particularly onerous procedural impediments in certain countries, we will not always be assured of our ability to vote our clients’ shares.

These Guidelines are subject to change without notice.

Introduction

As an investment advisor and mutual fund manager, we at Domini Social Investments LLC (“Domini”) have an important opportunity to enhance shareholder value and corporate accountability through our proxy voting policies. As socially responsible investors, we have always viewed the proxy voting process as a critically important avenue through which shareholders can engage with management on a wide-range of important issues.

We have a fiduciary duty to ensure that the proxy voting responsibilities entrusted to us are exercised in the best interests of our clients and fund shareholders (our “investors”). We also believe that our investors have a right to know how we are exercising these important responsibilities, and to understand the positions we are taking on their behalf.

We vote all our proxies according to published guidelines, which cover more than 90 corporate governance, social, and environmental issues. Our Guidelines were first distributed to Fund shareholders in 1992 and then every year since 1996. The Funds’ Board of Trustees has received quarterly reports on how we are exercising our proxy voting duties since the Funds’ inception. In 1999, we became the first mutual fund manager to publish our actual votes. In 2001, we petitioned the Securities and Exchange Commission to require all mutual funds to disclose their proxy voting policies and actual votes, and in 2003, the SEC adopted a rule requiring funds and investment advisors to do so.

The Rationale Guiding Domini’s Proxy Voting

Domini’s investors have long-term financial and social objectives. These can include retirement, paying for a college education, building wealth, and working toward a safer, cleaner, more equitable world for their children. These goals are not served when corporations externalize their costs of doing business on society. A corporation that delivers only short-term profits to its shareholders at the long-term expense of its employees, the communities in which it operates, or the natural environment has not delivered the long-term value that our clients are seeking to achieve through their investments.

As socially responsible investors, we are seeking to invest in corporations that deliver long-term shareholder value in harmony with society and the natural environment. Corporations sit within a complex web of stakeholders comprising shareholders, employees, communities, customers, and the environment. Mismanagement of stakeholder relations can involve substantial financial costs. Shareholders provide corporations with capital, but communities provide them with employees, consumers, and a legal framework within which to operate, and the environment provides corporations with raw materials for their operations. In return, corporations provide jobs, goods, services, and profits. A corporation that intends to deliver value over the long term must effectively manage its relations with all its stakeholders, and be responsive to the needs and demands of these various constituencies. We believe that those corporations that eventually achieve this goal will deliver significant value to all stakeholders, including their shareholders.

Shareholders possess certain unique rights and privileges with respect to the management of the corporations they own. As socially responsible investors, it is our view that we have the obligation to appropriately direct management’s attention to the broader web of stakeholders upon which the corporation depends. Shareholders are the only corporate stakeholder given an opportunity to communicate with management through the proxy rules. Therefore, we believe it is incumbent upon us to carefully consider the concerns of this broader community that is often without effective voice, and to raise these concerns with management when they are reasonable and consistent with our investors’ objectives. In the process, we believe we are building long-term shareholder value.

We believe that corporations are best equipped to create long-term, broad-based wealth both for their stockowners and for their other stakeholders when they are transparent, accountable, and adopt democratic governance principles. Our proxy voting guidelines, while varying in their particulars, are based on and reflect these core values.

CORPORATE GOVERNANCE

Annual Meetings — In-Person Annual Meetings

Some corporations have lobbied to replace “face-to-face” annual meetings with “virtual meetings” broadcast over the Internet. Shareholders have argued that Internet access to annual meetings should only supplement and not replace in-person annual meetings. We will support resolutions asking directors to affirm the continuation of in-person annual meetings.

Annual Meetings — Rotating Sites

Corporations with large numbers of shareholders should move their annual meetings around the country so that their owners have an opportunity to participate in person. Needless to say, the locations should be readily accessible. We will support resolutions advancing this cause.

Auditors — Independence

We will support the reappointment of the company’s auditor unless we have reason to believe that the independence of the audit may be compromised. We believe that significant non-audit fees can compromise the independence of the audit. Therefore, we will examine non-audit fees closely and will, for example, oppose the appointment of auditors where non-audit fees, such as consulting fees, represent more than 25% of the total fees paid to the auditor, where such data is available. (We will include audit-related fees, and tax compliance/preparation fees in our calculation of audit fees.) We will also withhold our votes from members of the audit committee where the audit committee has approved an audit contract where non-audit fees exceed audit fees.

In addition, we will review on a case-by-case basis the appointment of auditors who have a significant professional or personal relationship with the company, or where there is reason to believe that the auditor has rendered an inaccurate opinion.

We will support shareholder proposals asking companies to adopt a policy to ensure that the firm that is appointed to be the company’s independent accountants will only provide audit services to the company and not provide any other services.

We will also support shareholder proposals that set a reasonable period for mandatory rotation of the auditor (at least every five years).

Auditors — Shareholder Ratification

In the wake of numerous corporate scandals involving accounting improprieties, it is critically important that shareholders have the ability to ratify the auditor in order to determine whether the audit fees are appropriate, and whether conflicts of interest that might affect the quality of the audit appear to exist. With increased investor scrutiny of the fees paid to corporate auditors, some companies that had previously allowed shareholders to vote on the ratification of auditors decided to pull the item from their agenda. Audit committees that remove auditor ratification from the proxy are impairing an important avenue of investor oversight of corporate practices. Such actions raise serious concerns whether the audit committee is adequately serving its proper function. In cases where a company has pulled auditor ratification from the ballot in either 2004 or 2005, we will withhold our votes from members of the audit committee. We will support shareholder proposals asking companies to place the ratification of auditors on the agenda.

Board of Directors — Accountability

We will withhold our votes from individual directors who have demonstrated disregard for their responsibilities to shareholders and other stakeholders. For example, we will withhold our votes from directors who have attended less than 75% of board and committee meetings without a valid excuse or who have ignored a shareholder proposal that has been approved by a majority of the votes outstanding.

We will withhold our votes from the entire board slate (except for new nominees) in cases where the director(s) receive more than 50% withhold votes out of those cast and the issue that was the underlying cause of the high level of withhold votes in the prior election has not been addressed. The adequacy of the company’s response will be analyzed on a case-by-case basis.

Board of Directors — Composition

Diversity

Typically, a board committee selects nominees for the board, and they run unopposed. If the board does not include women or people of color, we will withhold our support for the board’s nominees.

Shareholders have asked boards to make greater efforts to search for qualified female and minority candidates for nomination to the board of directors, to endorse a policy of board inclusiveness, and to issue reports to shareholders on their efforts to increase diversity on their boards. We will support these resolutions.

Independence

Majority of Independent Directors

It is in the best interest of all stockholders that a majority of board members be independent. New NYSE and NASDAQ listing standards require that most listed companies have majority-independent boards by the earlier of their first annual meeting after January 15, 2004, or October 31, 2004. We will withhold our votes from insiders and affiliated outsiders on boards that do not consist of a majority of independent directors. We will support shareholder resolutions asking management to amend company bylaws to ensure that the board has a majority or a supermajority (two-thirds or three-quarters) of independent directors.

Independent Chair

To ensure that the board represents the interests of the shareholders and is able to effectively monitor and evaluate the CEO and other top officers, we believe the position of Chair of the Board should be held by an independent director. We will therefore withhold our votes from the Chair of the Board if that person is not independent. We will support shareholder proposals to separate the position of Chair and CEO, and proposals that request that the position of Chair be held by an independent director who has not served as CEO.

Independence of Key Committees

We believe that it is critical to the protection of shareholder interests that certain key committees, such as the audit committee, the nominating committee, the compensation committee and the corporate governance committee, be composed entirely of independent directors. We will withhold our votes from inside directors and affiliated outside directors nominated to these committees.

We will support shareholder resolutions requesting that these committees be composed exclusively of independent directors.

Qualifications for Independence

In determining the independence of board members, we use the definition developed by Institutional Shareholder Services (ISS), as revised from time to time. ISS divides directors into three categories: Inside, Affiliated and Independent. To be “independent,” a director must have no material connection to the company other than his or her board seat.

Often, “independent” or “outside” directors are so only in that they are not employees of the company. Their ties to management make them de facto insiders, and therefore their representation of the interests of external constituencies is minimal. Some shareholders have proposed that boards nominate independent directors subject to very strict criteria defining “independent.” We will support these resolutions.

Over-Boarded Directors

To be an effective board member requires a certain time commitment. Many directors serve on more than one board, and do so effectively. However, some directors overextend themselves by serving on a large number of boards. We will withhold our votes from directors that sit on more than six public company boards. We will withhold our votes from directors that sit on more than one additional board and also serve as chief executive officer of another company.

Reduce Size

Some shareholders have sought to reduce the size of boards as a cost-cutting measure. However, the costs associated with boards are relatively small, and considerations other than size should be weighed carefully. We will oppose such resolutions.

Board of Directors — Cumulative Voting

Cumulative voting allows shareholders to cast all of their votes for one nominee to the board. Theoretically, it facilitates the election of dissidents to the board. In practice, however, it violates the principles of fairness and equity by granting minority shareholders a disproportionate voice in running the company. We will oppose bylaws requiring cumulative voting.

Board of Directors — Director-Shareholder Dialogue

Shareholders have asked that corporations establish an Office of the Board of Directors to facilitate communication between nonmanagement directors and shareholders. A committee of nonmanagement directors would be responsible for the Office. We will support these resolutions.

Board of Directors — Indemnification

A board may use indemnification policies that go well beyond accepted norms to protect itself against shareholder actions in the wake of unsuccessful takeover attempts. We will oppose these resolutions.

Board of Directors — Mandatory Share Ownership

Shareholders have proposed that all directors should own stock in the company. In general, directors should own stock in the companies on whose boards they sit. However, boards should not be restricted to those financially able to buy stock. We will oppose these resolutions.

Board of Directors — More Democratic Elections

In practice, most corporations allow shareholders to approve board candidates as selected by the board, rather than to truly “elect” candidates from a pool of nominees. To further democratize the election process, shareholders have requested that there be more director nominees than there are board seats to be filled during a board election. Such an arrangement would enhance the ability of shareholders to choose candidates who would more accurately represent their interests.

In addition, most U.S. corporations elect their directors based on a plurality vote standard. Under this standard, a director will still be elected, even if 99.9% of shareholders withheld their vote. Shareholders have asked that boards of directors initiate a process to amend the company’s governance documents (certificate of incorporation or bylaws) to require that directors be elected by a majority of votes cast at the annual meeting.

We will support these resolutions.

Board of Directors — Open Access

In 2003, the SEC proposed new rules to give significant long-term shareholders greater ability to include their director nominees in management’s proxy statement. The SEC proposed a two-step process, which would require certain “triggering events” to occur before a shareholder nominee may appear on the ballot. One such event is the filing of a shareholder proposal asking for access to the proxy, which is submitted by holders of at least 1% of the shares (owned for at least a year). Such proposal must then be approved by a majority of votes cast. We will consider such proposals on a case-by-case basis.

Board of Directors — Shareholder Advisory Board

Shareholders have asked that corporations create a shareholder advisory board to represent the owners’ views to the board. Boards with a sufficient number of outside directors should represent the interests of shareholders. We will oppose such resolutions.

Board of Directors — Staggered Terms

The annual election of all directors is a necessary part of maintaining accountability to shareholders. Management often proposes a classified board or staggered board terms to maintain control of the board. We will oppose bylaws of this type. We will support resolutions to abolish staggered boards.

Employee Benefits — Cash Balance Pension Plans

In the late 1990s, many companies converted their pension plans from traditional defined benefit pension plans to cash-balance plans. Older workers can lose significant pension earnings if their traditional pension is replaced by a cash-balance plan that puts them on an equal earning footing with younger workers. Shareholders have asked companies to give employees the choice of either a defined benefit pension plan or a cash-balance plan. We will support these resolutions.

Employee Compensation — Employee Stock Ownership Plans (ESOPs)

In the expectation that companies fostering employee ownership will grow faster, attract and retain higher-quality employees, create more employee wealth, and achieve sustained superior performance, shareholders have asked corporation to create and fund ESOPs, and report on employee ownership. We will support these resolutions.

Executive and Director Compensation

Reasonable Compensation

We support reasonable compensation packages for managers and directors. In general, we do not regard the following as reasonable:

•	Pension plans for outside directors (since they usually benefit from other plans)
•	Gold or silver parachute plans triggered by a takeover
•	Total compensation to outside directors exceeding $100,000 per year
•	Total compensation to chief executive officers exceeding $10,000,000 per year

We will oppose resolutions proposing these or similar compensation schemes and will support resolutions proposing that such schemes be submitted to the shareholders for approval. In addition, we will support resolutions calling for companies to review and report on executive compensation.

Relative Compensation Levels

Compensation for corporate CEOs has grown at an astonishing pace in recent years, far faster than that for employees in general. A few enlightened companies have set a maximum range they will tolerate between the salaries of their lowest- and highest-paid employees. Shareholders have asked other companies to do the following:

•	Prepare reports comparing the compensation packages of the average and lowest wage earners to those of top management
•	Establish a cap for CEO compensation, tying it to the wage of the lowest-paid workers

We will support these resolutions.

Disclosure

Shareholders have asked companies to disclose the salaries of top management beyond those the SEC requires in the proxy statement. We will support these resolutions.

Excessive Stock Option Grants to Executives

According to a 1999 study by Northwestern University’s Kellogg School of Management entitled “Unleashing the Power of Employee Ownership,” firms with broad-based stock ownership delivered superior stock market performance and profitability relative to peer firms without employee ownership. Shareholders wishing to promote more broad-based employee ownership of their corporations’ stock have asked corporate boards to limit stock options granted to (1) a single individual to no more than 5% of the total options granted in a single year, and (2) the group of executive officers to no more than 10% of the total options granted in a single year. We will support these resolutions.

Executive Severance Pay Review

Shareholders have criticized boards of directors that grant retiring executives severance pay packages that significantly exceed the standard benefits granted to other company executives, particularly when the company’s financial performance was poor during the executive’s tenure. As a result, shareholders have asked boards to prepare reports that summarize and explain the relationship of their executive severance package policies and philosophies to corporate performance, employee morale, and executive performance incentives. We will support these resolutions.

Nonfinancial Performance

Shareholders have asked companies to review their executives’ compensation and report to shareholders on its link not only to financial performance but also to the company’s performance on the following:

•	Environmental issues
•	Burma
•	Improvements in healthcare quality
•	Exporting U.S. jobs to low-wage countries
•	Closing the wage gap in the U.S. between workers and top management
•	Predatory lending
•	Diversity issues
•	Social issues generally

We will support these resolutions.

Pension Plan Accounting and Financial Transparency

Some corporations use “pension credits,” a projection of the growth of the company’s pension plan, as part of its formula for calculating executive compensation and bonuses. Because pension credits reflect neither operating performance nor even actual returns on company pension plan assets, their use can improperly inflate executive compensation. Pension credits are not based on actual investment returns, but on the “expected return” on plan assets and other assumptions set by management. We believe boosting performance pay with pension income also creates incentives contrary to long-term shareholder interests. Such incentive pay formulas could, for example, encourage management to skip cost-of-living adjustments expected by retirees, or to reduce expected retirement benefits.

We will support resolutions asking companies to exclude pension credits from the calculation of executive compensation. Several companies including AT&T (in response to a Domini proposal), General Electric, Verizon Communications and Qwest Communications International have adopted these proposals.

We will also support resolutions asking companies to provide transparent reports to shareholders of profit from real company operations, and/or to use part of their pension fund surplus to adjust retiree pay for inflation.

Extraordinary Supplemental Executive Retirement Plans (SERPs) and Preferential Retirement Arrangements

Many companies establish Supplemental Executive Retirement Plans (SERPs) to provide supplemental retirement benefits that exceed IRS limitations on benefits that can be paid from tax-qualified pension plans. Some companies also maintain what are known as extraordinary SERPs, which provide preferential benefit formulas or supplemental pension benefits not provided to other managers under these companies’ regular tax-qualified plans. Some companies also make individual pension agreements with executives that have similar features. The resulting gross disparities between the retirement security offered to senior executives and to other employees can create potential morale problems that may increase employee turnover. Moreover, because these forms of pension compensation are not performance-based, they do not help to align management incentives with long-term shareholder interests.

Shareholders have asked companies to seek shareholder approval of executive pension agreements of this kind. We will support these resolutions.

Performance-Based Stock Options

Shareholders have asked companies to tie executive compensation more closely to company, rather than stock market, performance through the use of performance-based stock options. Performance-based stock options include indexed stock options, which link option exercise prices to an industry index; premium-priced stock options, which have exercise prices that are above the market price of the stock on the date of grant; and performance-vesting options, which vest only after the market price of the stock exceeds a target price greater than the market price on the grant date. We will support these resolutions.

Salary Freeze During Layoffs

Layoffs are generally undertaken as cost-saving measures designed to improve profits and increase the company’s long-term competitiveness. However, increasing the pay of corporate officers while asking employees to sacrifice is hypocritical, damaging to a company’s culture, and indicative of poor corporate governance. We will support resolutions that require companies to freeze the salaries of corporate officers during layoffs and/or until the positive benefits of the layoffs are demonstrated.

Stock Option Expensing

Current accounting rules do not require companies to expense stock options as a cost in determining operating income. We believe this practice leads to distorted earnings reports and excessive use of stock options for executive compensation. We will oppose the use of stock options where they are not fully expensed, and support shareholder proposals calling for companies to expense stock options in the company’s annual income statement.

Mergers and Acquisitions — In General

Many recent studies have concluded that a sizable majority of mergers and acquisitions fail to deliver shareholder value. Nevertheless, shareholders overwhelmingly approve most mergers and acquisitions. At the same time, significant mergers and acquisitions may entail serious social and environmental risks. For this reason, we will review the potential social and environmental costs of any merger or acquisition along with purely financial considerations. Although mergers and acquisitions may offer financial, and even social and environmental, benefits, their tendency to underperform, and their potential to do harm, creates the need for special scrutiny on a case-by-case basis.

We will oppose any merger or acquisition whose resulting company would not qualify for the Domini 400 Social IndexSM on exclusionary grounds (for example, we would oppose the acquisition of a holding by a tobacco manufacturer). We will also generally oppose mergers that involve a two-tiered stock offer. When evaluating mergers and acquisitions, in addition to the business case for the deal, where information is available, we will consider the following factors:

•	The relative social and environmental performance of the two companies
•	The impact of the merger on employees, including layoffs and proposed post-merger investments in human resources
•	Whether this is a hostile acquisition of a company with a substantially unionized workforce by a company with a non-unionized workforce
•	The acquiring company’s plans for cultural integration of the two companies
•	The acquiring company’s history of acquisitions

•	Executive and board compensation packages tied to successful completion of the merger
•	Change in control provisions in executive employment contracts triggered by the merger
•	Conflicts of interest
•	Corporate governance changes as a result of the merger

In certain industries, such as media, banking, agriculture, telecommunications, and pharmaceuticals, we will consider with caution mergers that will create notably high levels of industry concentration, and may weight such considerations heavily in our decisionmaking. In some cases, considerations of industry concentration may be the decisive factor.

Mergers and Acquisitions — Impact of Merger

Shareholders have requested companies to present a report on the impact a merger or acquisition has on employment levels, director and executive compensation, philanthropic commitment, and company products. For example, in the case of a bank merger, shareholders have asked what effect the merger will have on community reinvestment activities (CRA). We will support these resolutions.

Mergers and Acquisitions — Shareholder Approval

Some shareholders have sought to require submission to shareholders of any merger or acquisition, regardless of size. While mergers and acquisitions that decisively change a company’s character should be submitted to its owners for approval, we will oppose all-inclusive resolutions since they are both impractical and entail an unnecessary expense.

Proxy Voting — Confidential Ballot

Many companies’ proxies bear the name of the shareholder, allowing companies to learn who voted how in corporate elections. Confidential voting is necessary to maintain a proxy voting system that is free of pressure. Shareholders have asked that proxy voting be kept confidential, except in those limited circumstances when the law requires disclosure. We will support these resolutions.

Reincorporation

When a corporation seeks approval from its shareholders to reincorporate into a different jurisdiction, we will review management’s rationale, and consider such proposals on a case-by-case basis. Occasionally, a corporation will seek to reincorporate in order to reduce its tax burden, or to shield itself from shareholder or consumer lawsuits. We will oppose reincorporation into jurisdictions that serve as tax shelters, such as Bermuda, or that significantly reduce legal rights for shareholders and other corporate stakeholders. We will support shareholder proposals to reincorporate corporations from such jurisdictions.

Shareholder Resolutions — Identification of Proponents

Shareholders have asked that management fully identify proponents of all shareholder resolutions. We will support these resolutions.

Shareholder Resolutions — Supermajority Votes

A company may propose a bylaw requiring that certain types of shareholder resolutions receive a supermajority — sometimes as much as 80% of the vote — to be adopted. We will oppose these resolutions.

Takeover — Employee Stock Ownership Plans (ESOPs)

ESOPs should promote active employee ownership. However, some companies have proposed ESOPs as a way to park stock to avoid a takeover. We will oppose ESOPs not intended and designed to promote active employee ownership.

Takeovers — Stock Issuance

Management may seek authorization to issue stock in an effort to avoid a takeover. We will oppose these resolutions.

SOCIAL AND ENVIRONMENTAL ISSUES

Sustainability Reports

Concerned investors increasingly believe that the long-term financial health of a corporation is tied to the economic sustainability of its workers and the communities in which they operate, source, and sell their products. Consequently, these investors have sought to analyze corporate financial, social, and environmental performance, and have asked corporations to prepare sustainability reports detailing their firms’ records in these areas. Some shareholders have requested that companies prepare such reports using the sustainability guidelines issued by the Global Reporting Initiative (GRI). We will support resolutions requesting these reports.

COMMUNITY

Access to Pharmaceuticals — Disclosure of Incentives to Pharmaceutical Purchasers

Drug companies have provided doctors, pharmacy benefit managers, and other pharmaceutical purchasers rebates, payments, and other incentives to purchase their drugs. These incentives are often hidden, and are therefore not passed on to patients. According to a US News & World Report article entitled “When Is a Rebate a Kickback?”, some estimate that these payments add up to approximately 10% of the $122 billion Americans spend on drugs annually. Shareholders have called on pharmaceutical companies to issue reports disclosing the extent and types of incentives they use to influence pharmaceutical purchasers to select their drugs. We will support these resolutions.

Access to Pharmaceuticals — Ethical Criteria for Drug Patent Extensions

According to a May 2002 study by the National Institute for Health Care Management, two-thirds of drugs approved by the FDA during the period 1989-2000 were modified or identical versions of existing drugs. Patents on these “me too” drugs extend the time it takes for generic drugs to come to market, which are lower in cost but equally effective alternatives to brand names. Shareholders have called into question the ethics of effectively extending the patents on existing drugs, and are concerned about the negative effects of this practice on their companies’ reputations and on consumers’ access to needed treatments.

We will support resolutions asking companies to develop ethical criteria for the extension of patents on prescription drugs and to issue reports on the implications of such criteria.

Cable Companies and Pornography

The availability and the level of graphic, sexually explicit, and/or obscene content on cable channels is expanding. This “mainstreaming” of pornography has become a source of serious concern for some shareholders on both social and financial grounds. Among other things, shareholders have asked cable companies to do the following:

•	Outline the business case for their increasing distribution of pornography
•	Review policies governing content decision-making for cable operations
•	Assess the potential legal issues and financial liabilities posed by possible violations of local obscenity laws and lawsuits from individuals and communities

We will support these resolutions.

Citizen Initiatives — Noninterference by Corporations

According to the Supreme Court, large corporations have a constitutional right to participate in initiative campaigns. However, their financial contributions can and do defeat citizen initiative campaigns for environmental protection, recycling, sustainable resource use, and right to know laws. Shareholders have asked corporations to refrain from contributing to initiative campaigns unless a competitor would gain a competitive advantage from it. We will support such resolutions.

Coffee Crisis Report

In the early 2000s, the price of coffee beans reached all-time lows, preventing small farmers from earning enough to cover their costs of production. This crisis in the global coffee market has pushed thousands of small coffee farmers to the brink of starvation, with many abandoning their farms out of desperation. In addition, nations that depend on coffee income have had to cut back on essential social services. The move to plantation-grown coffee, which has exacerbated the plight of small farmers, threatens the environment as well. The crisis presents significant reputational risks to corporations that roast and sell coffee, as they become associated with this humanitarian crisis. Shareholders have asked companies to report on their policies related to the steep decline in coffee prices, and their response to the crisis. We will support these proposals.

Confidentiality of Personal Information

The outsourcing of white-collar jobs overseas has prompted concerns over the enforceability of U.S. laws to protect confidential data of customers and patients. Some shareholders have called on companies to report on policies and procedures to ensure all personal and private customer information remains so even when business operations are outsourced overseas, contracted, or subcontracted. We will support these resolutions.

Corporate Welfare

Corporate welfare, according to a Time magazine article on the subject, is “any action by local, state or federal government that gives a corporation or an entire industry a benefit not offered to others.” Federal corporate welfare payments in 1998 reportedly equaled 26% of total 1998 after-tax corporate profits in the U.S. Government officials, business leaders, shareholders, and others worry that corporate welfare leads to unfair market competition and softens the ability of American businesses to compete. We will support resolutions that ask corporations to report the corporate welfare benefits they receive.

Equal Credit Opportunity

Access to capital is essential to participating in our society. The Equal Credit Opportunity Act prohibits lenders from discriminating with regard to race, religion, national origin, sex, age, and the like.

Shareholders have asked for the following:

•	Reports on lending practices in low/moderate income or minority areas and on steps to remedy mortgage-lending discrimination.
•	The development of fair lending policies that would ensure access to credit for major disadvantaged groups and require annual reports to shareholders on their implementation.
•	The development of policies to ensure that the firm does not securitize predatory loans.
•

Specific actions to prevent predatory lending. (The subprime lending industry has been the subject of widespread criticism for systemic abuses known collectively as predatory lending. Predatory lending includes the charging of excessive rates and fees, failing to offer borrowers with good credit interest rates that reflect their sound credit records, requiring borrowers to give up their full legal rights by agreeing to mandatory arbitration as a condition of receiving the loan, and paying large prepayment penalties that make refinancing loans prohibitively expensive. These practices have disproportionate impact on low-income, elderly, and minority borrowers.)

•	The application by nonfinancial corporations, such as auto companies, of Equal Credit Opportunity Act standards to their financial subsidiaries.
•	The application of domestic Community Reinvestment Act standards to emerging market countries.

We will support these resolutions.

Insurance Companies and Economically Targeted Investments

Economically targeted investments (ETIs) are loans made to low- to moderate-income communities or individuals to foster, among many things, small businesses and farms, affordable housing, and community development banks and credit unions. At present, insurance companies put less than 0.1% of their more than $1.9 trillion in assets into ETIs. Shareholders have asked for reports outlining how insurers could implement an ETI program. We will support these resolutions.

Land Procurement

Retail firms, particularly “big-box retailers,” can have a significant negative impact on local communities, permanently altering the character of the community’s economy and environment. Controversies that arise as a result may negatively impact the company’s reputation and ability to attract consumers. We will support shareholder proposals asking such companies to develop socially and environmentally sensitive land-procurement policies, and to report to shareholders on their implementation.

Occasionally corporations locate facilities on sites of archeological or cultural importance. Local citizens often protest such plans. Shareholders have asked companies to do the following:

•	Prepare a report on the impact of its plans in culturally sensitive sites
•	Develop policies that would ensure the preservation of communities cultural heritage and the natural environment
•	Consult with affected communities on development plans
•	Maintain high ethical standards when working with governments and partners
•	Cease their operations on these sites once operations have begun

We will support these resolutions.

Lower Drug Prices

Millions of Americans have severely limited or no practical access to crucial prescription drugs because they are either uninsured or underinsured. In addition, shareholders have criticized pharmaceutical companies for using a two-tiered pricing system through which retail purchasers are charged significantly more for drugs than are group purchasers like HMOs and federal government agencies. As a result, the underinsured and uninsured must often pay higher prices for the same drugs than their adequately insured counterparts. We will support resolutions asking companies to implement and report on price restraint policies for pharmaceutical products.

Over-The-Counter (OTC) Derivatives Risk

Alan Greenspan, the Federal Reserve Chairman, and others in the investment world have expressed concern over the negative impact of derivatives trading, and the extensive use of derivatives throughout the economy. To evaluate the credit risks associated with exposure to the derivatives market, shareholders have requested financial companies to provide adequate disclosure of the collateral for over-the-counter derivatives. We will support these resolutions.

Political Contributions and Nonpartisanship

Even after the passage of the Bipartisan Campaign Reform Act, which banned federal soft-money contributions by corporations, concerns still remain about corporate involvement in the political process. For example, state regulations regarding political contributions vary widely, and it can be very difficult, if not impossible, to obtain an accurate picture of a corporation’s political involvement. Corporate contributions to entities organized under Section 527 of the Internal Revenue Code are not required to be disclosed by the corporation, and may present significant risks to shareholder value when these contributions end up supporting causes that contradict corporate policies, or are inimical to shareholder interests. In addition, concerns have been raised regarding corporate Political Action Committees, which are established to collect political contributions from employees. Shareholders have asked boards of directors to establish corporate political contributions guidelines and reporting provisions, and to produce reports detailing the use of corporate resources for political purposes. We will support these resolutions.

We will also support proposals advancing principles of corporate nonpartisanship: for example, requesting corporations to refrain from devoting resources to partisan political activities or compelling their employees to contribute to or support particular causes.

Public Interest Obligations

The Federal Communications Act of 1934 requires media companies utilizing the publicly owned airwaves to act as a public trustee, and to fulfill a public interest obligation. Shareholders have asked media companies to report on their activities to meet their public interest obligations. We will support such proposals.

Quality of Healthcare

Many communities are increasingly concerned about the ability of for-profit healthcare institutions to provide quality healthcare. Shareholders have asked corporations operating hospitals for reports on the quality of their patient care. We will support these resolutions.

Redlining

“Redlining” is the systematic denial of services to an area based on its economic or ethnic profile. The term originated in banking, but the same practice affects businesses as different as insurance companies and supermarkets. Shareholders have asked management to appraise their lending practices and develop policies to avoid redlining.

Shareholders have also asked insurance companies to develop “fair housing” policies that would assure adequate homeowner insurance protection in low-income neighborhoods. We will support these resolutions.

Ride Safety

The U.S. Consumer Product Safety Commission (CPSC) report Amusement Ride-Related Injuries and Deaths in the United States: 1987-1999 states that 7,000 people were treated in the hospital in 1999 for injuries related to amusement parks. In addition, such injuries increased over the time period investigated by 95%, while attendance increased by only 7%. No federal regulation of amusement parks currently exists, and parks in many states are not required to report on injuries caused by rides. Shareholders have filed resolutions asking companies to report on company policies for ride safety, medical response, and reporting of injuries related to amusement park rides. We will support these resolutions.

DIVERSITY

Note: See also “Board of Directors — Diversity” in our Corporate Governance section.

Equal Employment Opportunity and Affirmative Action Report

All corporations have the power to promote equality in the workplace and the marketplace. Shareholders have asked for reports that may include the following:

•	A chart identifying employees by sex, race, and the various job categories defined by the EEOC
•	A description of affirmative action policies and programs in place
•	The company’s Form EEO-1 disclosure report
•	A report on the percentage of hires during the previous year who were persons with disabilities
•	A description of programs designed to increase the number of women and/or minority managers
•	A description of programs designed to increase the number of persons employed with disabilities
•	A description of how the company is working to eliminate “glass ceilings” for female and minority employees
•	A report on any material litigation facing the company concerning diversity-related controversies
•	A description of how the company publicizes its affirmative action policies and programs to suppliers and service providers

•	A description of programs directing the purchase of goods and services from minority- and/or female-owned businesses

We will support these resolutions.

Equality Principles on Sexual Orientation

In 1995, a coalition of advocacy groups and businesses, primarily in financial services, developed the Equality Principles on Sexual Orientation. The principles call on companies to do the following:

•	Adopt written prohibitions against discrimination in employment based on sexual orientation
•	Recognize and grant equal status to employee groups formed to address sexual orientation issues in the workplace
•	Include sexual orientation issues in diversity training
•	Grant spousal benefits to domestic partners, regardless of sexual orientation
•	Refrain from using negative stereotypes of sexual orientation in advertising
•	Practice nondiscrimination in the sale of goods and services and the placement of advertisements

Shareholders have asked for reports on the implementation of the Principles. We will support these resolutions.

Pay Equity

Historically women have not received comparable wages for comparable work in many sectors of our economy, although national legislation requires that they be comparably compensated. Shareholders have asked for reports that companies undertake studies to assure that all women and minorities are paid comparably with their counterparts. We will support these resolutions.

Racial Stereotypes in Advertising

Racial stereotyping persists in advertising and team logos. The most notorious of these is the Cleveland Indians’ “Chief Wahoo.” Shareholders have asked companies to display more sensitivity toward the images they present. We will support these resolutions.

ENVIRONMENT

Adopt Global Animal Welfare Standards

Shareholders have asked restaurants and other corporations to adopt animal welfare standards for their operations worldwide, and to report these standards to shareholders. We will support these resolutions.

CERES Principles

The Coalition for Environmentally Responsible Economies (CERES) was formed in 1989 in the wake of the Exxon Valdez disaster.

It developed a set of ten principles, now called the CERES Principles, to guide corporate decisions that affect the environment. By subscribing to the Principles, a company commits itself to do the following:

•	Work toward positive goals such as sustainable use of natural resources, energy conservation, and environmental restoration
•	Set definitive goals and a means of measuring progress
•	Inform the public in an environmental report published in the format of a CERES Report

Shareholders have submitted resolutions asking corporations to study the Principles or to endorse them. We will support these resolutions.

Chemical Safety

There is rising public awareness and concern about toxic chemicals in consumer products and in the environment. Governments in Europe and elsewhere are acting to restrict the use of toxic chemicals that remain in the environment for long periods, accumulate over time, or are associated with such health effects as cancer, mutations, birth defects, neurological disorders, and learning disabilities (such as Mercury, PVCs, and Phthalates, described below).Companies face increased risk of market exclusion, damage to their reputation, interruption of supply chains, and potential lawsuits as a result. To protect and enhance shareholder value, companies should know what toxic chemicals are in their products, and work to lower toxic hazards and their associated costs.

Shareholders have asked companies to phase out specific chemicals of concern that are used in their products where safer alternatives are available, or to report on the feasibility of doing so; to report on the expected impact on their business of chemical regulation and emerging scientific findings; to disclose their policies for identifying, handling, and marketing products containing potentially hazardous chemicals; and to reformulate products globally to meet the most stringent national or regional standards for toxic chemicals of high concern applicable to those products. We will support these resolutions.

Mercury-Containing Devices

Mercury, a bioaccumulative neurotoxin contained in such devices as thermometers and sphygmomanometers, poses a significant threat to public health. We will support resolutions asking corporations to phase out their production and/or sale of mercury-containing devices.

PVCs (Polyvinyl Chloride Plastics), Phthalates

PVCs are environmentally hazardous throughout their life cycle (production, use, and disposal). Dioxin, a known human carcinogen, is created during the production of PVC feedstocks, as well as when PVCs are burned in waste incinerators. Among other things, dioxin has been linked to endocrine disruption, reproductive abnormalities, neurological problems, and infertility in humans and animals. In addition, large amounts of chemicals called “phthalates” are used to manufacture flexible PVC products. A commonly used phthalate plasticizer called di-ethylhexyl-phthalate (DEHP) is a probable reproductive toxicant, as well as a toxicant of the liver and kidney.

PVCs are the primary component in 25% of all medical products. These include IV, blood, and enteral feeding bags; oxygen tubing and masks; dialysis tubing; enteral feeding tubes; examination gloves; and sterile packaging. Many non-PVC medical supplies (IV bags, gloves, plasma collection bags, and containers) are currently available and others (tubing, film for collection bags, and blood bags) are under development. We will support resolutions asking companies to phase out the manufacture of PVC- or phthalate-containing medical supplies where safe alternatives are available.

PVCs are also extensively used in building materials such as furniture and floor coverings. We will support resolutions asking companies to report on the risks, financial costs, and benefits, and environmental and health impacts of the continued use of PVCs in these types of products.

CO2 and Climate Change

Shareholders have become increasingly concerned about the potential climate-changing effects of greenhouse gas emissions (GHG emissions) from their companies’ operations and products. They have asked electric utility, oil, and manufacturing companies to report on these emissions and their progress towards reducing them. Companies have also been asked to tie executive compensation to progress in this area. In addition, oil companies have been asked about their progress toward developing renewable energy sources, their efforts to comply with climate regulation, and the scientific data underlying their public position on climate change, while electric utility companies have been asked to report on their progress in helping ratepayers conserve energy and in using benign sources of electricity to reduce CO2 emissions. Shareholders have also asked property and casualty insurance industry firms to report on their exposure to potentially catastrophic risks from natural disasters brought on by worldwide climate change. We will support these resolutions.

Environmental Hazards to Community

The public has a right to know whether a company uses substances that pose an environmental health or safety risk to a community in which it operates. Shareholders have asked companies to make information about these risks available to enable surrounding communities to assess a facility’s potential impact. We will support these resolutions.

Environmental Reports

Shareholders have asked companies to prepare general reports (often using the CERES Report as a guide) describing company programs, progress, and future plans in the environmental area. Such resolutions may also ask the company to (1) disclose environmental liabilities in a somewhat clearer fashion than the SEC requires, (2) report on toxic emissions, or (3) disclose the environmental impact of the company’s operations on biodiversity. Other requests have focused on specific environmental problems, such as hazardous waste sites. Shareholders have also asked for reports on the environmental and occupational standards that companies require of their suppliers and vendors. We will support these resolutions.

Environmental Standards for International Electronics Industry Subcontractors

The manufacture of semiconductors requires extensive use of toxic chemicals and the use and discharge of large amounts of water. Shareholders have asked certain large U.S. electronics products companies to report on their policies for monitoring the environmental records of their major overseas suppliers. We will support these resolutions.

Genetically Engineered (GE) Agricultural Products

There is growing concern that GE foods may be harmful to humans, animals, or the environment. There is also concern that any detrimental impact on public health and the environment resulting from these foods may expose companies to substantial financial liabilities. Shareholders have asked companies to delay marketing GE foods until testing proves these products to be safe over the long term. They have also asked companies that are currently marketing GE foods to (1) label them as such; (2) adopt a policy to phase them out; (3) report on the financial and environmental costs, benefits, and risks associated with the production and consumption of these products; and/or (4) report on the feasibility of phasing them out, unless long-term testing proves them safe to humans, animals, and the environment. We will support these resolutions.

Mining or Exploration and Production in Certain Environmentally Sensitive Regions

Certain regions of the U.S., such as the Arctic National Wildlife Refuge or the Okefenokee National Wildlife Refuge, are particularly environmentally sensitive. Shareholders have asked natural resource extraction companies to adopt a policy of not exploiting these regions. We will support these resolutions.

Paper Production and Use — Chlorine Bleaching

The insatiable demand for paper has led to clear-cutting of forest for pulp and the use of chlorine bleaching to achieve whiteness in the end product. As both these practices have dire environmental consequences, shareholders have asked paper manufacturers to report on plans to phase out the production of paper using these processes. In addition, shareholders have also asked companies to report on steps taken to eliminate the use of chlorine bleaching in the production of their products. We will support these resolutions.

Paper Production — Telephone Directories

Some producers of telephone books use paper derived from virgin rainforests. Since alternative sources of paper exist, shareholders have asked publishers to phase out the use of paper from these sources. We will support these resolutions.

Pollution Prevention, Recycling, and Product Life-Cycle Responsibility

Implementation of pollution-prevention and recycling programs results in clear benefits to corporations, shareholders, and the environment. Shareholders have asked corporations in environmentally risky industries to adopt a policy requiring each major facility to conduct an annual review of pollution-prevention measures. Shareholders have also asked companies to adopt and report upon plans for the virtual elimination from their operations of certain pollutants that cause severe environmental harm. Others have asked corporations to increase the use of recycled materials in their production processes and/or to implement a strategy encouraging consumers to recycle company products. In addition, shareholders are increasingly asking companies to commit to taking responsibility for the environmental impact of their products during their entire life cycles and to report on the initiatives they use to achieve this objective. We will support these resolutions.

Renewable Fuels and Energy Efficiency

Burning coal and oil contributes to global climate change, acid rain, deteriorating air quality, and related public health and environmental problems. In addition, the use of nonrenewable fuels such as oil and coal is, by definition, an unsustainable business practice. Corporations can significantly reduce their negative impact on the environment by implementing more energy-efficient manufacturing processes and marketing more energy-efficient products. They may also do so through creating products and manufacturing processes that utilize renewable energy sources, several of which are currently cost-competitive. In addition, energy companies can help by increasing their investments in the development of renewable energy sources.

We will support resolutions asking corporations to develop products and operations that are more energy-efficient and/or that rely on renewable fuel sources. We will also support resolutions asking energy companies to increase their investments in the development of renewable energy sources.

Review Policy on Sale of Products Containing Old-Growth Timber

Old-growth forests are disappearing rapidly around the world. They represent critically important ecological assets that must be preserved for future generations. Companies selling products containing wood from old-growth forests are contributing to the destruction of these forests. Shareholders have asked retail firms to review their policies on the sale of products containing wood from old-growth forests and to develop and implement comprehensive policies prohibiting the harvest and trade in products from old growth and endangered forests. We will support these resolutions.

Risks Linked to Water Use

There is a need for long-term corporate water use strategies. Corporations are exposed to the following risks linked to water use:

•	Increasing water costs
•	Increasing competition for water supplies
•	Conflicts with local communities over water rights
•	Risk of disruption of water supplies and its impact on business operations

In particular, social investors are concerned with companies involved in the bottled-water industry. These companies risk the potential of being involved in water rights disputes with local communities. We will support resolutions requesting companies to report on the business risks associated with water use and its impact on the corporation’s supply chain, and steps taken to mitigate the impact on water supplies of communities near company operations.

HUMAN RIGHTS

Affordable HIV/AIDS, Tuberculosis, Malaria, and Other Drugs for Developing Countries

As of December 2000, approximately 90% of the 36.1 million people living with HIV/AIDS resided in developing countries. Tuberculosis (TB), a disease that is frequently a complication of AIDS, claims approximately 2 million lives annually and is the world’s leading infectious killer. Malaria similarly claims approximately 1.1 million lives.

Shareholders have called on pharmaceutical companies in industrialized nations to develop and implement a policy to provide HIV/AIDS, TB, malaria, and other drug treatments in ways that the majority of people affected by these diseases in developing countries can afford. These resolutions are intended to help provide relief to developing countries that are gravely suffering from these epidemics and to protect the intellectual property of their companies’ products in order to ensure their long-term profitability. We will support these resolutions.

AIDS — Impact of AIDS on Operations

The World Health Organization (WHO) reported that sub-Saharan Africa has one of the highest rates of AIDS and one of the lowest percentages of infected populations receiving treatment. UNAIDS, the Joint United Nations Programme on HIV/AIDS, stated that in order to achieve sustainable development in these regions, both the government and the private sector need to address the local AIDS epidemic. The private sector can do so through the provision of comprehensive workplace health coverage, counseling, testing, and treatment programs. We will support resolutions that call for corporate reports on the impact of AIDS on operations in sub-Saharan Africa.

Burma

The Burmese military dictatorship has been accused of serious, ongoing human rights violations. The behavior of the Burmese government has led to international censure and, in the case of the United States, government sanctions. In July 2003, the US government passed legislation (the Burmese Freedom and Democracy Act) making it illegal to import goods and services from Burma. Most large investments in Burma must be made through joint ventures with the military dictatorship, thus providing income to a regime that has committed gross violations of human rights. Shareholder resolutions relating to Burma include the following:

•	Requests for comprehensive reports on corporate operations or investments in Burma
•	Requests for reports on the costs — both tangible and intangible — to companies attributable to their being boycotted for doing business in Burma
•	Demands that companies terminate all operations or investments in Burma

We will support these resolutions.

China — Human Rights Criteria

Resolutions introduced in Congress have called for U.S. corporations with operations in the People’s Republic of China to follow certain principles in doing business there. These principles commit companies to, among other things, promote freedom of expression and freedom of association among employees, to use production methods that do not risk harm to the environment, and to prohibit the presence of the Chinese military on the premises. We will support resolutions asking companies to adopt these principles.

Shareholders have submitted resolutions asking companies in certain key industries, such as nuclear power, not to begin new operations in China until the country improves its human rights record. They have also submitted resolutions asking financial services companies transacting business in China to report on the impact such transactions have on human rights and the environment. We will support these resolutions.

China — Prison Labor

The widespread belief that the government of China uses forced labor from its prison system to produce goods for export to the U.S. and elsewhere has spawned a number of general resolutions on where and how companies conduct business overseas. Some shareholders, however, have asked for specific reports on business operations in China. We will support these resolutions.

Choosing Where and How to Do Business

Companies choose where they will do business, where they will operate their factories, where they will subcontract their work or buy finished goods, and where they will extract natural resources. Shareholders have asked companies to develop guidelines for these choices that include consideration of a regime’s human rights record. They have also asked companies to report on their relationships with individual governments that have poor human rights records, and on their operations in countries suspected of supporting terrorism. We will support these resolutions.

Global Companies — Standards of Conduct

Global manufacturing, resource extraction, financial services, and other companies face complex issues arising from the diverse cultures and political and economic contexts in which they operate. Shareholders have asked companies to develop, adopt, and continually improve codes of conduct to guide company policies, programs, and operations, both within and outside their cultures of origin, and to publicly report these policies. Shareholders believe these codes should include policies designed to ensure the protection of the environment and human rights, including the payment of just wages, the maintenance of safe working conditions, the avoidance of child and forced labor, and the rights of freedom of association and collective bargaining. Shareholders often ask companies to adhere to policies that conform to the International Labor Organization’s Core Conventions and the United Nations Universal Declaration on Human Rights. Shareholders have also asked companies to investigate and report on particular human rights controversies they face. We will support these resolutions.

Standards for Vendors

The outcry against the use of offshore sweatshops by U.S. retailers has many origins. Underlying those protests, however, is a common assumption: U.S. corporations have the power to alter the conditions under which their vendors operate. Shareholders have asked companies to adopt codes of conduct that incorporate the core conventions of the International Labor Organization, and to report on these standards, focusing especially on the workers’ rights to organize and bargain collectively, overall working conditions, and worker compensation. They have also asked for (1) companies to use external, independent monitoring programs to ensure that their vendors comply with their standards; and (2) reports on companies’ efforts to implement and enforce their code of conduct. We will support these resolutions.

Infant Formula

Nutrition researchers have learned that substitution of infant formula for breast milk increases health risks to children. Shareholders have asked companies that produce infant formula to endorse the WHO/UNICEF Code of Marketing for Breast-Milk Substitutes. We will support these resolutions.

International Financial Stabilization

Instability in international financial markets can lead to crises that fall heavily upon the developing consumer markets through the loss of jobs and higher prices for essential goods. An unstable market can also threaten the long-term profitability of corporations through their exposure to these markets and through the loss of markets. Corporations, particularly financial institutions, can play an important role in promoting international financial stability. Shareholders have asked corporations to restrain their short-term lending and their exposure of other financial instruments to emerging market countries, highly leveraged institutions, and poorly regulated banking centers, and to promote and support similar regulatory measures proposed by coordinating bodies like the IMF. We will support these resolutions.

International Lending and Economic Development

Programs enforced by the IMF and World Bank are supposed to help developing countries repay loans, but considerable evidence indicates their effects include the following:

•	Encouraging capital flight from less economically developed countries
•	Eroding human and natural resources
•	Encouraging the inefficient use of capital
•	Decreasing spending for health, education, and housing
•	Undermining a country’s long-term capacity to repay its debts

To help remedy these matters, shareholders have asked financial services companies to develop criteria for the evaluation, support, and use of intermediaries capable of promoting appropriate development in emerging economies. Others have asked for the disclosure of the criteria used in extending loans to developing countries so as to avoid adding to their $1.3 trillion debt to industrialized countries. Shareholders have also asked companies to cancel debts owed to them by developing countries, particularly those designated as Heavily Indebted Poor Countries by the World Bank and the IMF. Still others have asked for information on structural adjustment programs. We will support these resolutions.

Justice for Indigenous Peoples

Shareholders have asked natural resource extraction companies to report on their operations on indigenous lands and to address the impact and implications of their activities on both the land and the people. Shareholders have also asked these companies to cease operations on indigenous lands that have an adverse environmental, socioeconomic, or human rights impact on the local population. We will support these resolutions.

Mexico — Maquiladoras

Maquiladoras are facilities operated by U.S. companies just south of the U.S.-Mexico border. There, Mexican workers — paid a fraction of what U.S. workers would require to subsist — assemble parts made in the U.S. and ship the finished goods north. Shareholders may ask management to:

•	Initiate a review of its maquiladora operations, addressing issues such as environmental health and safety, or fair employment and wage practices, as well as standards of living and community impact
•	Prepare a report with recommendations for changes in light of the findings

We will support these resolutions.

Money Laundering

In order to prevent money laundering, shareholders have asked financial institutions not to engage in financial transactions, including no correspondent or payable-through accounts, for any financial institution that is not willing to provide the identity and address of the participants in transactions or relationships or the identity of the beneficial ownership of funds. We will support these resolutions.

Nigeria, Chad, and Cameroon

Corruption and instability have historically plagued the governments of Nigeria, Chad, and Cameroon. Human rights groups have denounced these countries’ human rights records. Shareholders have asked companies with operations in these states to report on their businesses there and their relationships with the government, or to develop guidelines for their operations in that country. We will support these resolutions.

Northern Ireland — MacBride Principles

The International Commission of Jurists has cited employment discrimination as one of the major causes of conflict in Northern Ireland. Shareholders have asked companies to make all lawful efforts to implement and/or increase activity on each of the nine MacBride Principles (equal employment opportunity principles). We will support these resolutions.

Questionable Overseas Payments

U.S. corporations can provide valuable goods and services to developing countries that help them attain a higher standard of living. At the same time, corporations doing business in these countries must be certain they are not violating provisions of the Foreign Corrupt Practices Act that prohibit the accepting of bribes and other questionable payments. Shareholders have asked companies to audit their foreign contracts to assure that no violations of the Foreign Corrupt Practices Act are occurring. We will support these resolutions.

South Africa

We immediately answered Nelson Mandela’s October 1993 call to reinvest in South Africa by removing our prohibitions on investments in companies with operations there. However, pressure on American corporations with any business, even indirect, in South Africa remains an effective tool for human rights advocates. U.S. shareholders have advocated responsible investment in the country and have asked companies to commit themselves to uphold the South African Council of Churches Code of Conduct for corporations doing business there. We will support these resolutions.

Tibet

Since 1950, China has occupied Tibet. Human rights activists have protested China’s policies and practices in that country. From within Tibet there has been substantial opposition to Chinese rule. Shareholders have asked corporations to review plans for operating in Tibet in light of their policies on human rights. We will support these resolutions.

MILITARISM AND VIOLENCE

Commitment to Peace and to Planning for Peacetime Production

With the end of the Cold War, defense contractors should turn their attention to nonmilitary markets and to converting military technology to civilian uses. Shareholders have asked for reports on military sales, conversion of military production to civilian purposes, and diversification plans to civilian production. We will support these resolutions.

Handgun Sales

Violence in the U.S. has increasingly become a major concern. Tens of thousands of Americans die annually due to gunfire, including many children. Restricting easy access to guns is one way of reducing the possibility of gun violence. We will support resolutions that ask certain mainstream retail companies to stop selling handguns and related ammunition, and to return all handgun inventories and related ammunition to their manufacturers.

Violence in Television Programming and in Video Games

Children’s television programming recently set an all-time record of 32 violent acts per hour. By the time children finish elementary school, on average they have watched 8,000 murders and 100,000 acts of violence. Shareholders have asked media companies and program sponsors for reports on standards for television program production and mechanisms for monitoring violent programming. We will support these resolutions.

In addition, researchers have raised concern that playing violent video games may lead to violent behavior among children and adolescents. Shareholders have asked retailers to report on their marketing policies for violent video games. We will support these resolutions.

Workplace Violence

The Bureau of Labor Statistics Census of Fatal Occupational Injuries has documented the significant number of fatal work injuries caused by intentional acts of violence, particularly for female workers. In keeping with the recommendations of the U.S. Occupational Safety and Health Administration, shareholders have asked corporations to develop violence prevention programs in the workplace. We will support these resolutions.

TOBACCO

Insurance and Healthcare Companies Investing in Tobacco

Shareholders have asked insurance and healthcare company boards to report on the appropriateness of investments in the tobacco industry. They have also asked for reports on the impact of smoking on benefit payments for death, disease, and property loss. Shareholders have also asked insurance companies and healthcare providers not to invest in the stocks of tobacco companies. We will support these resolutions.

Limitation on Tobacco Sales to Minors and Others

In the United Kingdom, social investors with a tobacco screen eliminate supermarket chains because they sell cigarettes. U.S. investors have focused on tobacco product manufacturers, not retailers. (Domini Social Investments will not invest in corporations that derive more than 15% of their revenues from the sale of tobacco products.) However, U.S. shareholders have submitted resolutions asking management of grocery chains, convenience stores, service stations, and pharmacies to implement programs to ensure that they do not sell tobacco products to minors, to restrict the promotion and marketing of tobacco products both in the U.S. and abroad, and/or to stop selling them altogether. In addition, shareholders have asked tobacco companies (which the Domini 400 Social IndexSM does not include) to limit sales of tobacco products to youth in developing countries and to tie executive compensation to the company’s success in achieving federally mandated decreases in teen smoking. Shareholders have also asked tobacco companies to adopt a policy of alerting pregnant women to the dangers of smoking. We will support these resolutions.

Sales of Non-Tobacco Products to Tobacco Industry

Shareholders have asked companies making significant sales of non-tobacco products to the tobacco industry to study the effects of ending these transactions or to stop immediately. Shareholders have also asked companies to study the health impact of certain products sold to the tobacco industry that become part of tobacco products. We will support these resolutions.

Smoke-Free Restaurants

Exposure to secondhand smoke from cigarettes can be harmful to the health of nonsmokers. An increasing number of restaurants are banning smoking on their premises. Shareholders have asked restaurant companies to adopt a smoke-free policy. We will support these resolutions.

Tobacco Advertising

Tobacco is among the most heavily advertised products in the U.S. Shareholders have asked media companies that profit from cigarette advertising to do the following:

•	Develop policies and practices that would ensure that cigarette advertising is not manipulative or misleading
•	Voluntarily adopt the 1996 Food and Drug Administration regulations pertaining to tobacco advertising
•	Assure that tobacco ads are not youth-friendly
•	Assess the financial impact of refusing to run tobacco ads
•	Develop counter-tobacco ad campaigns funded from the revenues they receive from tobacco advertising
•	Prepare reports that address the media's role in encouraging smoking, particularly among children

Shareholders have also asked media firms to review and report on the ways in which smoking is portrayed in films and television programming. We will support these resolutions.

Tobacco Smoke in the Environment

The hazards of tobacco smoke in the environment — particularly indoors — are well documented. Shareholders have requested that a company refrain from efforts to undermine legislation geared toward restricting smoking in public places. Shareholders have also asked restaurant and airline companies to adopt smoke-free policies and they have requested that new fast-food franchises’ facilities be smoke-free. We will support these resolutions.

II.      Domini Social Investments’ Proxy Voting Procedures

These Procedures are designed to ensure that all proxies for which Domini Social Investments LLC (“Domini”) has voting authority are cast in the best interests of our clients and Domini Funds’ shareholders, to whom we owe a fiduciary duty.

Domini has contractually delegated the implementation of its voting policies to two unaffiliated third parties -- KLD Research & Analytics, Inc. (“KLD”) (for the Domini Social Equity Fund, Domini Institutional Social Equity Fund, and Domini Social Equity Portfolio, collectively, “the domestic equity funds”) and Social Investment Research Services (“SIRS”), a division of Institutional Shareholder Services (for the domestic equity funds and the Domini European Social Equity Fund), as described below. Domini retains oversight of the proxy voting function, and retains the authority to set voting policies and to vote the proxies of the Domini Funds. 1

Domini Social Investments

Primary responsibility for the proxy voting function at Domini rests with Domini’s General Counsel (“GC”). Domini’s primary responsibilities include the following:

1.

Developing the Proxy Voting Guidelines: These Guidelines, which set voting policies for all securities for which Domini has authority to vote, are updated on an annual basis (generally before the start of the proxy season in the spring), and from time to time as necessary, to reflect new issues raised by shareholder activists, regulatory changes and other developments.[2] Domini is also responsible for developing procedures and additional policies, where necessary, to ensure effective implementation of the Guidelines.

2.

Evaluation of vendors: To ensure that proxies are being voted in a timely fashion, and in accordance with the Guidelines, Domini will receive and review reports from SIRS on a quarterly and an as-needed basis.

3.	Identify and address conflicts of interest where they arise (See “Conflicts of Interest,” below)

4.

Determine how to vote in certain circumstances: Where the Guidelines are silent on an issue, where there are unique circumstances that require further examination, or where the Guidelines require a “case-by-case” analysis and KLD or SIRS do not have sufficient guidance to resolve the issue, Domini will determine how to vote.

In making these voting determinations, Domini may draw upon a variety of materials including, for example, SIRS analyses, KLD analyses, newspaper reports, academic studies, nongovernmental organizations with expertise in the particular issue being voted on, affected stakeholders, and corporate SEC filings, including management’s position on the issue in question.

_________________________

1 The Board of Trustees (“BOT”) of the Domini Funds has delegated the responsibility to vote proxies for the Funds to Domini Social Investments LLC, the Funds’ investment advisor (“Domini”), and to resolve conflicts of interest that may arise in the execution of the proxy voting function. The BOT reviews and adopts Domini’s Proxy Voting Policies and Procedures on an annual basis on behalf of the Funds, and receives quarterly reports from Domini regarding the execution of its proxy voting duties.

2 Domini applies one set of voting guidelines to all of its current clients. We are willing to work with reasonable special instructions from clients, subject to resource limitations and overall consistency with our investment approach.

5.

Reporting to Clients (where client is a fund, to the Domini Funds Board of Trustees): Domini is responsible for ensuring that the following reporting duties are performed: (a) Annual preparation and filing of Form N-PX, containing an annual record of all votes cast for each client. The Form will be posted to Domini’s website and on the SEC’s website at www.sec.gov; (b) Availability of Domini’s web page containing an ongoing record of all votes cast for the Domini Social Index Trust each year; (c) Responding to client requests for proxy voting information; (d) Annual review and update of proxy voting information in Form ADV, Part II, the Statement of Additional Information for the Domini Funds and the Funds’ shareholder reports; (e) Communication of material changes to the Policies or Procedures, (f) Ensuring that all new clients receive a copy of the most recent Form ADV, containing a concise summary of Domini’s proxy voting policies and procedures.

6.

Recordkeeping: Domini will maintain the following records: (a) the Procedures and Policies, as amended from time to time; (b) proxy statements received regarding client securities (via hard copies or electronic filings from the SEC’s EDGAR filing system held by SIRS); (c) records of votes cast on behalf of Domini clients (in conjunction with SIRS); (d) records of a client’s written request for information on how Domini voted proxies for the client, and any written response to an oral or written client request for such information; (e) any documents prepared or reviewed by Domini that were material to making a decision how to vote, or that memorialized the basis for that decision. These records will be maintained in an easily accessible location for at least five years from the end of the fiscal year during which the last entry was made on such record. For the first two years, such records will be stored at the offices of Domini Social Investments.

KLD Research & Analytics, Inc. (“KLD”)

With respect to the domestic equity funds, Domini has delegated day-to-day responsibility for the implementation of its Guidelines to its social research provider, KLD. KLD owns and maintains the Domini 400 Social Index,SM the index upon which the Domini Social Equity Fund® is based. KLD is responsible for reviewing SIRS’ voting recommendations for each proposal before the vote is cast. KLD has authority to override SIRS’ recommendation if it believes that the recommendation is inconsistent with Domini’s Guidelines.

Where issues arise that are not explicitly addressed by the Guidelines, KLD has discretion to determine positions that it believes are in the spirit of the Guidelines and the social and environmental standards applied to the Domini Funds. In some cases, KLD will seek guidance from Domini. In certain special circumstances, KLD has been instructed by Domini to defer the decision to Domini for review.

KLD assists in the development of Domini’s Guidelines and works with SIRS on their implementation.

In an effort to enhance the influence of Domini’s proxy voting, KLD sends letters on behalf of the Domini Funds to corporations, including whenever it votes against a board slate due to a lack of diversity. KLD is not involved in voting proxies for the Domini European Social Equity Fund.

Social Investment Research Services (“SIRS”)

SIRS, and the clients’ custodian, monitor corporate events. SIRS also makes voting recommendations based on Domini’s Guidelines, and casts the votes for Domini’s clients. SIRS is also responsible for maintaining complete records of all votes cast, including hard copies of all proxies received, preparing voting reports for Domini, and maintaining Domini’s Web page containing an ongoing record of all votes cast for the Domini Social Index Trust each year. On occasion, SIRS provides consulting services to Domini on the development of proxy voting policies. SIRS provides analyses of each issue to be voted on, and makes recommendations based on Domini’s Guidelines.

Conflicts of Interest

Although Domini Social Investments does not currently manage any pension plans, administer employee benefit plans, or provide brokerage, underwriting, insurance or banking services, there are occasions where potential conflicts of interest may arise. For example, potential conflicts of interest may present themselves when the following occurs:

•	A Domini fund is included in the 401(k) plan of a client holding, or Domini may be actively seeking to have one of its funds included in the 401(k) plan of a client holding.
•	A significant vendor, business partner, client or Fund shareholder may have a vested interest in the outcome of a proxy vote.
•

A Domini executive or an individual involved in the proxy voting function may have a personal or business relationship with the proponent of a shareholder proposal or an issuer, or may otherwise have a vested interest in the outcome of a proxy vote.

Our proxy voting policies and procedures are designed to ensure that all proxies are voted in the best interests of all of our clients and Fund shareholders by isolating the proxy voting function from any potential conflicts of interest. For example:

•	The majority of our Guidelines are predetermined, meaning that they outline an issue and determine a specific vote. With few exceptions, these policies are applied as drafted.
•	Our policies are implemented by unaffiliated third parties that are generally not privy to the business or personal relationships that may present a conflict of interest.

In most instances, therefore, votes are cast according to predetermined policies, and potential conflicts of interest cannot influence the outcome of our voting decisions. There are, however, several voting guidelines that require a case-by-case determination, and other instances where we may vary from our predetermined policies where we believe it is in our clients and Fund shareholders’ best interests to do so.

Where a proxy voting decision is decided in-house by Domini, the following procedures have been adopted to ensure that conflicts of interest are identified and appropriately addressed:

1.

Any Domini employee involved in a voting decision is directed to identify any conflicts of interest he or she is aware of, including any contacts from outside parties or other members of Domini’s staff or management team regarding the proxy issue in question.

2.	If conflicts are identified, and they are of a personal nature, that individual will be asked to remove himself or herself from the decision-making process.

3.

Domini is a relatively small firm, and it is not possible to completely insulate decision-makers from all potential conflicts of interest relating to Domini’s business. If the conflicts are related to Domini’s business, therefore, Domini will do the following:

a)

Where practical, present the conflict to the client and seek guidance or consent to vote the proxy (where the client is a mutual fund, Domini will seek guidance from the Domini Funds’ independent trustees.)[3]

_________________________

3 In some cases, disclosure of the specific nature of the conflict may not be possible because disclosure is prohibited by Domini’s privacy policy (where, for example, the conflict concerns a client or Fund shareholder) or may not otherwise be in the best interests of a Domini client, disclosure may violate other confidentiality obligations of the firm, or the information to be disclosed may be proprietary and place Domini at a competitive disadvantage. In such cases, we will discuss the situation with the client and seek guidance.

b)

Where Domini is unable to pursue (a), above, or at the direction of the client, Domini will delegate the decision to KLD or SIRS to cast the vote. Domini will take all necessary steps to insulate KLD and SIRS from knowledge of the specific nature of the conflict so as not to influence the voting decision.

c)	Domini will keep records of how the conflict was identified and what resolution was reached. These records will be available for review at the client’s request.

These policies and procedures are subject to change without notice. They will be reviewed, and updated where necessary, on at least an annual basis and will be posted to Domini’s website at www.domini.com/proxyvoting.html.

PART C

Item 23.	Exhibits

(2)	a(1)	Second Amended and Restated Declaration of Trust of the Registrant
(5)	a(2)	Amendment to Declaration of Trust of the Registrant
(5)	b	Amended and Restated By-Laws of the Registrant
(5)	d(1)	Amended and Restated Management Agreement between the Registrant and Domini Social Investments LLC ("Domini")
(2)	d(2)	Submanagement Agreement between Domini and SSgA Funds Management, Inc. ("SSgA")
(5)	d(3)	Submanagement Agreement between Domini and Wellington Management Company, LLP (“Wellington”)
(5)	e	Amended and Restated Placement Agent Agreement with DSIL Investment Services LLC ("DSILD"), as placement agent
(1)	g(1)	Custodian Agreement between the Registrant and Investors Bank & Trust Company ("IBT"), as custodian and transfer agent
(3)	g(2)	Amendment to the Custodian Agreement between the Registrant and IBT, as custodian
(3)	g(3)	Amendment to the Custodian Agreement between the Registrant and IBT, as custodian
(5)	g(4)	Amendment to Custodian Agreement between the Registrant and IBT, as custodian
	g(5)	Delegation Agreement between the Registrant and IBT, as foreign custodian
	j	Consent of Independent Registered Public Accounting Firm
(5)	p(1)	Code of Ethics of the Registrant, Domini Social Investment Trust, Domini Institutional Trust, and Domini Advisor Trust
(5)	p(2)	Code of Ethics of Domini and DSILD
(4)	p(3)	Code of Ethics of SSgA
(5)	p(4)	Code of Ethics of Wellington
(4)	q	Power of Attorney

_______________________

(1)	Incorporated by reference from Amendment No. 8 to the Registrant's Registration Statement as filed with the Securities and Exchange Commission (the “SEC”) on October 22, 1997.
(2)	Incorporated by reference from Amendment No. 13 to the Registrant's Registration Statement as filed with the SEC on May 29, 2001.
(3)	Incorporated by reference from Amendment No. 18 to the Registrant's Registration Statement as filed with the SEC on November 26, 2003.
(4)	Incorporated by reference from Amendment No. 19 to the Registrant's Registration Statement as filed with the SEC on November 24, 2004.
(5)	Incorporated by reference from Amendment No. 20 to the Registrant's Registration Statement as filed with the SEC on September 1, 2005.
Item 24.	Persons Controlled by or under Common Control with Registrant

Not applicable.
Item 25.	Indemnification

Reference is hereby made to Article V of the Registrant's Second Amended and Restated Declaration of Trust incorporated herein by reference.

The Trustees and officers of the Registrant and the personnel of the Registrant's manager are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

Item 26.	Business and Other Connections of Investment Adviser

Domini Social Investments LLC ("Domini") is a Massachusetts limited liability company with offices at 536 Broadway, 7th Floor, New York, New York 10012, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The members of Domini are James E. Brooks; Amy L. Domini; Steven D. Lydenberg; Jotham C. Kinder; John G. Kinder; Dal LaMagna; Committed Capital, LLC; and Domini Holdings LLC. The officers of Domini are as follows:

Name and Position with Domini	Other Business, Profession, Vocation or Employment During the Past Two Fiscal Years	Principal Business Address
Amy L. Domini Chief Executive Officer	Private Trustee, Loring, Wolcott & Coolidge Office (fiduciary)	230 Congress Street Boston, MA 02110
	Manager, DSIL Investment Services LLC (broker-dealer); Manager, Domini Holdings LLC (holding company)	536 Broadway, 7th Floor New York, NY 10012
Carole M. Laible President and Chief Operating Officer	President, CEO, Chief Compliance Officer, Chief Financial Officer, Secretary, and Treasurer, DSIL Investment Services LLC (broker-dealer)	536 Broadway, 7th Floor New York, NY 10012
Steven D. Lydenberg Chief Investment Officer	Director, KLD Research & Analytics, Inc. (social research provider) (until 2003)	536 Broadway, 7th Floor New York, NY 10012

SSgA Funds Management, Inc. ("SSgA") is a wholly owned subsidiary of State Street Corporation, with its main offices at State Street Financial Center, One Lincoln Street, Boston, MA 02111. SSgA is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The directors and officers of SSgA are:

Name and Position with SSgA	Other Business, Profession, Vocation, or Employment During the Past Two Fiscal Years	Principal Business Address

James Ross President & Director	Principal, State Street Global Advisors, a division of State Street Bank and Trust Company	State Street Financial Center One Lincoln Street Boston, MA 02111

Thomas P. Kelly Treasurer	Principal and Comptroller, State Street Global Advisors, a division of State Street Bank and Trust Company	State Street Financial Center One Lincoln Street Boston, MA 02111

Mark J. Duggan Chief Legal Officer	Principal and Associate Counsel, State Street Global Advisors, a division of State Street Bank and Trust Company	State Street Financial Center One Lincoln Street Boston, MA 02111

Peter A. Ambrosini Chief Compliance Officer	Senior Principal and Chief Compliance and Risk Management Officer, State Street Global Advisors, a division of State Street Bank and Trust Company	State Street Financial Center One Lincoln Street Boston, MA 02111

Mitchell H. Shames Director	Senior Principal and Chief Counsel, State Street Global Advisors, a division of State Street Bank and Trust Company	State Street Financial Center One Lincoln Street Boston, MA 02111

Peter G. Leahy Director	Senior Principal, State Street Global Advisors, a division of State Street Bank and Trust Company	State Street Financial Center One Lincoln Street Boston, MA 02111

The principal business address of Wellington Management Company, LLP (“Wellington Management”) is 75 State Street, Boston, MA 02109. Wellington Management is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The partners and managing partners of Wellington Management are as follows:

Name and Position with Wellington Management	Name of Other Company	Connection with Other Company

Kenneth L. Abrams Partner	--	--

Nicholas C. Adams Partner	--	--

Deborah L. Allinson Partner	--	--

Steven C. Angeli Partner	--	--

James H. Averill Partner	--	--

John F. Averill Partner	--	--

Karl E. Bandtel Partner	--	--

David W. Barnard Partner	--	--

Mark J. Beckwith Partner	--	--

James A. Bevilacqua Partner	--	--

Kevin J. Blake Partner	--	--

William N. Booth Partner	--	--

John A. Boselli Partner	--	--

Michael J. Boudens Partner	--	--

Edward P. Bousa Partner	--	--

John V. Brannen Partner	--	--

Paul Braverman Partner	--	--

Robert A. Bruno Partner	--	--

Michael T. Carmen Partner	--	--

Maryann E. Carroll Partner	--	--

William R.H. Clark Partner	--	--

Cynthia M. Clarke Partner	--	--

Richard M. Coffman Partner	--	--

John DaCosta Partner	--	--

Pamela Dippel Partner	--	--

Scott M. Elliott Partner	--	--

Robert L. Evans Partner	--	--

David R. Fassnacht Partner	--	--

Hollis French Partner	--	--

Lisa D. Finkel Partner	--	--

Mark A. Flaherty Partner	--	--

Laurie A. Gabriel Managing Partner	--	--

Ann C. Gallo Partner	--	--

Bruce L. Glazer Partner	--	--

Subbiah Gopalraman Partner	--	--

Paul J. Hamel Partner	--	--

William J. Hannigan Partner	--	--

Lucius T. Hill, III Partner	--	--

James P. Hoffmann Partner	--	--

Jean M. Hynes Partner	--	--

Steven T. Irons Partner	--	--

Mark D. Jordy Partner	--	--

Paul D. Kaplan Partner	--	--

Lorraine A. Keady Partner	--	--

John C. Keogh Partner	--	--

George C. Lodge, Jr. Partner	--	--

Nancy T. Lukitsh Partner	--	--

Mark T. Lynch Partner	--	--

Norman L. Malcolm Partner	--	--

Mark D. Mandel Partner	--	--

Christine S. Manfredi Partner	--	--

Lucinda M. Marrs Partner	--	--

Earl E. McEvoy Partner	--	--

Matthew E. Megargel Partner	--	--

James N. Mordy Partner	--	--

Diane C. Nordin Partner	--	--

Stephen T. O’Brien Partner	--	--

Andrew S. Offit Partner	--	--

Edward P. Owens Partner	--	--

Saul J. Pannell Partner	--	--

Thomas L. Pappas Partner	--	--

Jonathan M. Payson Partner	--	--

Philip H. Perelmuter Partner	--	--

Robert D. Rands Partner	--	--

Jamie A. Rome Partner	--	--

James A. Rullo Partner	--	--

John R. Ryan Managing Partner	--	--

Joseph H. Schwartz Partner	--	--

James H. Shakin Partner	--	--

Theodore E. Shasta Partner	--	--

Andrew J. Shilling Partner	--	--

Binkley C. Shorts Partner	--	--

Scott E. Simpson Partner	--	--

Trond Skramstad Partner	--	--

Stephen A. Soderberg Partner	--	--

Haluk Soykan Partner	--	--

Kent M. Stahl Partner	--	--

Eric Stromquist Partner	--	--

Brendan J. Swords Partner	--	--

Harriett T. Taggart Partner	--	--

Frank L. Teixeira Partner	--	--

Perry M. Traquina Managing Partner	--	--

Nilesh P. Undavia Partner	--	--

Kim Williams Partner	--	--

Itsuki Yamashita Partner	--	--

David S. Zimble Partner	--	--

Item 27.	Principal Underwriters
(a)

DSIL Investment Services LLC is the placement agent for the Registrant. DSIL Investment Services LLC serves as the distributor for the following other registered investment companies: Domini Social Equity Fund, Domini Social Bond Fund, Domini European Social Equity Fund, Domini Institutional Social Equity Fund, Domini Social Equity Portfolio, and Domini European Social Equity Portfolio.

(b)

The information required by this Item 27 with respect to each manager or officer of DSIL Investment Services LLC is incorporated herein by reference from Schedule A of Form BD (File No. 008-44763) as filed by DSIL Investment Services LLC pursuant to the Securities Exchange Act of 1934, as amended.

(c)	Not applicable.
Item 28.	Location of Accounts and Records

The accounts and records of the Registrant are located, in whole or in part, at the offices of the Registrant and at the following locations:

Name:	Address:
Domini Social Investments LLC	536 Broadway, 7th Floor
(manager)	New York, NY 10012
SSgA Funds Management, Inc.	State Street Financial Center
(submanager)	One Lincoln Street
Boston, MA 02111

Wellington Management Company, LLP	75 State Street
(submanager)	Boston, MA 02109
DSIL Investment Services LLC	536 Broadway, 7th Floor
(placement agent)	New York, NY 10012
Investors Bank & Trust Company	200 Clarendon Street

(custodian, transfer agent, and foreign custodian)		Boston, MA 02116
Item 29.	Management Services
Not applicable.
Item 30.	Undertakings
Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York and the State of New York on the 30th day of November, 2005.

DOMINI SOCIAL TRUST

By: /s/ Amy L. Domini

Amy L. Domini
President

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

g(5)	Delegation Agreement between the Registrant and IBT, as foreign custodian
j	Consent of Independent Registered Public Accounting Firm